                                   EXHIBIT 4.1



================================================================================


                           LOAN AND SECURITY AGREEMENT

                         Dated as of September 30, 1999

                                      Among

                              NETOPTIX CORPORATION

                         AND CERTAIN OF ITS SUBSIDIARIES

                          (collectively, the Borrowers)

                   THE LENDERS FROM TIME TO TIME PARTY HERETO

                                  (the Lenders)

                                       and

                     DEUTSCHE FINANCIAL SERVICES CORPORATION

                                   (the Agent)



================================================================================

                                TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS..................................................................................................1

   SECTION 1.1    DEFINITIONS............................................................................................1
   SECTION 1.2    RULES OF CONSTRUCTION.................................................................................22
   SECTION 1.3    ANNEXES, EXHIBITS AND SCHEDULES.......................................................................23

ARTICLE 2 - REVOLVING CREDIT FACILITY...................................................................................23

A.  REVOLVING CREDIT FACILITY...........................................................................................23

   SECTION 2A.1   REVOLVING CREDIT LOANS................................................................................23
   SECTION 2A.2   MANNER OF BORROWING REVOLVING CREDIT LOANS............................................................24
   SECTION 2A.3   REPAYMENT OF REVOLVING CREDIT LOANS...................................................................25
   SECTION 2A.4   REVOLVING CREDIT NOTES................................................................................25
   SECTION 2A.5   EXTENSION OF FACILITY.................................................................................25
   SECTION 2A.6   LETTERS OF CREDIT.....................................................................................25
   SECTION 2A.7   MANDATORY REPAYMENTS..................................................................................26

B.  TERM LOAN FACILITY..................................................................................................27

   SECTION 2B.1   EQUIPMENT ACQUISITION LOANS...........................................................................27
   SECTION 2B.2   MANNER OF BORROWING EQUIPMENT ACQUISITION LOANS.......................................................28
   SECTION 2B.3   REPAYMENT OF EQUIPMENT ACQUISITION LOANS..............................................................28
   SECTION 2B.4   EQUIPMENT ACQUISITION NOTES...........................................................................29
   SECTION 2B.5   PREPAYMENT OF EQUIPMENT ACQUISITION LOANS.............................................................29

ARTICLE 3 - GENERAL LOAN PROVISIONS.....................................................................................30

   SECTION 3.1    INTEREST..............................................................................................30
   SECTION 3.2    CERTAIN FEES..........................................................................................31
   SECTION 3.3    MANNER OF PAYMENT.....................................................................................32
   SECTION 3.4    GENERAL...............................................................................................33
   SECTION 3.5    LOAN ACCOUNTS; STATEMENTS OF ACCOUNTS.................................................................33
   SECTION 3.6    TERMINATION OF AGREEMENT..............................................................................33
   SECTION 3.7    MAKING OF LOANS.......................................................................................34
   SECTION 3.8    SETTLEMENT AMONG LENDERS..............................................................................36
   SECTION 3.10   PAYMENTS NOT AT END OF INTEREST PERIOD; FAILURE TO BORROW.............................................39
   SECTION 3.11   ASSUMPTIONS CONCERNING FUNDING OF LIBOR LOANS.........................................................40
   SECTION 3.12   NOTICE OF CONVERSION OR CONTINUATION..................................................................40
   SECTION 3.13   CONVERSION OR CONTINUATION............................................................................40
   SECTION 3.14   DURATION OF INTEREST PERIODS; MAXIMUM NUMBER OF LIBOR LOANS; MINIMUM INCREMENTS.......................41
   SECTION 3.15   CHANGED CIRCUMSTANCES.................................................................................41
   SECTION 3.16   BORROWERS' AGENT......................................................................................43
   SECTION 3.17   JOINT AND SEVERAL LIABILITY...........................................................................43
   SECTION 3.18   U.S. OBLIGATIONS ABSOLUTE.............................................................................44
   SECTION 3.19   WAIVER OF SURETYSHIP DEFENSES.........................................................................44
   SECTION 3.20   CONTRIBUTION AND INDEMNIFICATION AMONG THE U.S. BORROWERS.............................................45
   SECTION 3.21   TAXES.................................................................................................45

ARTICLE 4 - CONDITIONS PRECEDENT........................................................................................45

   SECTION 4.1    CONDITIONS PRECEDENT TO INITIAL LOANS.................................................................45
   SECTION 4.2    ALL LOANS.............................................................................................49

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE BORROWERS.............................................................49

   SECTION 5.1    REPRESENTATIONS AND WARRANTIES........................................................................49

ARTICLE 6 - SECURITY INTEREST...........................................................................................55

   SECTION 6.1    SECURITY INTEREST.....................................................................................55
   SECTION 6.2    CONTINUED PRIORITY OF SECURITY INTEREST...............................................................55

ARTICLE 7 - COLLATERAL COVENANTS........................................................................................56

   SECTION 7.1    COLLECTION OF RECEIVABLES.............................................................................56
   SECTION 7.2    VERIFICATION AND NOTIFICATION.........................................................................56
   SECTION 7.3    DISPUTES, RETURNS AND ADJUSTMENTS.....................................................................57
   SECTION 7.4    INVOICES..............................................................................................57
   SECTION 7.5    DELIVERY OF INSTRUMENTS...............................................................................57
   SECTION 7.6    SALES OF INVENTORY....................................................................................57
   SECTION 7.7    RETURNED GOODS........................................................................................57
   SECTION 7.8    OWNERSHIP AND DEFENSE OF TITLE........................................................................57
   SECTION 7.9    INSURANCE.............................................................................................58
   SECTION 7.10   LOCATION OF OFFICES AND COLLATERAL....................................................................59
   SECTION 7.11   RECORDS RELATING TO COLLATERAL........................................................................59
   SECTION 7.12   INSPECTION............................................................................................59
   SECTION 7.13   MAINTENANCE OF EQUIPMENT..............................................................................60
   SECTION 7.14   COLLATERAL REPORTS....................................................................................60
   SECTION 7.15   OTHER INFORMATION AND REPORTS.........................................................................61
   SECTION 7.16   POWER OF ATTORNEY.....................................................................................61

ARTICLE 8 - AFFIRMATIVE COVENANTS.......................................................................................62

   SECTION 8.1    PRESERVATION OF CORPORATE EXISTENCE AND SIMILAR MATTERS...............................................62
   SECTION 8.2    COMPLIANCE WITH APPLICABLE LAW........................................................................62
   SECTION 8.3    CONDUCT OF BUSINESS...................................................................................62
   SECTION 8.4    PAYMENT OF TAXES AND CLAIMS...........................................................................62
   SECTION 8.5    ACCOUNTING METHODS AND FINANCIAL RECORDS..............................................................62
   SECTION 8.6    USE OF PROCEEDS.......................................................................................62
   SECTION 8.7    HAZARDOUS WASTE AND SUBSTANCES; ENVIRONMENTAL REQUIREMENTS............................................63
   SECTION 8.8    ACCURACY OF INFORMATION...............................................................................63
   SECTION 8.9    YEAR 2000 COMPLIANCE..................................................................................63
   SECTION 8.10   REVISIONS OR UPDATES TO SCHEDULES.....................................................................63
   SECTION 8.11   ADDITIONAL REAL ESTATE AND LEASES.....................................................................63
   SECTION 8.12   ADDITIONAL BORROWERS..................................................................................64
   SECTION 8.13   SYNDICATION...........................................................................................64
   SECTION 8.14   SURVEY AND RELATED MATTERS............................................................................64
   SECTION 8.15   LIMITS ON CERTAIN SUBSIDIARY ACTIVITIES...............................................................64

ARTICLE 9 - INFORMATION.................................................................................................65

   SECTION 9.1    FINANCIAL STATEMENTS..................................................................................65
   SECTION 9.2    ACCOUNTANTS' CERTIFICATE..............................................................................65
   SECTION 9.3    OFFICER'S CERTIFICATE.................................................................................66
   SECTION 9.4    COPIES OF OTHER REPORTS...............................................................................66
   SECTION 9.5    NOTICE OF LITIGATION AND OTHER MATTERS................................................................66
   SECTION 9.6    ERISA.................................................................................................67

ARTICLE 10 - NEGATIVE COVENANTS.........................................................................................67

   SECTION 10.1   FINANCIAL RATIOS......................................................................................67
   SECTION 10.2   INDEBTEDNESS..........................................................................................68
   SECTION 10.3   GUARANTIES............................................................................................68
   SECTION 10.4   INVESTMENTS...........................................................................................69
   SECTION 10.5   CAPITAL EXPENDITURES..................................................................................69

   SECTION 10.6   RESTRICTED DISTRIBUTIONS AND PAYMENTS, ETC............................................................69
   SECTION 10.7   MERGER, CONSOLIDATION AND SALE OF ASSETS..............................................................69
   SECTION 10.8   TRANSACTIONS WITH AFFILIATES..........................................................................69
   SECTION 10.9   LIENS.................................................................................................69
   SECTION 10.10  OPERATING LEASES......................................................................................69
   SECTION 10.11  BENEFIT PLANS.........................................................................................70
   SECTION 10.12  SALES AND LEASEBACKS..................................................................................70
   SECTION 10.13  AMENDMENTS OF OTHER AGREEMENTS........................................................................70
   SECTION 10.14  MINIMUM AVAILABILITY..................................................................................70
   SECTION 10.15  FISCAL YEAR END.......................................................................................70

ARTICLE 11 - DEFAULT....................................................................................................70

   SECTION 11.1   EVENTS OF DEFAULT.....................................................................................70
   SECTION 11.2   REMEDIES..............................................................................................73
   SECTION 11.3   APPLICATION OF PROCEEDS...............................................................................75
   SECTION 11.4   POWER OF ATTORNEY.....................................................................................76
   SECTION 11.5   MISCELLANEOUS PROVISIONS CONCERNING REMEDIES..........................................................76
   SECTION 11.6   TRADEMARK LICENSE.....................................................................................77

ARTICLE 12 - ASSIGNMENTS................................................................................................77

   SECTION 12.1     SUCCESSORS AND ASSIGNS; PARTICIPATIONS..............................................................77
   SECTION 12.2     REPRESENTATION OF LENDERS...........................................................................79

ARTICLE 13 - AGENT

   SECTION 13.1     APPOINTMENT OF AGENT................................................................................80
   SECTION 13.2     DELEGATION OF DUTIES................................................................................80
   SECTION 13.3     EXCULPATORY PROVISIONS..............................................................................80
   SECTION 13.4     RELIANCE BY AGENT...................................................................................81
   SECTION 13.5     NOTICE OF DEFAULT...................................................................................81
   SECTION 13.6     NON-RELIANCE ON AGENT AND OTHER LENDERS.............................................................81
   SECTION 13.7     INDEMNIFICATION.....................................................................................82
   SECTION 13.8     AGENT IN ITS INDIVIDUAL CAPACITY....................................................................82
   SECTION 13.9     SUCCESSOR AGENT.....................................................................................82
   SECTION 13.10    NOTICES FROM AGENT TO LENDERS.......................................................................83
   SECTION 13.11    FIELD EXAMINATION REPORTS; DISCLAIMER BY LENDERS....................................................83

ARTICLE 14 - GUARANTEE

   SECTION 14.1     GUARANTEE...........................................................................................83
   SECTION 14.2     OBLIGATIONS UNCONDITIONAL...........................................................................83
   SECTION 14.3     WAIVER OF SURETYSHIP DEFENSES.......................................................................84
   SECTION 14.4     REINSTATEMENT.......................................................................................84
   SECTION 14.5     REMEDIES............................................................................................84

ARTICLE 15 - MISCELLANEOUS..............................................................................................85

   SECTION 15.1   NOTICES...............................................................................................85
   SECTION 15.2   EXPENSES..............................................................................................86
   SECTION 15.3   STAMP AND OTHER TAXES.................................................................................87
   SECTION 15.4   SETOFF................................................................................................87
   SECTION 15.5   LITIGATION............................................................................................87
   SECTION 15.6   WAIVER OF RIGHTS......................................................................................88
   SECTION 15.7   REVERSAL OF PAYMENTS..................................................................................88
   SECTION 15.8   ACCOUNTING MATTERS....................................................................................89
   SECTION 15.9   AMENDMENTS............................................................................................89

   SECTION 15.10  PERFORMANCE OF BORROWER'S DUTIES......................................................................90
   SECTION 15.11  INDEMNIFICATION.......................................................................................90
   SECTION 15.12  ALL POWERS COUPLED WITH INTEREST......................................................................90
   SECTION 15.13  SURVIVAL..............................................................................................90
   SECTION 15.14  SEVERABILITY OF PROVISIONS............................................................................91
   SECTION 15.15  GOVERNING LAW.........................................................................................91
   SECTION 15.16  COUNTERPARTS..........................................................................................91
   SECTION 15.17  REPRODUCTION OF DOCUMENTS.............................................................................91
   SECTION 15.18  NO ORAL AGREEMENTS....................................................................................91
   SECTION 15.19  USE OF COUNSEL AND RECEIPT OF AGREEMENT...............................................................91
   SECTION 15.20  FACSIMILES, ETC.......................................................................................92
   SECTION 15.21  PRO-RATA PARTICIPATION................................................................................92
   SECTION 15.22  JUDGMENT CURRENCY.....................................................................................92
   SECTION 15.23  RELEASES..............................................................................................93
   SECTION 15.24  WAIVER OF CONSEQUENTIAL DAMAGES, ETC..................................................................94

                         ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A                      COMMITMENTS
ANNEX B                      PRICING MATRIX

EXHIBIT A-1                  FORM OF REVOLVING CREDIT NOTE
EXHIBIT A-2                  FORM OF EQUIPMENT ACQUISITION NOTE
EXHIBIT B-1                  FORM OF BORROWING BASE CERTIFICATE
EXHIBIT B-2                  OPENING BORROWING BASE CERTIFICATE
EXHIBIT C                    FORM OF NOTICE OF BORROWING
EXHIBIT D-1                  BALANCE SHEET
EXHIBIT D-2                  PROJECTED FINANCIAL STATEMENTS
EXHIBIT E                    FORM OF SETTLEMENT REPORT
EXHIBIT F                    FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT G                    FORM OF JOINDER AGREEMENT
EXHIBIT H                    SURVEY REQUIREMENTS

SCHEDULE 5.1(a)              Jurisdictions in Which Borrowers are Qualified as a
                              Foreign Corporation
SCHEDULE 5.1(b)              Borrowers' Capital Stock
SCHEDULE 5.1(e)              Borrowers' Business
SCHEDULE 5.1(f)              Exceptions to Governmental Approvals
SCHEDULE 5.1(g)              Title Exceptions and Defects
SCHEDULE 5.1(h)              Liens
SCHEDULE 5.1(i)              Indebtedness for Money Borrowed and Guaranties
SCHEDULE 5.1(j)              Litigation
SCHEDULE 5.1(k)              Tax Returns and Payments
SCHEDULE 5.1(o)              ERISA
SCHEDULE 5.1(t)              Location of Chief Executive Office
SCHEDULE 5.1(u)              Locations of Inventory
SCHEDULE 5.1(v)              Locations of Equipment
SCHEDULE 5.1(x)              Corporate and Fictitious Names
SCHEDULE 5.1(aa)             Employee Relations
SCHEDULE 5.1(bb)             Intellectual Property
SCHEDULE 5.1(cc)             Real Estate

                           LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into as of this 30th day of September, 1999 among NETOPTIX CORPORATION, formerly known as Galileo Corporation, a Delaware corporation ("Parent"), OPTICAL FILTER CORPORATION, a Delaware corporation ("OFC"), LEISEGANG MEDICAL, INC., a Florida corporation ("Leisegang"), FMS HYALIT ASSET MANAGEMENT GMBH, a German corporation (the "German Borrower"), the lenders from time to time party hereto, and DEUTSCHE FINANCIAL SERVICES CORPORATION, a Nevada corporation, as agent for the Lenders (the "Agent").

                                   WITNESSETH:
                                   ----------

     WHEREAS, the Borrowers (as such term and other capitalized terms are defined in SECTION 1.1) have requested that the Agent and the Lenders provide certain loans and other financial accommodations to the Borrowers; and

     WHEREAS, in order to utilize the financial powers of each Borrower in the most efficient and economical manner, the Borrowers have requested that the Lenders extend financial accommodations to the Borrowers on a combined basis in accordance with the provisions set forth in this Agreement; and

     WHEREAS, the Borrowers' business is a mutual and collective enterprise and the Borrowers believe that the consolidation of all loans and other financial accommodations under this Agreement will enhance the aggregate borrowing powers of the Borrowers and facilitate the administration of their loan relationship with the Agent and the Lenders, all to the mutual advantage of the Borrowers; and

     WHEREAS, each Borrower acknowledges that it will receive substantial direct and indirect benefits by reason of the making of loans and other financial accommodations to the other Borrowers as provided in this Agreement, by virtue of the Borrowers' various inter-relationships as joint guarantors or joint obligors and the beneficiaries thereof, as lessors and lessees, as suppliers and customers, and as joint venturers; and

     WHEREAS, the Agent's and the Lenders' willingness to extend financial accommodations to the Borrowers, and to administer each Borrower's collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to the Borrowers and at the Borrowers' request and in furtherance of the Borrowers' mutual and collective enterprise.

     NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements contained herein, the Borrowers, the Lenders and the Agent hereby agree as follows:

                             ARTICLE 1 - DEFINITIONS

     Section 1.1    DEFINITIONS. For the purposes of this Agreement:

     "ACCOUNT DEBTOR" means a Person who is obligated on a Receivable.

     "ACQUIRE", as applied to any Business Unit or Investment, means the acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

     "AFFILIATE" means, with respect to a Person, (a) any executive officer, director or managing agent of such Person, and (b) any other Person that, (i) directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other voting interest of such Person or any Subsidiary of such Person, or (iii) 10% or more of the voting stock or partnership or other voting interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise.

     "AGENT" has the meaning set forth in the preamble hereto, and shall include any successor Agent pursuant to SECTION 13.9.

     "AGENT'S OFFICE" means the office of the Agent specified in or determined in accordance with the provisions of SECTION 15.1(C).

     "AGREEMENT" means this Agreement, including the Exhibits, Annexes and Schedules hereto, and all amendments, modifications and supplements hereto and thereto and restatements hereof and thereof.

     "AGREEMENT DATE" means the date as of which this Agreement is dated.

     "ALTERNATE CURRENCY" means, prior to the date on which the Euro becomes the single lawful currency of Germany, DM, and, on and after the date on which the Euro becomes the single lawful currency of Germany, the Euro.

     "ALTERNATE CURRENCY EQUIVALENT" means, as of any date of determination, the equivalent in the Alternate Currency of an amount in Dollars or in Dollars of an amount in the Alternate Currency, determined at the rate of exchange appearing on Bloomberg Page BBAM (or any successor page) as the applicable exchange rate at approximately 11:00 a.m. on the date of determination.

     "ALTERNATE CURRENCY LIBOR LOAN" means each LIBOR Loan which is a German Equipment Acquisition Loan.

     "ANDLINGER" means Andlinger Capital XIII LLC, a Connecticut limited liability company.

     "APPLICABLE MARGIN" means, as to (a) Prime Rate Revolving Credit Loans, 1.50%, (b) LIBOR Revolving Credit Loans, 2.50%, (c) Prime Rate Equipment Acquisition Loans, 2.00%, and (d) LIBOR Equipment Acquisition Loans, 3.00%, in each case as adjusted in accordance with the performance pricing matrix set forth on ANNEX B attached hereto based upon the ratio of Senior Funded Indebtedness of the Borrowers and their consolidated Subsidiaries as of the applicable fiscal quarter end to EBITDA of the Borrowers and their consolidated Subsidiaries for the four fiscal quarters then ending. Adjustments to the Applicable Margin shall be effective as of (i) the first day of the calendar month which begins at least 10 days after the Agent's receipt of the Borrowers' audited financial statements as of each fiscal year end (commencing with the fiscal year ending on September 30, 2000) in conformance with SECTION 9.1(A), together with the accountant's certificate described in SECTION 9.2 setting forth the calculations necessary to determine the ratio referred to above, and
(ii) the first day of the calendar month which begins at least 10 days after the Agent's receipt of the Borrowers' financial statements as of the last day of each subsequent fiscal quarter in conformance with SECTION 9.1(B), together with the officer's certificate described in SECTION 9.3 setting forth the calculations necessary to determine the ratio referred to above; PROVIDED no decrease in the Applicable Margin shall be made if a Default or Event of Default exists as of the effective date of such scheduled adjustment.

     "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance in the form attached hereto as EXHIBIT F assigning all or a portion of a Lender's interests, rights and obligations under this Agreement pursuant to SECTION 12.1.

     "AVAILABILITY" means, as of the date of determination, the Borrowing Base less the outstanding principal balance of all Revolving Credit Loans hereunder as of such date.

     "BANK BOSTON GUARANTY" means Payment Guaranty Number 223340 in the face amount of DM 445,000 issued by BankBoston, N.A. in favor of Deutsche Industriebank AG, together with any replacements thereof in an amount not to exceed DM 445,000.

     "BENEFIT PLAN" means an employee benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which a Person or any Related Company is, or within the immediately preceding 6 years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

     "BORROWERS" means the U.S. Borrowers and the German Borrower, collectively, and "BORROWER" means one of such entities, individually.

     "BORROWERS' AGENT" means Parent, in its capacity as agent for itself and the other Borrowers pursuant to SECTION 3.16.

     "BORROWING BASE" means at any time an amount equal to the lesser of:

     (a) the Revolving Credit Facility minus the Letter of Credit Reserve and such other reserves as the Agent may determine from time to time in good faith, and

     (b)  an amount equal to the sum of:

          (i) 85% (or such lesser percentage as the Agent may in good faith determine from time to time) of the face value of Eligible Receivables due and owing at such time, PLUS

          (ii) 60% (or such lesser percentage as the Agent may in good faith determine from time to time) of the lesser of cost (computed on a first-in-first-out basis) and fair market value of Eligible Inventory at such time, MINUS

          (iii) the Letter of Credit Reserve and such other reserves as the Agent may determine from time to time in good faith.

     "BORROWING BASE CERTIFICATE" means a certificate in the form of EXHIBIT B attached hereto, which certificate shall include a calculation of the German Equipment Acquisition Loan Limit, the U.S. Equipment Acquisition Loan Limit, and the amount of available borrowings under the Equipment Acquisition Loan Facility.

     "BUSINESS DAY" means (a) any day other than a Saturday, Sunday or other day on which the Agent's offices are actually closed or on which banks in Atlanta, Georgia, Sturbridge, Massachusetts, Boca Raton, Florida or St. Louis, Missouri are authorized to close, (b) in respect of any determination with respect to a LIBOR Loan, any day referred to in CLAUSE (A) that is also a day on which tradings are conducted in the London interbank eurodollar market, and (c) in respect of any determination with respect to a German Equipment Acquisition Loan, any day referred to in CLAUSE (A) on which banks in Hanau or Frankfurt, Germany are authorized to close.

     "BUSINESS UNIT" means the assets constituting the business, or a division or operating unit thereof, of any Person.

     "CAPITAL EXPENDITURES" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

     "CAPITALIZED LEASE" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "CAPITALIZED LEASE OBLIGATION" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "CLEARING BANK" means any banking institution with which a Special Deposit Account has been established pursuant to a Special Deposit Account Agreement.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COLLATERAL" means and includes all of the collateral subject to the Security Documents, together with all of each U.S. Borrower's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

     (a)  all Receivables,

     (b)  all Inventory,

     (c)  all Equipment,

     (d)  all Contract Rights,

     (e)  all General Intangibles,

     (f)  all Deposit Accounts,

     (g)  all Mortgaged Real Estate,

     (h) all goods and other property, whether or not delivered, (i) the sale or lease of which gives or purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or (ii) securing any Receivable, including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other properties,

     (i) all agreements and property which secure or relate to any Receivable or other Collateral or are acquired for the purpose of securing and enforcing any item thereof,

     (j) all documents of title, policies and certificates of insurance, securities, investment property, chattel paper and other documents and instruments evidencing or pertaining to any and all items of Collateral,

     (k) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,

     (l) all cash deposited with the Agent, any Lender or any Affiliate thereof, or which the Agent or any Lender is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Security Documents, and

     (m) any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

     "COMMITMENT" means, as to each Lender, the amount set forth on ANNEX A attached hereto, representing such Lender's obligation, upon and subject to the terms and conditions of this Agreement (including the applicable provisions of SECTION 12.1), to make Revolving Credit Loans and Equipment Acquisition Loans and to purchase participations in Letter of Credit Guarantees or, from and after the date hereof, in the Register representing such Lender's obligation to make Revolving Credit Loans and Equipment Acquisition Loans and to purchase participations in Letter of Credit Guarantees and in its corresponding interest in Loans outstanding.

     "COMMITMENT PERCENTAGE" means, as to any Lender, the percentage of the Total Commitment obtained by dividing such Lender's Commitment by the Total Commitment.

     "CONTRACT RIGHTS" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, to the extent that the same may lawfully be assigned.

     "DEFAULT" means any of the events specified in SECTION 11.1 that, with the passage of time or giving of notice or both, would constitute an Event of Default.

     "DEFAULT MARGIN" means 3%.

     "DEPOSIT ACCOUNTS" means any demand, time, savings, passbook or like account maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC.

     "DM" means German deutschmarks.

     "DOLLAR" and "$" means United States dollars.

     "DOLLAR LIBOR LOAN" means each LIBOR Loan which is a Revolving Credit Loan or a U.S. Equipment Acquisition Loan.

     "EBITDA" means Net Income before provision for Interest Expense, taxes, depreciation and amortization.

     "EFFECTIVE DATE" means the later of (a) the Agreement Date, and (b) the first date on which all of the conditions set forth in SECTION 4.1 shall have been fulfilled or waived by the Agent and the Lenders.

     "EFFECTIVE INTEREST RATE" means the rate of interest per annum on the Loans in effect from time to time pursuant to the provisions of SECTION 3.1(A), (B) and (C).

     "ELIGIBLE ASSIGNEE" means (i) a commercial bank, commercial finance company or other lender, having total assets in excess of $1,000,000,000; (ii) any Lender listed on the signature page of this Agreement and any Affiliate thereof; and (iii) if an Event of Default exists, any Person reasonably acceptable to the Agent; PROVIDED in each case that the representation contained in SECTION 12.2 hereof shall be applicable with respect to such institution or lender.

     "ELIGIBLE EQUIPMENT" means items of Equipment owned by a Borrower which are deemed by the Agent in good faith to be eligible for inclusion in the calculation of the German Equipment Acquisition Loan Limit or the U.S. Equipment Acquisition Loan Limit. Unless otherwise approved in writing by the Agent, no Equipment shall be deemed to be Eligible Equipment unless it meets all of the following requirements: (a) such Equipment is owned by and has been delivered to a Borrower and is subject to the perfected Security Interest and no other Lien whatsoever other than junior Permitted Liens; (b) the applicable Borrower has paid in cash the full purchase price for such Equipment (subject to any agreed-upon discount), including any retainage; (c) such Equipment is in good condition; (d) if such Equipment is located at a facility leased by a Borrower, the lessor has delivered to the Agent, on behalf of the Lenders, a waiver and consent in form and substance satisfactory to the Agent; and (e) such Equipment is not determined by the Agent, on behalf of the Lenders, in good faith, to be ineligible for any other reason.

     "ELIGIBLE INVENTORY" means items of Inventory of a U.S. Borrower held for sale in the ordinary course of the business of such U.S. Borrower (but not including packaging or shipping materials or maintenance supplies) which are deemed by the Agent in good faith to be eligible for inclusion in the calculation of the Borrowing Base. Unless otherwise approved in writing by the Agent, no Inventory shall be deemed to be Eligible Inventory unless it meets all of the following requirements: (a) such Inventory is owned by a U.S. Borrower, is subject to the Security Interest, which is perfected as to such Inventory, and is subject to no other Lien whatsoever other than a Permitted Lien; (b) such Inventory consists of raw materials or finished goods and does not consist of work-in-process, supplies or consigned goods; (c) such Inventory is in good condition and meets all standards applicable to such goods, their use or sale imposed by any governmental agency, or department or division thereof, having regulatory authority over such matters; (d) such Inventory is currently either usable or saleable, at prices approximating at least the cost thereof, in the normal course of a U.S. Borrower's business; (e) such Inventory is not obsolete or repossessed or used goods taken in trade; (f) such Inventory is located at one of the locations listed in SCHEDULE 5.1(U); (g) such Inventory is located in the United States of America or, subject to the Agent's approval (such approval to be granted or denied in the Agent's sole discretion and to be conditioned on, among other things, the execution and delivery of such agreements, documents, certificates and opinions as the Agent in its sole discretion may require and the establishment of such reserves as the Agent in its sole discretion may deem appropriate), Canada; and (h) such Inventory is in the possession and control of a U.S. Borrower and not any third party, or, if located in a warehouse or other facility leased by a U.S. Borrower, the warehouseman or lessor has delivered to the Agent a waiver and consent in form and substance satisfactory to the Agent.

     "ELIGIBLE RECEIVABLE" means the unpaid portion of a Receivable arising in the ordinary course of a U.S. Borrower's business payable in Dollars to such U.S. Borrower net of any returns, discounts, claims, credits, charges or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement which is deemed by the Agent in good faith to be eligible for inclusion in the calculation of the Borrowing Base. Unless otherwise approved in writing by the Agent, no Receivable shall be deemed an Eligible Receivable unless it meets all of the following requirements: (a) such Receivable is owned by a U.S. Borrower and represents a complete bona fide transaction which requires no further act under any circumstances on the part of a U.S. Borrower to make such Receivable payable by the Account Debtor; (b) such Receivable is not unpaid more than 90 days after the date of the original invoice or past due more than 60 days after its due date; (c) such Receivable does not arise out of any transaction with any Subsidiary, Affiliate, creditor, lessor or supplier of a U.S. Borrower; (d) such Receivable is not owing by an Account Debtor more than 50% of whose then-existing accounts owing to the U.S. Borrowers do not meet the requirements set forth in CLAUSE (B) above; (e) if the Account Debtor with respect thereto is located outside of the United States of America or Canada, the goods which gave rise to such Receivable were shipped after receipt by a U.S. Borrower from the Account Debtor of an irrevocable letter of credit that has been confirmed by a financial institution acceptable to the Agent and is in form and substance acceptable to the Agent, payable in the full face amount of the face value of the

Receivable in Dollars at a place of payment located within the United States and has been duly delivered to the Agent; provided that no such letter of credit will be required with respect to Account Debtors located outside of the United States and Canada if the Account Debtor and the country in which it is located are approved for eligibility in writing by the Agent; (f) such Receivable is not subject to the Assignment of Claims Act of 1940, as amended from time to time, or any applicable law now or hereafter existing similar in effect thereto, as determined in the sole discretion of the Agent, unless the right to payment thereunder has been assigned to the Agent and such assignment has been accepted by the applicable Governmental Authority, or to any provision prohibiting its assignment or requiring notice of or consent to such assignment, unless such prohibition has been waived, such notice has been given or such consent has been granted; (g) the Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind; (h) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding, and such goods have not been returned or rejected; (i) such Receivable is not owing by an Account Debtor who or along with a group of affiliated Account Debtors has then-existing accounts owing to the U.S. Borrowers which exceed in face amount 40% of the U.S. Borrowers' total Eligible Receivables (such limit to be reduced to 35% as of October 1, 2000 and 25% as of October 1, 2001); provided this requirement shall only exclude the amount of Receivables in excess of the applicable concentration limit; (j) such Receivable is evidenced by an invoice or other documentation in form acceptable to the Agent and dated the date of shipment; (k) the portion of such Receivable included in the Borrowing Base is a valid, legally enforceable obligation of the Account Debtor with respect thereto; (l) such Receivable is not evidenced by chattel paper or an instrument of any kind; (m) if such Receivable arises from the performance of services, such services have been fully performed; (n) the Account Debtor with respect thereto is not a consumer or individual, other than an individual operating a business as a sole proprietorship; and (o) such Receivable is subject to the Security Interest, which is perfected as to such Receivable, and is subject to no other Lien whatsoever, and the goods giving rise to such Receivable were not, at the time of the sale thereof, subject to any Lien other than a Permitted Lien.

     "ENVIRONMENTAL INDEMNITY AGREEMENT" means the Environmental Indemnity Agreement, dated on or prior to the Effective Date, between Parent and the Agent.

     "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder.

     "EQUIPMENT" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, and other tangible personal property (other than Inventory) of every kind and description used in such Person's business operations or owned by such Person or in which such Person has an interest and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

     "EQUIPMENT ACQUISITION LOAN FACILITY" means the facility for Equipment Acquisition Loans in the principal sum of up to $10,000,000 of U.S. Equipment Acquisition Loans and the Alternate Currency Equivalent of $3,000,000 of German Equipment Acquisition Loans.

     "EQUIPMENT ACQUISITION LOANS" means loans made to the Borrowers pursuant to
SECTION 2B.1.

     "EQUIPMENT ACQUISITION LOAN TRANSITION DATE" means the earlier of the first anniversary of the Agreement Date and the first date on which the full amount of the Equipment Acquisition Loan Facility has been borrowed.

     "EQUIPMENT ACQUISITION NOTE" means (a) each Equipment Acquisition Note made by the U.S. Borrowers payable to the order of a Lender evidencing the joint and several obligation of the U.S. Borrowers to pay the aggregate unpaid principal amount of the U.S. Equipment Acquisition Loans made to them by such Lender, in substantially the form of EXHIBIT A-2 hereto, with all blanks properly completed, and (b) each Equipment Acquisition Note made by the German Borrower payable to the order of a Lender evidencing the obligation of the German Borrower to pay the aggregate unpaid principal amount of the German Equipment Acquisition Loan made to it by such Lender, in substantially in the form of EXHIBIT A-3 hereto, with all blanks properly completed.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and any successor statute.

     "EURO" means the single or common currency initially adopted pursuant to the European Economic and Monetary Union as of January 1, 1999.

     "EVENT OF DEFAULT" means any of the events specified in SECTION 11.1.

     "EXCESS CASH FLOW" for any specified period means EBITDA MINUS Unfunded Capital Expenditures, MINUS Interest Expense, MINUS scheduled principal payments actually made on Indebtedness for Money Borrowed, MINUS income taxes actually paid in cash, MINUS Permitted Management Fees, all on a consolidated basis for the Borrowers and their consolidated Subsidiaries, MINUS any Working Capital Increase, PLUS any Working Capital Decrease. As used herein, "Working Capital Increase" means the amount, if any, by which Working Capital as of the fiscal year then ended exceeds Working Capital as of the previous fiscal year end; "Working Capital Decrease" means the amount, if any, by which Working Capital as of the fiscal year then ended is less than Working Capital as of the previous fiscal year end; and "Working Capital" means current assets (other than cash) of the Borrowers and their consolidated Subsidiaries MINUS current liabilities (including all principal outstanding under the Revolving Credit Facility, whether or not classified as a current liability in accordance with GAAP) of the Borrowers and their consolidated Subsidiaries.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve system arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

     "FEE LETTER" means the fee letter, executed on or prior to the Agreement Date, between the Borrowers' Agent and the Agent with respect to the payment of certain fees by the Borrowers hereunder.

     "FINANCING STATEMENTS" means the Uniform Commercial Code financing statements executed and delivered by the Borrowers to the Agent, naming the Agent, for the benefit of the Lenders, as secured party, and the Borrowers as debtor, in connection with this Agreement.

     "FIXED CHARGES" means, for any period, (a) Interest Expense, plus (b) payments of principal actually made with respect to Indebtedness (other than payments under the Revolving Credit Loans), including payments with respect to Capitalized Leases.

     "FUNDED CAPITAL EXPENDITURES" means Capital Expenditures which are paid for by a Person with the proceeds of Indebtedness for Money Borrowed incurred to finance such Capital Expenditures or that are represented by Capitalized Lease Obligations, but excluding any Capital Expenditures which are paid for with the proceeds of Revolving Credit Loans.

     "FUNDED INDEBTEDNESS" means Indebtedness under this Agreement and all other Indebtedness for Money Borrowed.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time consistently applied and maintained throughout the period indicated.

     "GENERAL INTANGIBLES" means, as to any Person, all of such Person's then owned or existing and future acquired or arising general intangibles, choses in action and causes of action and all other intangible personal property of such Person of every kind and nature (other than Receivables), including, without limitation, Intellectual Property, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to such Person from any Benefit Plan, Multiemployer Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Person is beneficiary and any letter of credit, guarantee, claims, security interest or other security held by or granted to such Person to secure payment by an Account Debtor of any of the Receivables.

     "GERMAN BORROWER" has the meaning set forth in the preamble hereto.

     "GERMAN EQUIPMENT ACQUISITION LOAN LIMIT" means the sum of (a) 75% (or such lesser percentage as the Agent may in good faith determine from time to time) of the invoice cost (net of sales taxes, freight and delivery charges, and set-up charges) of Eligible Equipment owned by the German Borrower consisting of Vacuum Coating Machines, PLUS (b) such amount of the U.S. Equipment Acquisition Loan Limit arising out of the assets of OFC and Parent as the Borrowers' Agent may designate in the most recent Borrowing Base Certificate.

     "GERMAN EQUIPMENT ACQUISITION LOANS" means Equipment Acquisition Loans made to the German Borrower.

     "GERMAN SECURITY DOCUMENTS" means the Assignment of Accounts Receivable and Assignment of Equipment and Inventory between the German Borrower and the Agent.

     "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local, foreign national or provincial, and all agencies thereof.

     "GOVERNMENTAL AUTHORITY" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "GUARANTEED OBLIGATIONS" has the meaning set forth in SECTION 14.1.

     "GUARANTY", "GUARANTEED" or to "GUARANTEE," as applied to any obligation of another Person shall mean and include

     (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

     (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation or to assure the owner of such obligation against loss, (iii) the supplying of funds to, or in any other manner investing in, the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

     "INDEBTEDNESS" of any Person means, without duplication, (a) Liabilities,
(b) all obligations for money borrowed or for the deferred purchase price of property or services or in respect of reimbursement obligations under letters of credit, (c) all obligations represented by bonds, debentures, notes and accepted drafts that represent extensions of credit, (d) Capitalized Lease Obligations,
(e) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person, (f) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person, and (g) in the case of the Borrowers (without duplication) the Loans.

     "INITIAL LOANS" means the Revolving Credit Loan and the Equipment Acquisition Loan made to the Borrowers on the Effective Date.

     "INTELLECTUAL PROPERTY" means, as to any Person, all of such Person's then owned existing and future acquired or arising patents, patent rights, copyrights, works which are the subject of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing and all rights to sue for past, present and future infringements of any of the foregoing.

     "INTERBANK OFFERED RATE" means, with respect to any LIBOR Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Bloomberg Page BBAM (or any successor page) as the London interbank offered rate for deposits in Dollars, in the case of Dollar LIBOR Loans, and in the Alternate Currency, in the case of Alternate Currency LIBOR Loans, at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED that if for any reason such rate is not available, or if the Agent's Leveraged Finance Group elects to no longer use Bloomberg Page BBAM as a reference for interest rates on LIBOR Loans under this Agreement, the term "Interbank Offered Rate" shall mean, with respect to such LIBOR Loans for the Interest Period applicable thereto, the per annum rate of interest determined by the Agent, as of two Business Days prior to the first day of such Interest Period, from any interest rate reporting service of recognized standing that the Agent shall select in good faith, as the effective rate at which deposits in immediately available funds in Dollars or the Alternate Currency, as the case may be, are being offered or quoted to major banks in the London Interbank market for deposits in Dollars or the Alternate Currency, as the case may be, for a comparable term to such Interest Period.

     "INTEREST EXPENSE" means interest on Indebtedness during the period for which computation is being made (including amounts under SECTION 3.2(D)(I) and (II)), excluding (a) the amortization of fees and costs incurred with respect to the closing of loans which have been capitalized as transaction costs, and (b) interest paid in kind.

     "INTEREST PAYMENT DATE" means the first day of each calendar month commencing on November 1, 1999 and continuing thereafter until the Obligations have been irrevocably paid in full.

     "INTEREST PERIOD" means, with respect to each LIBOR Loan, the period commencing on the date of the making or continuation of or conversion to such LIBOR Loan and ending one, two, three or six months thereafter, as the Borrowers' Agent may elect in the applicable Notice of Borrowing or Notice of Conversion or Continuation; PROVIDED, that:

          (a) any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to the provisions of CLAUSE (C) below, be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to CLAUSE (C) below, end on the last Business Day of a calendar month;

          (c) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date; and

          (d) notwithstanding CLAUSE (C) above, no Interest Period shall have a duration of less than one month, and, if any applicable Interest Period would be for a shorter period, such Interest Period shall not be available hereunder.

     "INVENTORY" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising (a) goods intended for sale or lease or for display or demonstration, (b) work in process, (c) raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or otherwise used or consumed in the conduct of business, and (d) documents evidencing and general intangibles relating to any of the foregoing.

     "INVESTMENT" means, with respect to any Person: (a) the direct or indirect purchase or acquisition of any beneficial interest in, any share of capital stock of, evidence of Indebtedness of or other security issued by any other Person, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding (i) advances to employees in the ordinary course of business for business expenses and (ii) extensions of trade credit in the ordinary course of business, (c) any Guaranty of the obligations of any other Person, other than Guarantees permitted under SECTION 10.3, or (d) any binding commitment (specifically excluding letters of intent and other preliminary agreements) to take any of the actions described in CLAUSES (A), (B) or (C) above.

     "ISSUING BANK" means Deutsche Bank AG, New York Branch.

     "JOINDER AGREEMENT" shall mean an agreement, substantially in the form of EXHIBIT G hereto, pursuant to which a Subsidiary of Parent becomes a U.S. Borrower under this Agreement.

     "LEISEGANG" has the meaning set forth in the preamble hereto.

     "LENDER" means at any time any lender party to this agreement at such time, including any such Person becoming a party hereto pursuant to the provisions of
ARTICLE 12, and its successors and assigns, and "Lenders" means at any time all of the lenders party to this Agreement at such time, including any such Persons becoming parties hereto pursuant to the provisions of ARTICLE 12, and their successors and assigns.

     "LETTER OF CREDIT" means any letter of credit issued by the Issuing Bank for the account of a Borrower and with respect to which the Agent and the Lenders are indirectly liable for payment under such letter of credit in accordance with the terms of any Letter of Credit Guaranty.

     "LETTER OF CREDIT GUARANTY" has the meaning set forth in SECTION 2A.6.

     "LETTER OF CREDIT RESERVE" means, at any time, 100% of the sum of (i) the aggregate undrawn amount of all Letter of Credit Guarantees issued by the Agent with respect to Letters of Credit outstanding at such time, PLUS (ii) the aggregate amount of all drawings under Letter of Credit Guarantees with respect to Letters of Credit for which the Agent has not been reimbursed by the Borrowers.

     "LIABILITIES" means all liabilities of a Person determined in accordance with GAAP and includable on a balance sheet of such Person prepared in accordance with GAAP.

     "LIBOR" means, with respect to the Interest Period applicable thereto, a simple per annum interest rate determined pursuant to the following formula:

     LIBOR =                 Interbank Offered Rate
                          ----------------------------
                          1 - LIBOR Reserve Percentage

LIBOR shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.

     "LIBOR EQUIPMENT ACQUISITION LOAN" means any Equipment Acquisition Loan bearing interest at the time in question determined with reference to LIBOR.

     "LIBOR LOAN" means a LIBOR Revolving Credit Loan or a LIBOR Equipment Acquisition Loan.

     "LIBOR RESERVE PERCENTAGE" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special or marginal reserves) applicable to any member bank with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of any LIBOR Loan is determined), whether or not the Agent or any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. All LIBOR Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without the benefit of credits for proration, exceptions or offsets that may be available from time to time to the Agent or any Lender.

     "LIBOR REVOLVING CREDIT LOAN" means any Revolving Credit Loan bearing interest at the time in question determined with reference to LIBOR.

     "LIEN" as applied to the property of any Person means: (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person or upon the income or profits therefrom, (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person, and (c) the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction.

     "LOAN" means any Revolving Credit Loan or Equipment Acquisition Loan, as well as all such Loans collectively.

     "LOAN ACCOUNT" and "LOAN ACCOUNTS" shall have the meanings ascribed thereto in SECTION 3.5.

     "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Security Documents, the Environmental Indemnity Agreement, the SNDAs, the Fee Letter and each other instrument, agreement and document executed and delivered by any Borrower or any other Obligor in connection with this Agreement and each other instrument, agreement or document referred to herein or contemplated hereby.

     "LOCKBOX" means the U.S. Post Office Box(es) to which the proceeds of Receivables are sent for deposit in a Special Deposit Account.

     "MANAGEMENT AGREEMENT" means the Management Advisory and Consulting Agreement, dated as of August 31, 1999, between ANC Management Corp., an Affiliate of Andlinger, and Parent.

     "MATERIALLY ADVERSE EFFECT" means any act, omission, event or undertaking which would, singly or in the aggregate, have a materially adverse effect upon
(a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrowers and their Subsidiaries, taken as a whole, (b) upon the respective ability of any Borrower (or any other Obligor) to perform any obligations under this Agreement or any other Loan Document to which it is a party, or (c) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of the Agent or any Lender to enforce any rights or remedies under or in connection with any Loan Document.

     "MINIMUM COMMITMENT" means $5,000,000.

     "MONEY BORROWED" means, as applied to Indebtedness, (a) Indebtedness for money borrowed, (b) Indebtedness, whether or not in any such case the same was for money borrowed, (i) represented by notes payable and drafts accepted, that represent extensions of credit, (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than trade Indebtedness) or that was issued or assumed as full or partial payment for property, (c) Indebtedness that constitutes a Capitalized Lease Obligation, and (d) Indebtedness that is such by virtue of CLAUSE (F) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money Borrowed.

     "MORTGAGED REAL ESTATE" means the Sturbridge Real Estate and any other owned Real Estate acquired by a Borrower after the Agreement Date which becomes subject to a Mortgage pursuant to SECTION 8.11

     "MORTGAGES" means the mortgages, deeds of trust, security deeds and other instruments (in the case of the German Borrower, Buchgrundschuld) executed and delivered by the Borrowers to or for the benefit of the Agent, by which the Agent acquires a first priority Lien on the Mortgaged Real Estate.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Borrower or a Related Company is required to contribute or has contributed within the immediately preceding 6 years.

     "NET INCOME" or "NET LOSS" means, as applied to any Person, the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes and all other proper deductions), all determined in accordance with GAAP, provided that there shall be excluded: (a) the net income (or net loss) of any other Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person, (b) the net income (or net loss) of any other Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions, (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period, (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon, (e) any net gain arising from the collection of the proceeds of any insurance policy, (f) any write-up of any asset, and (g) any other extraordinary item.

     "NET OUTSTANDINGS" of any Lender means, at any time, the sum of (a) all amounts paid by such Lender (other than pursuant to SECTION 13.7) to the Agent in respect of Revolving Credit Loans or otherwise under this Agreement, MINUS
(b) all amounts paid by the Agent to such Lender which are received by the Agent and which, pursuant to this Agreement, are paid over to such Lender for application in reduction of the outstanding principal balance of the Revolving Credit Loans.

     "NON-RATABLE LOAN" means a Revolving Credit Loan made by the Agent in accordance with the provisions of SECTION 3.8.

     "NOTE" means each Revolving Credit Note and each Equipment Acquisition Note, and "Notes" means more than one of such notes.

     "NOTICE OF BORROWING" means a notice of borrowing in the form attached hereto as EXHIBIT C.

     "NOTICE OF CONVERSION OR CONTINUATION" has the meaning set forth in SECTION 3.12.

     "OBLIGATIONS" means, in each case whether now in existence or hereafter arising, (a) the principal of and interest and premium, if any, on the Loans,
(b) all reimbursement and other obligations relating to Letters of Credit and Letters of Credit Guarantees issued by the Agent in connection therewith, and
(c) all indebtedness, liabilities, obligations, fees, overdrafts, covenants and duties of the Borrowers to the Agent or any Lender or any Affiliate of the Agent or any Lender of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether or not evidenced by any note, to the extent arising out of this Agreement, any Note or any of the other Loan Documents.

     "OBLIGOR" means each Borrower, each party to the Security Documents (other than the Lender), and each other party at any time primarily or secondarily, directly or indirectly, liable on any of the Obligations.

     "OFC" has the meaning set forth in the preamble hereto.

     "OPERATING LEASE" means any lease (other than a lease constituting a Capitalized Lease Obligation) of real or personal property.

     "ORDERLY LIQUIDATION VALUE" means the orderly liquidation value of Eligible Equipment, as reflected by appraisals conducted pursuant to SECTION 7.15(C).

     "PARENT" has the meaning set forth in the preamble hereto.

     "PATENT ASSIGNMENT" means the Conditional Assignment and Patent Security Agreement, dated on or about the Effective Date, made by the Borrowers to the Agent, for the benefit of the Lenders.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

     "PERMITTED INDEBTEDNESS FOR MONEY BORROWED" means (a) Permitted Purchase Money Indebtedness, and (b) Subordinated Indebtedness.

     "PERMITTED INVESTMENTS" means (a) Investments of the Borrowers and their Subsidiaries in (i) negotiable certificates of deposit, time deposits and banker's acceptances issued by a Lender or any Affiliate of a Lender or by any United States bank or trust company having capital, surplus and undivided profits in excess of $250,000,000, (ii) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same, (iii) sales on credit in the ordinary course of business on terms customary in the industry, and (iv) notes, accepted in the ordinary course of business, evidencing overdue accounts receivable arising in the ordinary course of business, (b) loans and advances to employees in the ordinary course of business in an aggregate outstanding amount not to exceed $50,000 or the Alternate Currency Equivalent thereof, (c) Investments received by a Borrower or any of its Subsidiaries in settlement in the ordinary course of business of past due Indebtedness owed to any Borrower or any of its Subsidiaries, (d) Investments made by OFC in the German Borrower, provided the amount of such Investments when made do not exceed $1,500,000 or the Alternate Currency Equivalent thereof, (e) Investments existing as of the Agreement Date, and (f) other Investments in an aggregate amount not to exceed $100,000.

     "PERMITTED LIENS" means: (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen, landlords or other Persons for labor, materials, supplies or rentals incurred in the ordinary course of business, but in all cases, only if payment shall not at the time be required to be made in accordance with SECTION 8.4; (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under surety or performance bonds, in each case arising in the ordinary course of business; (c) Liens securing the performance of bids, tenders, leases, contracts (other than contracts for the repayment of Indebtedness for Money Borrowed) (including progress payments and advances paid under such contracts), statutory obligations, surety and appeal bonds, and other obligations of a similar nature, in each case incurred in the ordinary course of business; (d) Liens set forth on
SCHEDULE 5.1(h) as in effect on the Agreement Date; (e) Liens existing on assets acquired by a Borrower or any of its Subsidiaries, provided such Liens shall not have been created in anticipation of such acquisition and shall not extend to or cover any other asset of a

Borrower or any of its Subsidiaries; (f) Liens existing on the assets of a Person or any of its Subsidiaries at the time such Person becomes a U.S. Borrower hereunder pursuant to SECTION 8.12 hereof or is merged into or consolidated with a Borrower, provided such Liens shall not have been created in anticipation of such Person becoming a U.S. Borrower or in anticipation of such merger or consolidation and shall not extend to or cover any other assets of a Borrower or any of its Subsidiaries (and provided this clause shall not in any way limit the restrictions set forth in SECTIONS 10.4 or 10.7); (g) Liens set forth on Exhibit B of the Mortgage of the Sturbridge Real Estate; (h) Liens expressly permitted under other Loan Documents; (i) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of the Real Estate, which in the sole judgment of the Agent do not materially detract from the value of such Real Estate or impair the use thereof in the business of the Borrowers; (j) Purchase Money Liens securing Permitted Purchase Money Indebtedness; (k) Liens in favor of the Agent or any Lender (or the Issuing Bank) arising under this Agreement or any other Loan Document; (l) Liens arising out of or resulting from any attachment, prejudgment, judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrowers are fully protected (above any customary deductible) by insurance or a bond or in respect of which the Borrowers shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured, and as to which appropriate reserves or other appropriate provisions, if any, as required by GAAP, have been established on the books of the Borrowers; and (m) Liens on cash collateral in favor of BankBoston, N.A. with respect to the BankBoston Guaranty.

     "PERMITTED MANAGEMENT FEES" means management fees payable by the Borrowers to ANC Management Corp. in accordance with the terms of the Management Agreement in an amount not to exceed $250,000 in any fiscal year of the Borrowers, together with the reimbursement of ANC Management Corp.'s out-of-pocket expenses in connection with the performance of its duties under the Management Agreement.

     "PERMITTED PURCHASE MONEY INDEBTEDNESS" means Purchase Money Indebtedness secured only by Purchase Money Liens and Capitalized Lease Obligations up to an aggregate amount outstanding at any time equal to $500,000.

     "PERSON" means an individual, corporation, partnership, association, trust or unincorporated organization or a government or any agency or political subdivision thereof.

     "PLEDGE AGREEMENT" means each of (a) the Stock Pledge Agreement by Parent with respect to the capital stock of its direct Subsidiaries, and (b) the Pledge of Shares by OFC with respect to the capital stock of the German Borrower, in each case dated on or prior to the Effective Date and made in favor of the Agent, for the benefit of the Lenders.

     "PRIME RATE" means the "prime rate" for corporate loans from United States' financial institutions, as published by THE WALL STREET JOURNAL from time to time; PROVIDED that if for any reason such rate is not published by THE WALL STREET JOURNAL, or if the Agent's Leveraged Finance Group elects to no longer use THE WALL STREET JOURNAL as a reference for interest rates on Prime Rate based loans under this Agreement, the term "Prime Rate" shall mean the prime rate of interest announced publicly from time to time by Citibank, N.A. (or such other reference bank as the Agent may select) as its prime rate, which rate of interest may not be the lowest rate of interest charged by such bank for extensions of credit. Any change in an interest rate resulting from a change in the Prime Rate shall become effective on the date such change appears in THE WALL STREET JOURNAL or, if the Prime Rate is no longer determined by reference to THE WALL STREET JOURNAL, on the date the applicable reference bank announces a change in its prime rate.

     "PRIME RATE EQUIPMENT ACQUISITION LOAN" means that portion of the unpaid principal amount of the U.S. Equipment Acquisition Loans bearing interest at the time in question determined with reference to the Prime Rate.

     "PRIME RATE LOAN" means a Prime Rate Revolving Credit Loan or a Prime Rate Equipment Acquisition Loans.

     "PRIME RATE REVOLVING CREDIT LOAN" means a Revolving Credit Loan bearing interest at the time in question determined with reference to the Prime Rate.

     "PROPORTIONATE SHARE" or "RATABLE", as applied to a Lender, means such Lender's share of an amount in Dollars or other property at the time of determination equal to (i) the Commitment Percentage of such Lender, or (ii) if the Commitments are terminated, the percentage of the total principal amount of Loans outstanding at such time obtained by dividing the principal amount of the Loans then owing to such Lender by the total principal amount of all Loans then owing to all Lenders.

     "PURCHASE MONEY INDEBTEDNESS" means Indebtedness created to finance the payment of all or any part of the purchase price (not in excess of the fair market value thereof) of any tangible asset (other than Inventory) and incurred at the time of or within 10 days prior to or after the acquisition of such tangible asset.

     "PURCHASE MONEY LIEN" means any Lien securing Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the tangible asset (other than Inventory) the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

     "REAL ESTATE" means all of the Borrowers' ownership and leasehold interests in real property, including all real property described in SCHEDULE 5.1(CC).

     "RECEIVABLES" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising (a) rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as accounts, contract rights, chattel paper, general intangibles or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, Contract Rights, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person and guaranties, security and Liens securing payment thereof, and
(b) cash and non-cash proceeds of any of the foregoing.

     "REGISTER" has the meaning set forth in SECTION 12.1(D).

     "RELATED COMPANY" means, as to any Person, any (a) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, or (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person or any corporation described in CLAUSE (A) above or any partnership, trade or business described in CLAUSE (B) above.

     "REQUIRED LENDERS" means at any time, any combination of Lenders whose Commitment Percentages at such time aggregate in excess of 50%; provided, however, that if any Lender shall have failed to fund its Proportionate Share of any Loan in accordance with the terms of this Agreement, then, for so long as such failure continues, the term "Required Lenders" shall mean Lenders (excluding such Lender whose failure to fund its Proportionate Share of any Loan has not been cured) whose Commitment Percentages (computed after excluding the defaulting Lender's Commitment from the Total Commitment) at such time aggregate in excess of 50%; provided further, however, that if the Commitments have been terminated, the term "Required Lenders" shall mean Lenders (excluding each Lender whose failure to fund its Proportionate Share of any Loan has not been cured) holding Loans representing in excess of 50% of the aggregate principal amount of Loans (excluding the Loans owing to the defaulting Lender) outstanding at such time.

     "RESTRICTED DISTRIBUTION" by any Person means (a) its retirement, redemption, purchase, or other acquisition for value of any capital stock or other equity securities or partnership interests issued by such Person, (b) the declaration or payment of any dividend or distribution on or with respect to any such securities or partnership interests, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities or partnership interests, and (d) any other payment by such Person in respect of such securities or partnership interests.

     "RESTRICTED PAYMENT" means (a) any redemption, repurchase or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Indebtedness of a Person (other than the Obligations and trade debt), and (b) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt) owing to an Affiliate of such Person.

     "REVOLVING CREDIT FACILITY" means the facility for the Revolving Credit Loans in the principal sum of up to $12,000,000.

     "REVOLVING CREDIT LOANS" means loans made to the U.S. Borrowers pursuant to
SECTION 2A.1.

     "REVOLVING CREDIT NOTE" means the Revolving Credit Note made by the U.S. Borrowers payable to the order of a Lender evidencing the joint and several obligation of the U.S. Borrowers to pay the aggregate unpaid principal amount of all Revolving Credit Loans made to them by such Lender, substantially in the form of EXHIBIT A-1 hereto, with all blanks properly completed.

     "SCHEDULE OF INVENTORY" means a schedule delivered by the Borrowers' Agent to the Agent pursuant to the provisions of SECTION 7.14(B).

     "SCHEDULE OF RECEIVABLES" means a schedule delivered by the Borrowers' Agent to the Agent pursuant to the provisions of SECTION 7.14(A).

     "SECURED OBLIGATIONS" means, collectively, all of the Guaranteed Obligations and all of the U.S. Obligations.

     "SECURITY DOCUMENTS" means each of (a) the Financing Statements, (b) the Pledge Agreement, (c) the Patent Assignment, (d) the Trademark Assignment, (e) the German Security Documents, and (f) each other writing executed and delivered by any Person securing the Obligations or evidencing such security.

     "SECURITY INTEREST" means the Liens of the Agent, for the benefit of the Lenders, on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

     "SENIOR FUNDED INDEBTEDNESS" means all Funded Indebtedness, other than Subordinated Indebtedness.

     "SETTLEMENT DATE" means each Business Day after the Effective Date selected by the Agent in its sole discretion subject to and in accordance with the provisions of SECTION 3.8 as of which a Settlement Report is delivered by the Agent and on which settlement is to be made among the Lenders in accordance with the provisions of SECTION 3.8.

     "SETTLEMENT REPORT" means each report, substantially in the form attached hereto as EXHIBIT E, prepared by the Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate principal balance of all Revolving Credit Loans outstanding, each Lender's Commitment Percentage thereof, each Lender's Net Outstandings, and all payments of principal, interest and fees received by the Agent from the Borrowers during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

     "SNDAs" means the Subordination, Non-Disturbance and Attornment Agreements among Parent, the Agent and the lessees of the Sturbridge Real Estate.

     "SPECIAL DEPOSIT ACCOUNT" means an account of a Borrower maintained by it with a Clearing Bank pursuant to a Special Deposit Account Agreement.

     "SPECIAL DEPOSIT ACCOUNT AGREEMENT" means an agreement among a Borrower, the Agent and a Clearing Bank concerning the collection of payments which represent the proceeds of Receivables or of any other Collateral.

     "STURBRIDGE REAL ESTATE" means Parent's owned Real Estate located in Sturbridge, Massachusetts.

     "SUBORDINATED INDEBTEDNESS" means Indebtedness for Money Borrowed of the Borrowers which is acceptable to the Required Lenders in their sole discretion and which is subordinated to the Obligations on terms and conditions acceptable to the Required Lenders in their sole discretion.

     "SUBSIDIARY" when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person or by one or more Subsidiaries of such other Person or by such other Person and one or more Subsidiaries of such Person, (i) if the holders of such stock or other ownership interests (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or (ii) in the case of such other ownership interests, if such ownership interests constitute a majority voting interest.

     "TERMINATION DATE" means the earlier of (a) September 30, 2004 or such later date to which the termination of the Revolving Credit Facility shall be extended pursuant to SECTION 2A.5, and (b) the date on which the Obligations are accelerated pursuant to ARTICLE 11.

     "TERMINATION EVENT" means (a) a "Reportable Event" as defined in Section 4043(c) of ERISA, but excluding any such event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations, (b) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA, or (c) the institution of proceedings to terminate a Benefit Plan by the PBGC under Section 4042 of ERISA or the appointment of a trustee to administer any Benefit Plan.

     "TOTAL COMMITMENT" means the sum of the Commitments.

     "TYPE" means, with respect to a Loan, its classification as a LIBOR Loan or Prime Rate Loan.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Georgia or any other jurisdiction that by reason of mandatory provision of law the perfection or non-perfection of the Security Interest is governed.

     "UNFUNDED CAPITAL EXPENDITURES" means Capital Expenditures other than Funded Capital Expenditures.

     "UNFUNDED VESTED ACCRUED BENEFITS" means, with respect to any Benefit Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Benefit Plan exceeds (b) the fair market value of all Benefit Plan assets allocable to such benefits, as determined using such reasonable actuarial assumptions and methods as are specified in the Schedule B (Actuarial Information) to the most recent Annual Report (Form 5500) filed with respect to such Benefit Plan.

     "U.S. BORROWERS" means Parent, OFC, Leisegang and any other Person that becomes a U.S. Borrower pursuant to the provisions of SECTION 8.12.

     "U.S. EQUIPMENT ACQUISITION LOAN LIMIT" means the sum of (a) the lesser of $3,375,000 and 75% of the current sales price for the Sturbridge Real Estate, provided that (i) the Sturbridge Real Estate is owned by a U.S. Borrower and is subject to the perfected Security Interest and no other Lien whatsoever other than Permitted Liens, (ii) the U.S. Borrowers have not breached any representation, warranty, covenant or agreement set forth in this Agreement or any other Loan Document with respect to the Sturbridge Real Estate, and (iii) the U.S. Borrowers have delivered to the Agent (A) each of the items set forth in SECTION 8.14, including the survey described therein, which survey shall not disclose any matters that, in the Agent's good faith judgment, are materially adverse to the value of the Sturbridge Real Estate, and (B) a duly executed SNDA, from each lessee of any portion of the Sturbridge Real Estate, in form and substance reasonably acceptable to the Agent, PLUS (b) 75% (or such lesser percentage as the Agent may in good faith determine from time to time) of the invoice cost (net of sales taxes, freight and delivery charges, and set-up charges) of Eligible Equipment owned by the U.S. Borrowers consisting of Vacuum Coating Machines, PLUS (c) 80% (or such lesser percentage as the Agent may in good faith determine from time to time) of the Orderly Liquidation Value of other Eligible Equipment owned by the U.S. Borrowers, MINUS (d) such amount otherwise available pursuant to the foregoing clauses arising out of the assets of OFC and Parent as the Borrowers' Agent may designate in the most recent Borrowing Base Certificate for inclusion in the German Equipment Acquisition Loan Limit.

     "U.S. EQUIPMENT ACQUISITION LOANS" means Equipment Acquisition Loans made to the U.S. Borrowers.

     "U.S. OBLIGATIONS" has the meaning set forth in SECTION 3.17.

     "VACUUM COATING MACHINES" means evaporators purchased from Leybold Systems GmbH which are designed to produce wave division multiplexer filters, together with any peripheral testing equipment.

     Section 1.2    RULES OF CONSTRUCTION.

     (a) All terms in this Agreement, the Exhibits and Schedules hereto shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

     (b) Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP including, without limitation, applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

     (c) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

     (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

     (e) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of, or to schedules or exhibits to, another document or instrument.

     (f) Each definition of a document in this Agreement shall include such document as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

     (g) Except where specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns permitted hereunder or under such Loan Document.

     (h) Unless otherwise specifically stated, whenever a time is referred to in this Agreement or in any other Loan Document, such time shall be the local time in Atlanta, Georgia.

     (i) Whenever the phrase "to the knowledge of the Borrowers" or words of similar import relating to the knowledge of the Borrowers are used herein, such phrase shall mean and refer to (i) the actual knowledge of the President, chief financial officer, or any other executive officer of the Borrowers, or (ii) the knowledge that such officers would have obtained if they had engaged in good faith in the diligent performance of their duties, including the making of such reasonable specific inquiries as may be necessary of the appropriate persons in a good faith attempt to ascertain the accuracy of the matter to which such phrase relates, but without the expenditure of funds for special studies and the like.

     (j) The terms accounts, chattel paper, documents, equipment, instruments, general intangibles investment property and inventory, as and when used (without being capitalized) in this Agreement or the Security Documents, shall have the meanings given those terms in the UCC.

     Section 1.3 ANNEXES, EXHIBITS AND SCHEDULES. All Annexes, Exhibits and Schedules attached hereto are by reference made a part hereof.

                           ARTICLE 2 - CREDIT FACILITY

                          A. REVOLVING CREDIT FACILITY

     Section 2A.1 REVOLVING CREDIT LOANS. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees, severally but not jointly, to make Revolving Credit Loans in Dollars to the U.S. Borrowers from time to time from the Effective Date to the Termination Date, as requested by any U.S. Borrower in accordance with the terms of SECTION 2A.2, in amounts equal to such Lender's Commitment Percentage of each such Loan requested or deemed requested hereunder up to an aggregate amount at any one time outstanding equal to such Lender's Commitment Percentage of the Borrowing Base; PROVIDED, HOWEVER, that the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to the Loans requested) shall not exceed the Borrowing Base. It is expressly understood and agreed that the Lenders may and at present intend to use the Borrowing Base as a maximum ceiling on Revolving Credit Loans; PROVIDED, HOWEVER, that it is agreed that should Revolving Credit Loans exceed the ceiling so determined or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Obligations and, as such, shall be entitled to all benefits thereof and security therefor. The principal amount of any Revolving Credit Loan which is repaid or prepaid may be reborrowed by the U.S. Borrowers in accordance with the terms of this SECTION 2A.1. The Agent's and each Lender's books and records reflecting the date and the amount of each Revolving Credit Loan and each repayment of principal thereof shall constitute prima facie evidence of the accuracy of the information contained therein, subject to the provisions of SECTION 3.5.

     Section 2A.2 MANNER OF BORROWING REVOLVING CREDIT LOANS. Borrowings of the Revolving Credit Loans shall be made as follows:

     (a)  REQUESTS FOR BORROWING.

          (i) PRIME RATE REVOLVING CREDIT LOANS. A request for the borrowing of a Prime Rate Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner:

               (A) the Borrowers' Agent may request a Prime Rate Revolving Credit Loan by notifying the Agent, on the Business Day before the proposed borrowing date or on the proposed borrowing date (any such notice given on the proposed borrowing date to be received by the Agent no later than 11:00 a.m.), of its intention to borrow, specifying the effective date and amount of such proposed Prime Rate Revolving Credit Loan;

               (B) unless payment is otherwise made by the U.S. Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the Notes as interest shall be deemed to be a request for a Prime Rate Revolving Credit Loan on the due date in the amount required to pay such interest, and such request shall be irrevocable; and

               (C) unless payment is otherwise made by the U.S. Borrowers, the maturity of any Obligation required to be paid shall be deemed to be a request for a Prime Rate Revolving Credit Loan on the due date in the amount required to pay such Obligation, and such request shall be irrevocable.

          (ii) LIBOR REVOLVING CREDIT LOANS. The Borrowers' Agent may request a LIBOR Revolving Credit Loan by notifying the Agent (which notice shall be irrevocable) on the date three Business Days before the day on which the requested LIBOR Revolving Credit Loan is to be made (such notice to be received by the Agent no later than 11:00 a.m.), specifying the effective date and amount of such LIBOR Revolving Credit Loan and the duration of the applicable Interest Period; PROVIDED that, notwithstanding anything to the contrary contained in this Agreement, if an Event of Default exists the U.S. Borrowers shall not have the right to request LIBOR Loans.

          (iii) NOTICE OF BORROWING. Any request for a Prime Rate Revolving Credit Loan under SECTION 2A.2(a)(i)(A) or a LIBOR Revolving Credit Loan under SECTION 2A.2(a)(ii) shall be made in writing (including telecopy) by the delivery of a Notice of Borrowing or by telephone and, in the case of any telephonic notice, shall be immediately followed by a written confirmation thereof in the form of a Notice of Borrowing, PROVIDED that the failure to provide written confirmation shall not invalidate any telephonic notice and, if such written confirmation differs in any respect from the action taken by the Agent, the records of the Agent shall control absent manifest error.

          (iv) NOTIFICATION OF LENDERS. Unless the Agent has elected periodic settlements pursuant to SECTION 3.8, the Agent shall promptly notify the Lenders of any Notice of Borrowing given or deemed given pursuant to this
     SECTION 2A.2(a) by 12:00 noon on the proposed borrowing date (in the case of Prime Rate Revolving Credit Loans) or by 3:00 p.m. two Business Days before the proposed borrowing date (in the case of LIBOR Revolving Credit Loans). Not later than 1:30 p.m. on the proposed borrowing date, each Lender will make available to the Agent, for the account of the U.S. Borrowers, at the Agent's Office in funds immediately available to the Agent, an amount equal to such Lender's Commitment Percentage of such Prime Rate Revolving Credit Loan or LIBOR Revolving Credit Loan, as the case may be.

     (b) DISBURSEMENT OF LOANS. The U.S. Borrowers hereby irrevocably authorize the Agent to disburse the proceeds of each borrowing requested, or deemed to be requested, pursuant to this SECTION 2A.2 as follows: (i) the proceeds of each borrowing requested under SECTION 2A.2(a)(i)(A) or SECTION 2A.2(ii) shall be disbursed by the Agent in lawful money of the United States of America in immediately available funds, (A) in the case of the initial borrowing, in accordance with the terms of the written instructions from the Borrowers' Agent to the Agent, and (B) in the case of each subsequent borrowing, by credit to such account as may be agreed upon by the Borrowers' Agent and the Agent from time to time; and (ii) the proceeds of each borrowing requested under SECTION 2A.2(a)(i)(B) or (C) shall be disbursed by the Agent by way of direct payment of the relevant principal, interest or other Obligation, as the case may be.

     Section 2A.3 REPAYMENT OF REVOLVING CREDIT LOANS. The Revolving Credit Loans may be prepaid, and will be repaid as follows: (a) whether or not any Default or Event of Default has occurred, the outstanding principal amount of all the Revolving Credit Loans is due and payable, and shall be repaid by the U.S. Borrowers in full together with accrued and unpaid interest on the amount repaid to the date of repayment, on the Termination Date; (b) if at any time the aggregate unpaid principal amount of the Revolving Credit Loans then outstanding exceeds the Borrowing Base (plus any Overadvance then permitted by the Agent in its discretion under SECTION 3.7(d)), the U.S. Borrowers shall repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount repaid to the date of repayment; and
(c) the U.S. Borrowers hereby instruct the Agent to repay the Revolving Credit Loans outstanding on any day in an amount equal to the amount received by the Agent on such day pursuant to SECTION 7.1(b).

     Section 2A.4 REVOLVING CREDIT NOTES. Each Lender's Revolving Credit Loans and the joint and several obligation of the U.S. Borrowers to repay such Loans shall also be evidenced by a Revolving Credit Note payable to the order of such Lender.

     Section 2A.5 EXTENSION OF FACILITY. Upon the request of the U.S. Borrowers, the Agent and the Lenders may, in their sole discretion, effective as of any anniversary of the Effective Date, agree to extend the Revolving Credit Facility for a period of time beyond the then effective Termination Date. Each such extension shall be effected by the Borrowers', the Agent's and all Lenders' execution and delivery of a written agreement evidencing such extension.

     Section 2A.6   LETTERS OF CREDIT.

     (a) If requested to do so by a U.S. Borrower, and provided no Default or Event of Default exists hereunder, the Agent will execute a guaranty (in form and substance acceptable to the Agent) by which the Agent or an Affiliate of the Agent shall guaranty the payment or performance by such U.S. Borrower of its reimbursement obligation with respect to Letters of Credit issued for such U.S. Borrower's account by the Issuing Bank (each, a "Letter of Credit Guaranty"); PROVIDED, HOWEVER, that in no event shall the Agent be obligated to issue any Letter of Credit Guaranty if the U.S. Borrowers' obligations in respect of all such Letter of Credit Guarantees then outstanding exceeds $250,000 in the aggregate or if the expiry date of any such Letter of Credit shall or may under any circumstances occur on or after the date which is five Business Days prior to the Termination Date.

     (b) The U.S. Borrowers, jointly and severally, shall be absolutely and unconditionally liable to reimburse the Agent on demand for any liability the Agent may incur in connection with any Letter of Credit Guaranty, and the U.S. Borrowers assume all risks in connection therewith.

     (c) Promptly after the issuance of any Letter of Credit Guaranty, the Agent shall give each Lender written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit Guaranty. Immediately upon issuance by the Agent of a Letter of Credit Guaranty, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation in such Letter of Credit Guaranty, equal to such Lender's Commitment Percentage of the face amount thereof (including, without limitation, all obligations of the U.S. Borrowers with respect thereto, other than amounts owing to the Agent under SECTION 3.2(d)(ii), and any security therefor or guaranty pertaining thereto).

     (d) In the event that the Agent makes a payment under any Letter of Credit Guaranty and the Agent shall not have been repaid such amount pursuant to CLAUSE
(b) above, then the Agent shall be deemed to have made a Non-Ratable Loan in the amount of such payment, and notwithstanding the occurrence or continuance of a Default or Event of Default at the time of such payment, such Non-Ratable Loan shall be subject to the provisions of SECTION 3.8(c) and the absolute obligations of the Lenders to pay for their respective participation interests therein. Further, in the event any payment by or on behalf of any U.S. Borrower with respect to any Letter of Credit Guaranty received by the Agent and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Commitment Percentages of such amount set aside, avoided or recovered together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

     (e) Whenever the Agent receives a payment from or on behalf of the U.S. Borrowers on account of a Letter of Credit Guaranty as to which the Agent has previously received payment from a Lender pursuant to this SECTION 2A.6, the Agent shall promptly pay to such Lender such Lender's Commitment Percentage of the amount of such payment from the U.S. Borrowers. Each such payment shall be made by the Agent on the Business Day on which the Agent receives immediately available funds pursuant to the immediately preceding sentence, if received prior to 11:00 a.m. on such Business Day, and otherwise on the next succeeding Business Day.

     (f) Any action taken or omitted to be taken by the Agent under or in connection with any Letter of Credit Guaranty, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of the Agent to any Lender or relieve any Lender of its obligations hereunder to the Agent.

     (g) The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit Guaranty and their participations therein pursuant to the provisions hereof, with respect to any liability the Agent may incur in connection with any Letter of Credit Guaranty, and the joint and several obligations of the U.S. Borrowers to make payments to the Agent, for the account of Lenders, with respect to any liability the Agent may incur in connection with any Letter of Credit Guaranty, shall be irrevocable and shall not be subject to any qualification or exception whatsoever.

     Section 2A.7 MANDATORY REPAYMENTS. In connection with any sale or other disposition of the capital stock (or all or substantially all of the assets) of Leisegang pursuant to the terms of SECTION 10.7, Parent shall (a) cause the proceeds from such sale or disposition, net of commissions and other reasonable fees, costs and expenses associated therewith, to be applied to the prepayment of the outstanding Revolving Credit Loans, (b) cause any net proceeds remaining after the prepayment in full of all outstanding Revolving Credit Loans to be applied to the prepayment of the Equipment Acquisition Loans in accordance with
SECTION 2B.5, and (c) deliver to the Agent a certificate of its chief financial officer demonstrating the calculations of the amount required to be paid.

                     B. EQUIPMENT ACQUISITION LOAN FACILITY

     Section 2B.1 EQUIPMENT ACQUISITION LOANS. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees, severally, but not jointly, to make Equipment Acquisition Loans (a) to the U.S. Borrowers on the Effective Date in an amount equal to such Lender's Commitment Percentage of the Equipment Acquisition Loan requested to be made on the Effective Date, and (b) to the Borrowers from time to time thereafter until the Equipment Acquisition Loan Transition Date, as requested by the Borrowers in accordance with the terms of
SECTION 2B.2, in amounts equal to such Lender's Commitment Percentage of each such Equipment Acquisition Loan requested; PROVIDED, HOWEVER, that (i) the aggregate principal amount of all U.S Equipment Acquisition Loans (after giving effect to the Loans requested) made or outstanding hereunder shall not at any time exceed $10,000,000 or, if less, the U.S. Equipment Acquisition Loan Limit,
(ii) the aggregate principal amount of all German Equipment Acquisition Loans (after giving effect to the Loans requested) made or outstanding hereunder shall not at any time exceed the Alternate Currency Equivalent of $3,000,000 or, if less, the German Equipment Acquisition Loan Limit, (iii) each U.S. Equipment Acquisition Loan shall be in an aggregate principal amount of at least $100,000 and each German Equipment Acquisition Loans shall be in an aggregate principal amount of the Alternate Currency Equivalent of at least $500,000, (iv) no Equipment Acquisition Loan shall be made after October 31, 1999 unless the Borrowers have provided evidence to the Agent that the Borrowers have met or exceeded the EBITDA projections set forth in the Budget (as defined in SECTION 4.1(a)(20)) as of the most recent fiscal month end of the Borrowers for the fiscal year-to-date period then ended, (v) no Equipment Acquisition Loan which is repaid or prepaid (whether such repayment or prepayment is voluntary or mandatory) may be reborrowed, (vi) no German Equipment Acquisition Loan shall be made until the Agent's receipt of an opinion of the German Borrower's local German counsel, in form and substance reasonably acceptable to the Agent, as to the enforceability of the German Borrower's obligations under this Agreement under German law, and (vii) no Equipment Acquisition Loan shall be made during the periods set forth below if such Equipment Acquisition Loan would cause the aggregate amount of Equipment Acquisition Loans (excluding the Equipment Acquisition Loans made on the Effective Date) made during such period to exceed the limits set forth below (such limits to include the Alternate Currency Equivalent of all German Equipment Acquisition Loans made during such period):

                     -----------------------------------------------------------------------
                                                                 EQUIPMENT ACQUISITION
                                   PERIOD                             LOAN LIMIT
                     -----------------------------------------------------------------------

                     -----------------------------------------------------------------------
                             10/1/99 - 10/31/99                      $  500,000
                     -----------------------------------------------------------------------
                             10/1/99 - 11/30/99                      $3,150,000
                     -----------------------------------------------------------------------
                             10/1/99 - 12/31/99                      $5,300,000
                     -----------------------------------------------------------------------

The Agent's and each Lender's books and records reflecting the date and the amount of each Equipment Acquisition Loan and each repayment of principal thereof shall constitute prima facie evidence of the accuracy of the information contained therein, subject to the provisions of SECTION 3.5.

     Section 2B.2 MANNER OF BORROWING EQUIPMENT ACQUISITION LOANS. Borrowings of the Equipment Acquisition Loans shall be made as follows:

     (a)  REQUESTS FOR BORROWING.

          (i) U.S. EQUIPMENT ACQUISITION LOANS. The U.S. Borrowers may request a U.S. Equipment Acquisition Loan by giving the Agent a Notice of Borrowing (which notice shall be irrevocable) not later than 11:00 a.m. on the date five Business Days before the day on which the requested U.S. Equipment Acquisition Loan is to be made (or, in the case of the Equipment Acquisition Loans to be made on the Effective Date, no later than 11:00 a.m. on the Effective Date, provided such Equipment Acquisition Loans shall initially bear interest as Prime Rate Loans), which Notice of Borrowing shall contain such information as the Agent may reasonably request, PROVIDED the U.S. Borrowers shall not be permitted to request, and the Lenders shall not be required to make, LIBOR Equipment Acquisition Loans at any time during the existence of an Event of Default.

          (ii) GERMAN EQUIPMENT ACQUISITION LOANS. The German Borrower may request a German Equipment Acquisition Loan by giving the Agent a Notice of Borrowing (which notice shall be irrevocable) not later than 11:00 a.m. on the date five Business Days before the day on which the requested German Equipment Acquisition Loan is to be made, which Notice of Borrowing shall contain such information as the Agent may reasonably request.

          (iii) NOTIFICATION OF LENDERS. The Agent shall notify the Lenders of any Notice of Borrowing given or deemed given pursuant to this SECTION 2B.2(a) by 12:00 noon on the proposed borrowing date (in the case of Prime Rate Equipment Acquisition Loans) or by 3:00 p.m. two Business Days before the proposed borrowing date (in the case of LIBOR Equipment Acquisition Loans). Not later than 1:30 p.m. on the proposed borrowing date, each Lender will make available to the Agent, for the account of the Borrowers, at the Agent's Office in funds immediately available to the Agent (in Dollars in the case of U.S. Equipment Acquisition Loans, and in the Alternate Currency in the case of German Acquisition Loans), an amount equal to such Lender's Commitment Percentage of such Prime Rate Equipment Acquisition Loan or LIBOR Equipment Acquisition Loan, as the case may be.

     (b) DISBURSEMENT OF LOANS. Each Borrower hereby irrevocably authorizes the Agent to disburse the proceeds of each borrowing requested pursuant to this
SECTION 2B.2 by wire transfer by the Agent in Dollars, in the case of U.S. Equipment Acquisition Loans, and the Alternate Currency, in the case of German Equipment Acquisition Loans, in immediately available funds to such account as may be designated by the applicable Borrower to the Agent from time to time.

     Section 2B.3 REPAYMENT OF EQUIPMENT ACQUISITION LOANS. The Equipment Acquisition Loans will be repaid as follows:

     (a) To and including the Equipment Acquisition Loan Transition Date, there shall be no scheduled payments of principal on any Equipment Acquisition Loan.

     (b) On the Equipment Acquisition Loan Transition Date, (i) the outstanding principal balance of all U.S. Equipment Acquisition Loans shall be consolidated, and such consolidated balance shall be due and payable, and shall be repaid in full by the U.S. Borrowers in Dollars, in consecutive quarterly installments of principal on the first day of each February, May, August and November thereafter, based on a 5 year level amortization, and (ii) the outstanding principal balance of all German Equipment Acquisition Loans shall be consolidated, and such consolidated balance shall be due and payable, and shall be repaid in full by the German Borrower in the Alternate Currency, in consecutive quarterly installments of principal on the first day of each February, May, August and November thereafter, based on a 5 year level amortization.

     (c) Notwithstanding anything herein to the contrary, all Equipment Acquisition Loans shall be paid in full on the Termination Date.

     Section 2B.4 EQUIPMENT ACQUISITION NOTES. (a) Each Lender's U.S. Equipment Acquisition Loans and the joint and several obligation of the U.S. Borrowers to repay such U.S. Equipment Acquisition Loans shall also be evidenced by an Equipment Acquisition Note payable to the order of such Lender.

     (b) Each Lender's German Equipment Acquisition Loans and the obligation of the German Borrower to repay such German Equipment Acquisition Loans shall also be evidenced by an Equipment Acquisition Note payable to the order of such Lender.

     Section 2B.5   PREPAYMENT OF EQUIPMENT ACQUISITION LOANS.

     (a) VOLUNTARY PREPAYMENT. The Borrowers shall have the right at any time and from time to time, upon at least five days' prior written notice to the Agent, to prepay the Equipment Acquisition Loans in whole or in part on any Business Day. Each partial prepayment of the Equipment Acquisition Loans shall be in a principal amount of at least $100,000, or the Alternate Currency Equivalent thereof, and shall be applied to the principal installments of the Equipment Acquisition Loans in the inverse order of their maturities, together with all amounts due under SECTION 3.10 as a result of such prepayment. On the prepayment date, the Borrowers shall pay interest on the amount prepaid, accrued to the prepayment date. Any notice of prepayment given by the Borrowers hereunder shall be irrevocable, and the amount to be prepaid (including accrued interest and any prepayment fees) shall be due and payable on the date designated in the notice.

     (b)  MANDATORY PREPAYMENTS.

          (i) Any and all amounts received by the Borrowers as proceeds from the sale of any Equipment or Mortgaged Real Estate shall be paid, immediately upon receipt by the Borrowers, to the Agent, and shall be applied to the prepayment of the Equipment Acquisition Loans, unless, in the case of the proceeds from the sale of Equipment, such amounts are being used by the Borrowers within 30 days after receipt to acquire Equipment or Real Estate in the ordinary course of the Borrowers' business that will be subject to the Security Interest and unencumbered by any other Lien.

          (ii) Within 125 days after the end of each fiscal year of the Borrowers (commencing with the fiscal year ending on September 30, 2000), but in any event within five Business Days after delivery of the audited financial statements required under SECTION 9.1(a), the Borrowers shall prepay the Equipment Acquisition Loans in an amount equal to 50% of Excess Cash Flow for the fiscal year with respect to which such financial statements were delivered. Concurrently with the making of any such payment, the Borrowers' Agent shall deliver to the Agent a certificate of its chief financial officer demonstrating the calculation of the amount required to be paid.

          (iii) In the event that, at any time after the Effective Date, Parent or any of its Subsidiaries consummates a public offering of its stock, no later than the second Business Day following the date of receipt of the proceeds from such offering, the Borrowers shall (A) apply such proceeds, net of underwriting discounts and commissions and other reasonable fees, costs and expenses associated therewith, to the prepayment of the Equipment Acquisition Loans, and (B) the Borrowers' Agent shall deliver to the Agent a certificate of its chief financial officer demonstrating the calculations of the amount required to be paid.

          (iv) In connection with any sale or other disposition of the capital stock (or all or substantially all of the assets) of Leisegang pursuant to the terms of SECTION 10.7, Parent shall cause any net proceeds remaining after the prepayment in full of all outstanding Revolving Credit Loans in accordance with SECTION 2A.7 to be applied to the prepayment of the Equipment Acquisition Loans.

          (v) All prepayments under this SECTION 2B.5(b) shall be applied to principal installments of the U.S. Equipment Acquisition Loans in the inverse order of their maturities and then to principal installments of the German Equipment Acquisition Loans in the inverse order of their maturities. Together with any such payment, the Borrowers shall pay all amounts due under SECTION 3.10 as a result of such prepayment. On the prepayment date, the Borrowers shall pay interest on the amount prepaid, accrued and unpaid to the prepayment date.

          (vi) The Borrowers shall also be obligated to prepay the Equipment Acquisition Loans in full together with accrued and unpaid interest thereon (and all amounts due under SECTION 3.10 as a result of such prepayment) upon any termination of this Agreement pursuant to SECTION 3.6 or otherwise or upon any acceleration of the Equipment Acquisition Loans pursuant to
     ARTICLE 11.

                       ARTICLE 3 - GENERAL LOAN PROVISIONS

     Section 3.1    INTEREST.

     (a) PRIME RATE LOANS. Subject to the provisions of SECTION 3.1(d), the U.S. Borrowers will pay interest on the unpaid principal amount of each Prime Rate Revolving Credit Loan and each U.S. Equipment Acquisition Loan which is a Prime Rate Loan, in each case for each day from the day such Loan is made until such Loan is paid (whether at maturity, by reason of acceleration, or otherwise) or is converted to a Loan of a different Type, at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) the Prime Rate, payable monthly in arrears as it accrues on each Interest Payment Date and on the Termination Date.

     (b) LIBOR LOANS. Subject to the provisions of SECTION 3.1(d), (i) the U.S. Borrowers will pay interest on the unpaid principal amount of each LIBOR Revolving Credit Loan and each U.S. Equipment Acquisition Loan which is a LIBOR Loan, and (ii) the German Borrower will pay interest on the unpaid principal amount of each German Equipment Acquisition Loan, in each case for the applicable Interest Period at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) LIBOR, payable in arrears as it accrues on each Interest Payment Date, and when such LIBOR Loan is due (whether at maturity, by reason of acceleration or otherwise).

     (c) OTHER OBLIGATIONS. The Borrowers will, to the extent permitted by applicable law, pay interest on the unpaid principal amount of any Obligation that is due and payable, other than the Loans, in accordance with SECTIONS 3.1(a) or (d), as applicable, as if such Obligation were a Prime Rate Revolving Credit Loan.

     (d) DEFAULT RATE. If there shall occur and be continuing an Event of Default, at the election of the Required Lenders, the unpaid principal amount of the Loans and other Obligations shall no longer bear interest in accordance with the terms of SECTION 3.1(a), (b) or (c), but shall bear interest for each day from the date of such Event of Default until such Event of Default shall have been cured or waived at a rate per annum equal to the sum of (i) the Default Margin and (ii) the rate otherwise applicable to such Loan or other Obligation, payable on demand. The interest rate provided for in the preceding sentence shall, to the extent permitted by applicable law, apply to and accrue on the amount of any judgment entered with respect to any Obligation and shall continue to accrue at such rate during any proceeding described in SECTION 11.1(g) or
(h).

     (e) CALCULATION OF INTEREST. The interest rates provided for in SECTIONS 3.1(a), (b), (c) and (d) shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

     (f) MAXIMUM RATE. It is not intended by the Lenders, and nothing contained in this Agreement, any of the Notes or any other Loan Document shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable law (the "Maximum Rate"). In the event any Lender receives, collects or applies as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the applicable Obligation, and, if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrowers.

     Section 3.2    CERTAIN FEES.

     (a) CLOSING FEE. As additional consideration for the extensions of credit provided for hereunder, the Borrowers shall pay to the Agent, in addition to any interest and other fees due under this Agreement, a closing fee as set forth in the Fee Letter, such closing fee to be shared among the

Agent and the Lenders as set forth in separate written agreements among the Agent and the Lenders. The closing fee provided for herein shall compensate the Agent and the Lenders for the internal costs associated with the origination, structuring, processing, approving and closing of the transactions contemplated by this Agreement, including, but not limited to, administrative, general overhead and lost opportunity costs, but not including any out-of-pocket expenses for which the Borrowers have agreed to reimburse the Agent or any Lender, including, without limitation, the Agent's out-of-pocket expenses incurred in connection with its due diligence examination of the Borrowers and the closing of the transactions contemplated by this Agreement. The closing fee shall be fully earned on the Effective Date and shall not be subject to refund or rebate.

     (b) AGENT FEE. For administration and other services performed by the Agent in connection with its continuing administration of this Agreement, the Borrowers shall pay to the Agent, for its own account, an annual fee as set forth in the Fee Letter, payable on the Effective Date and on each anniversary of the Effective Date for so long as any Obligation shall remain outstanding or the Revolving Credit Facility shall not have been terminated. The fee payable pursuant to this SECTION 3.2(b) shall be fully earned by the Agent on the date payment thereof is due and shall not be subject to refund or rebate.

     (c) COMMITMENT FEE. In connection with and as consideration for the holding available for the use of the U.S. Borrowers hereunder the full amount of the Revolving Credit Facility, the U.S Borrowers will pay a fee to the Agent, for the ratable benefit of the Lenders, for each day from the Effective Date until the Termination Date, in an amount equal to 0.50% per annum of the unused portion of the Revolving Credit Facility for such day. Such fee shall be payable monthly in arrears on each Interest Payment Date and on the date of any permanent reduction in the Revolving Credit Facility and shall be fully earned when due and payable and shall not be subject to refund or rebate. Such fee is not, and shall not be deemed to be, interest or a charge for the use of money.

     (d)  LETTER OF CREDIT FEES. The U. S. Borrowers agree to pay to the Agent
(i) for the ratable benefit of the Lenders, Letter of Credit fees equal to the Applicable Margin from time to time applicable to LIBOR Revolving Credit Loans based on the average daily aggregate face amount of all Letters of Credit from time to time outstanding during the term of this Agreement, such fees to be due and payable in arrears on the first day of each month, (ii) for the Agent's own account, a facing fee of 0.375% of the face amount of each Letter of Credit, such fee to be paid on the date of the issuance of each Letter of Credit, and
(iii) for the account of the Agent or the Issuing Bank, as the case may be, the Issuing Bank's standard fees and charges with respect to the amendment, processing, negotiation, renewal, and extension of letters of credit and drawings thereunder.

     (e) COLLECTION FEE. During the period from and including the Effective Date to and including the Termination Date, the U.S. Borrowers will pay to the Agent, for its own account, on the first day of each month an amount of interest computed at the Effective Interest Rate applicable to Prime Rate Revolving Credit Loans on each remittance (other than a remittance received via wire transfer, automated clearinghouse transfer or otherwise in immediately available funds) received by the Agent against Receivables (as contemplated by SECTION 7.1 hereof) during the preceding month, from the close of business on the date of receipt of each such remittance until the close of business on the first Business Day following the receipt of the remittance, as compensation for delays in the collection and clearance of checks and other remittances.

     (f) GENERAL. All fees shall be fully earned by the identified recipient thereof when due and payable and, except as otherwise set forth herein or required by applicable law, shall not be subject to refund or rebate. All fees provided for in this SECTION 3.2 are for compensation for services and are not, and shall not be deemed to be, interest or a charge for the use of money. All fees under SECTIONS 3.2(c) and (d) shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

     Section 3.3    MANNER OF PAYMENT. Except as otherwise expressly provided in
SECTION 7.1(b), each payment (including prepayments) by the Borrowers on account of the principal of or interest on the Loans or of any other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 12:00 noon on the date specified for payment under this Agreement to the Agent, for the account of the Lenders, at the Agent's Office, in the Alternate Currency, in the case of any German Equipment Acquisition Loan, and in Dollars, in all other cases, in immediately available funds, and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before 1:00 p.m. on such day shall be deemed a payment on such date for the purposes of SECTION 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.

     Section 3.4. GENERAL. If any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing interest, if any, in accordance with such payment.

     Section 3.5    LOAN ACCOUNTS; STATEMENTS OF ACCOUNTS.

     (a) Each Lender shall open and maintain on its books a single loan account in the Borrowers' name (each, a "Loan Account" and collectively, the "Loan Accounts"). Each such Loan Account shall show as debits thereto each Loan made under this Agreement by such Lender to the Borrowers and as credits thereto all payments received by such Lender and applied to principal of such Loan, so that the balance of the Loan Account at all times reflects the principal amount due such Lender from the Borrowers.

     (b) The Agent shall maintain on its books a single control account for the Borrowers in which shall be recorded (i) the amount of each disbursement made hereunder, (ii) the amount of any principal or interest due or to become due from the Borrowers hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrowers and each Lender's ratable share therein.

     (c) The entries made in the accounts pursuant to SUBSECTIONS (a) and (b) shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrowers therein recorded and in case of discrepancy between such accounts, in the absence of manifest error, the accounts maintained pursuant to SUBSECTION (b) shall be controlling.

     (d) The Agent will account separately to the Borrowers' Agent monthly with a statement of Loans, charges and payments made to and by the Borrowers pursuant to this Agreement, and such accounts rendered by the Agent shall be deemed final, binding and conclusive, save for manifest error, unless the Agent is notified by the Borrowers' Agent in writing to the contrary within 30 days of the date the account to the Borrowers' Agent was so rendered. Such notice by the Borrowers' Agent shall be deemed an objection to only those items specifically objected to therein. Failure of the Agent to render such account shall in no way affect the rights of the Agent or of the Lenders hereunder.

     Section 3.6    TERMINATION OF AGREEMENT. Subject to the provisions of
SECTION 3.10, the Borrowers shall have the right, at any time, to terminate this Agreement upon not less than 60 days prior written notice to the Agent of their intention to terminate this Agreement, which notice shall specify the effective date of such termination. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. On the date specified in such notice, such termination shall be effected, PROVIDED, that the Borrowers shall, on or prior to such date, pay to the Agent, for the account of the Lenders, in same day funds, an amount equal to all Obligations then outstanding, including, without limitation, all (a) accrued interest thereon, (b) all accrued fees provided for hereunder, and (c) any amounts payable to the Agent and the Lenders pursuant to SECTIONS 3.9, 3.10, 15.2 and 15.11, and, in addition thereto, shall deliver to the Agent, in respect of each outstanding Letter of Credit, a supporting letter of credit or cash collateral in an amount and on terms acceptable to the Agent. Following a notice of termination as provided for in this SECTION 3.6 and upon payment in full of the amounts specified in this SECTION 3.6, this Agreement shall be terminated and the Agent, the Lenders and the Borrowers shall have no further obligations to any other party hereto except for any indemnity obligations which expressly survive the termination of this Agreement.

     Section 3.7    MAKING OF LOANS.

     (a) NATURE OF OBLIGATIONS OF LENDERS TO MAKE LOANS. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several.

     (b) ASSUMPTION BY AGENT. Subject to the provisions of SECTION 3.8 and notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Revolving Credit Loans hereunder subsequent to the Revolving Credit Loans to be made on the Effective Date, unless the Agent shall have received notice from the Required Lenders in accordance with the provisions of SECTION 3.7(c) prior to a proposed borrowing date that such Lenders will not make available to the Agent such Lenders' ratable portion of the amount to be borrowed on such date, the Agent may assume that the Lenders will make such portion available to the Agent in accordance with SECTION 2A.2, and the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent any Lender shall not make such ratable portion available to the Agent, such Lender and the Borrowers severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent at the Effective Interest Rate or, if lower, subject to SECTION 3.1(f), the Maximum Rate. If such Lender shall repay to the Agent such corresponding amount, the amount so repaid shall constitute such Lender's Commitment Percentage of the Loan made on such borrowing date for purposes of this Agreement. The failure of any Lender to make its Commitment Percentage of any Loan available shall not (without regard to whether the Borrowers shall have returned the amount thereof to the Agent in accordance with this SECTION 3.7) relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

     (c)  DELEGATION OF AUTHORITY TO AGENT. Without limiting the generality of
SECTION 13.1, each Lender expressly authorizes the Agent to determine on behalf of such Lender (i) any reduction or increase of advance rates applicable to the Borrowing Base, the German Equipment Acquisition Loan Limit and the U.S. Equipment Acquisition Loan Limit so long as such advance rates do not at any time exceed the rates set forth in the respective definitions of Borrowing Base, German Equipment Acquisition Loan Limit and U.S. Equipment Acquisition Loan Limit, (ii) the creation or elimination of any reserves (other than the Letter of Credit Reserve) against the Revolving Credit Facility and the Borrowing Base,
(iii) whether or not Inventory or Receivables shall be deemed to constitute Eligible Inventory or Eligible Receivables, and (iv) whether or not Equipment shall be deemed to constitute Eligible Equipment. Such authorization may be withdrawn by the Required Lenders by giving the Agent and the Borrowers' Agent written notice of such withdrawal signed by the Required Lenders; PROVIDED, HOWEVER, that unless otherwise agreed by the Agent (with prompt notice thereof to the Borrowers' Agent) such withdrawal of authorization shall not become effective until the thirtieth Business Day after receipt of such notice by the Agent. Thereafter, the Required Lenders shall jointly instruct the Agent in writing regarding such matters with such frequency as the Required Lenders shall jointly determine. Unless and until the Agent shall have received written notice from the Required Lenders as to the existence of a Default, an Event of Default or some other circumstance which would relieve the Lenders of their respective obligations to make Loans hereunder, which notice shall be in writing and shall be signed by the Required Lenders and shall expressly state that the Required Lenders do not intend to make available to the Agent such Lenders' ratable share of Loans made after the effective date of such notice, the Agent shall be entitled to continue to make the assumptions described in SECTION 3.7(b). The notice described in the preceding sentence shall become effective on the third Business Day after receipt of such notice by the Agent unless otherwise agreed by the Agent. The Agent shall not be required to make any Loan as to which it shall have received notice by a Lender of such Lender's intention not to make its ratable portion of such Loan available to the Agent. Any withdrawal of authorization under this SECTION 3.7(c) shall not affect the validity of any Loans made prior to the effectiveness thereof.

     (d) OVERADVANCES. Notwithstanding anything to the contrary contained elsewhere in this SECTION 3.7 or this Agreement or the other Loan Documents, and whether or not a Default or Event of Default exists at the time, unless the Agent has received a written notice from the Required Lenders that such Lenders do not intend to make available to the Agent such Lenders' ratable share of Loans (which notice shall have become effective in accordance with the provisions of SECTION 3.7), the Agent may in its discretion require all Lenders to honor requests or deemed requests by the Borrowers for Revolving Credit Loans at a time that an Overadvance exists or which would result in an Overadvance and each Lender shall be obligated to continue to make its Proportionate Share of Revolving Credit Loans, up to a maximum amount outstanding equal to its Commitment to make Revolving Credit Loans, so long as such Overadvance is not known by the Agent to exceed $500,000 and so long as such Overadvance is not outstanding for more than 30 consecutive Business Days. "Overadvance" shall mean, as of any date of determination, the amount, if any, by which (i) the outstanding principal balance of Revolving Credit Loans exceeds (ii) the Borrowing Base minus the minimum Availability required at such time pursuant to
SECTION 10.14.

     (e) REPLACEMENT OF CERTAIN LENDERS. If a Lender (the "Affected Lender") shall have failed to fund its Proportionate Share of any Loan requested (or deemed requested) by the Borrowers which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, then, in any such case and in addition to any other rights and remedies that the Agent, any other Lender or the

Borrowers may have against such Affected Lender, the Agent or the Borrowers' Agent may make written demand on such Affected Lender (with a copy to the Borrowers' Agent, in the case of any demand by the Agent, and to the Agent, in the case of any demand by the Borrowers' Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within 5 Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Eligible Assignees designated by the Agent or the Borrowers' Agent, as the case may be, all of such Affected Lender's rights and obligations under this Agreement (including its Commitments and all Loans owing to it) in accordance with ARTICLE 12. The Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within 5 Business Days after the date of such demand. The Affected Lender shall be entitled to receive, in cash and concurrently with the execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Loan Document, including the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued and unpaid interest thereon through the date of such assignment. Upon the replacement of any Affected Lender pursuant to this SECTION 3.7(e), such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Security Interest or any other Lien of the Agent in any Collateral and such Affected Lender shall have no further liability to the Agent, any Lender or any other Person under any of the Loan Documents (except as provided by applicable law, in SECTION 13.7 or elsewhere in this Agreement as to events or transactions which occur prior to the replacement of such Affected Lender).

     Section 3.8    SETTLEMENT AMONG LENDERS.

     (a) EQUIPMENT ACQUISITION LOANS. The Agent shall pay to each Lender on each Interest Payment Date or date on which a payment of principal is received by the Agent with respect to the Equipment Acquisition Loans, as the case may be, its ratable share, based on the principal amount of the Equipment Acquisition Loans owing to such Lender, of all payments received by the Agent hereunder in immediately available funds in respect of the principal of, or interest on, the Equipment Acquisition Loans, net of any amounts payable by such Lender to the Agent, by wire transfer of same day funds.

     (b) REVOLVING CREDIT LOANS. It is agreed that each Lender's Net Outstandings are intended by the Lenders to be equal at all times to such Lender's Commitment Percentage of the aggregate principal amount of all Revolving Credit Loans outstanding. Notwithstanding such agreement, the several and not joint obligation of each Lender to fund Revolving Credit Loans made in accordance with the terms of this Agreement ratably in accordance with such Lender's Commitment Percentage and each Lender's right to receive its ratable share of principal payments on Revolving Credit Loans in accordance with its Commitment Percentage, the Lenders agree that in order to facilitate the administration of this Agreement and the Loan Documents that settlement among them may take place on a periodic basis in accordance with the provisions of this SECTION 3.8.

     (c) SETTLEMENT PROCEDURES AS TO REVOLVING CREDIT LOANS. To the extent and in the manner hereinafter provided in this SECTION 3.8, settlement among the Lenders as to Revolving Credit Loans may occur periodically on Settlement Dates determined from time to time by the Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in SECTION 4.2 have been met. On each Settlement Date payments shall be made by or to the Agent and the other Lenders in the manner provided in this

SECTION 3.8 in accordance with the Settlement Report delivered by the Agent pursuant to the provisions of this SECTION 3.8 in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender's Net Outstandings shall equal such Lender's Commitment Percentage of the Revolving Credit Loans outstanding.

          (i) SELECTION OF SETTLEMENT DATES. If the Agent elects, in its discretion, to settle accounts among the Lenders with respect to principal amounts of Revolving Credit Loans less frequently than each Business Day, then the Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Effective Date; PROVIDED, HOWEVER, that the Agent shall designate as a Settlement Date any Business Day which is an Interest Payment Date; and PROVIDED FURTHER, that a Settlement Date shall occur at least once during each seven-day period. The Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 12:00 noon on the proposed Settlement Date, which Settlement Report will be in the form of EXHIBIT E hereto and shall be with respect to the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.

          (ii) NON-RATABLE LOANS AND PAYMENTS. Between Settlement Dates, the Agent may (but shall not be obligated to) advance to the U.S. Borrowers out of its own funds, the entire principal amount of any Revolving Credit Loan requested or deemed requested pursuant to SECTION 2A.2 (any such Revolving Credit Loan being referred to as a "Non-Ratable Loan"). The making of each Non-Ratable Loan by the Agent shall be deemed to be a purchase by the Agent of a 100% participation in each other Lender's Commitment Percentage of the amount of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Agent for its own account. Upon demand by the Agent, each other Lender shall pay to the Agent, as the repurchase of such participation, an amount equal to 100% of such Lender's Commitment Percentage of the principal amount of such Non-Ratable Loan. Any payments received by the Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Credit Loans, shall be paid over to and retained by the Agent for such application, and such payment to and retention by the Agent shall be deemed, to the extent of each other Lender's Commitment Percentage of such payment, to be a purchase by each such other Lender of a participation in the Revolving Credit Loans (including the repurchase of participations in Non-Ratable Loans) held by the Agent. Upon demand by another Lender, with notice thereof to the Agent, the Agent shall pay to such other Lender, as a repurchase of such participation, an amount equal to such other Lender's Commitment Percentage of any such amounts (after application thereof to the repurchase of any participations of the Agent in such other Lender's Commitment Percentage of any Non-Ratable Loans) paid only to the Agent.

          (iii) NET DECREASE IN OUTSTANDINGS. If on any Settlement Date the increase, if any, in the Dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of SECTION 3.8(b) is less than such Lender's Commitment Percentage of amounts received by the Agent for its own account since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings, and the Agent shall pay to such Lender the excess allocable to such Lender.

          (iv) NET INCREASE IN OUTSTANDINGS. If on any Settlement Date the increase, if any, in the Dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of SECTION 3.8(b) exceeds such Lender's Commitment Percentage of amounts received by the Agent for its own account since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings, and such Lender shall pay to the Agent, for the account of the Agent, any excess.

          (v) NO CHANGE IN OUTSTANDINGS. If a Settlement Report indicates that no Revolving Credit Loans have been made during the period since the next preceding Settlement Date, then such Lender's Commitment Percentage of any amounts paid only to the Agent shall be paid by the Agent to such Lender. If a Settlement Report indicates that the increase in the Dollar amount of a Lender's Net Outstandings which is required to comply with the first sentence of SECTION 3.8(b) is exactly equal to such Lender's Commitment Percentage of amounts paid only to the Agent since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings.

          (vi) RETURN OF PAYMENTS. If any amounts received by the Agent in respect of the Obligations (whether or not relating to the Revolving Credit Loans) are later required to be returned or repaid by the Agent to the Borrowers or any other Obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of the Agent's Commitment Percentage of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by the Agent, pay to the Agent, for its own account, an amount equal to the excess of such Lender's Commitment Percentage of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

          (vii) PAYMENTS TO AGENT, LENDERS.

               (A) Payment by any Lender to the Agent shall be made not later than 1:00 p.m. on the Business Day such payment is due, PROVIDED that if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 10:00 a.m. on such Business Day. Payment by the Agent to any Lender shall be made by wire transfer, promptly following the Agent's receipt of funds for the account of such Lender and in the type of funds received by the Agent, PROVIDED that if the Agent receives such funds at or prior to 1:00 p.m., the Agent shall pay such funds to such Lender by 2:00 p.m. on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 2:00 p.m. on the first Business Day following the date of such demand.

               (B) If a Lender shall, at any time, fail to make any payment to the Agent required hereunder, the Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Agent may elect in its sole discretion.

               (C) With respect to the payment of any funds under this SECTION 3.8(c), whether from the Agent to a Lender or from a Lender to the Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Effective Rate.

     (d) SETTLEMENT OF OTHER OBLIGATIONS. All other amounts received by the Agent on account of, or applied by the Agent to the payment of, any Obligation owed to the Lenders (including, without limitation, fees payable to the Lenders pursuant to SECTION 3.2 and proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default) that are received by the Agent on or prior to 1:00 p.m. on a Business Day will be paid by the Agent to each Lender on the same Business Day, and any such amounts that are received by the Agent after 1:00 p.m. will be paid by the Agent to each Lender on the following Business Day. Unless otherwise stated herein, the Agent shall distribute fees payable to the Lenders pursuant to SECTION 3.2 ratably to the Lenders based on each Lender's Commitment Percentage and shall distribute proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default ratably to the Lenders based on the amount of the Obligations then owing to each Lender.

     (e) ALLOCATION OF PAYMENTS FROM BORROWERS. All monies to be applied to the Obligations, whether such monies represent voluntary payments by the Borrowers or are received pursuant to demand for payment or realized from any disposition of Collateral, shall be allocated among the Agent and such of the Lenders and other holders of the Obligations as are entitled thereto (and, with respect to monies allocated to the Lenders, on a Ratable basis unless otherwise provided in this SECTION 3.8(e)): (i) first, to the Agent to pay principal and accrued interest on any portion of any Non-Ratable Loan which the Agent may have advanced on behalf of any Lender (other than itself) and for which the Agent has not been reimbursed by such Lender or the Borrowers; (ii) second, to the Agent to pay the amount of expenses that have not been reimbursed to the Agent by the Borrowers or the Lenders, together with interest accrued thereon; (iii) third, to the Agent to pay any indemnified amount that has not been paid to the Agent by the Borrowers or the Lenders, together with interest accrued thereon; (iv) fourth, to the Agent to pay any fees due and payable to the Agent under this Agreement; (v) fifth, to the Lenders for any indemnified amount that they have paid to the Agent and for any expenses that they have reimbursed to the Agent;
(vi) sixth, to the Lenders in payment of the unpaid principal and accrued interest in respect of the Loans and any other Obligations arising under this Agreement (and the other Loan Documents) then outstanding and held by any Lender to be shared among Lenders on a ratable basis, or on such other basis as may be agreed upon in writing by all of the Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of the Borrowers); and (vii) seventh, to the holders of the other Obligations who are not Lenders on a pro rata basis. The allocations set forth in this SECTION 3.8(e) are solely to determine the rights and priorities of the Agent and the Lenders as among themselves and may be changed by the Agent and the Lenders without notice or the consent of approval of the Borrowers or any other Person. Whenever allocation is made pursuant to this SECTION 3.8(e) to the holder of Obligations in which another Lender acquires a participation, the monies received by such holder shall be shared as between such holder and such participants on a Ratable basis.

     Section 3.9    EURO PROVISIONS.

     (a) If, as a result of the implementation of the European Economic and Monetary Union ("EMU"), DM cease to be the lawful currency of Germany and are replaced by the Euro, then any amount payable hereunder by any party hereto in DM (including, without limitation, any German

Equipment Acquisition Loan to be made under this Agreement) shall instead be payable in the Euro and the amount so payable shall be determined by redenominating or converting such amount into the Euro at the exchange rate officially fixed by the European Central Bank for the purpose of implementing the EMU. Prior to the occurrence of the event described in the preceding sentence, each amount payable hereunder in DM will, except as otherwise provided herein, continue to be payable only in DM.

     (b) The German Borrower shall from time to time, at the request of the Agent, pay to the Agent for the account of each Lender the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return foregone by, such Lender or any holding company of such Lender as a result of the introduction of, changeover to or operation of the Euro in any applicable state.

     (c) In addition, this Agreement (including, without limitation, the definitions of Interbank Offered Rate and LIBOR) will be amended to the extent determined by the Agent (acting reasonably and in consultation with the Borrowers) to be necessary to reflect such implementation of the EMU and change in currency and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if such implementation and change in currency had not occurred. Except as provided in the foregoing provisions of this SECTION 3.9, no such implementation or change in currency nor any economic consequences resulting therefrom shall (i) give rise to any right to terminate prematurely, contest, cancel, rescind, alter, modify or renegotiate the provisions of this Agreement or (ii) discharge, excuse or otherwise affect the performance of any obligations of any Borrower under this Agreement, any Notes or other Loan Documents.

     Section 3.10 PAYMENTS NOT AT END OF INTEREST PERIOD; FAILURE TO BORROW. If for any reason any payment of principal with respect to any LIBOR Loan is made on any day prior to the last day of the Interest Period applicable to such LIBOR Loan or, after having given a Notice of Borrowing with respect to any LIBOR Revolving Credit Loan or a Notice of Conversion or Continuation with respect to any Loan to be continued as or converted into a LIBOR Loan, such Loan is not made or is not continued as or converted into a LIBOR Loan due to the Borrowers' failure to borrow or to fulfill the applicable conditions set forth in ARTICLE 4, the Borrowers shall pay to each Lender upon the request of the Agent or such Lender, in addition to any amounts that may be due under SECTION 3.9, an amount sufficient to compensate each Lender for any and all losses or expenses which such Lender has sustained or incurred as a consequence thereof. The Borrowers shall pay such amount upon presentation by the Agent (or as to any Lender, by such Lender) of a statement setting forth the amount and the Agent's (or such Lender's) calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

     Section 3.11 ASSUMPTIONS CONCERNING FUNDING OF LIBOR LOANS. Calculation of all amounts payable to the Lenders under this ARTICLE 3 shall be made as though each Lender had actually funded or committed to fund its LIBOR Loans through the purchase of an underlying deposit in an amount equal to the amount of such Ratable share and having a maturity comparable to the relevant Interest Period for such LIBOR Loan; PROVIDED, HOWEVER, each Lender may fund its LIBOR Loans in any manner it deems fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this ARTICLE 3.

     Section 3.12 NOTICE OF CONVERSION OR CONTINUATION. Whenever the Borrowers desire, subject to the provisions of SECTION 3.13, to convert an outstanding Loan into a Loan or Loans of a different Type or to continue all or a portion of an outstanding LIBOR Loan for a subsequent Interest Period, the Borrowers' Agent shall notify the Agent by telephone or in writing by telex or facsimile transmission (which notice shall be irrevocable) not later than 11:00 a.m. on the date three Business Days before the day on which such proposed conversion or continuation is to be effective (and such effective date of any continuation shall be the last day of the Interest Period for the applicable LIBOR Loan), provided the Borrowers shall not be permitted to convert Loans into (or continue Loans as) LIBOR Loans at any time during the existence of an Event of Default. Each such notice (a "Notice of Conversion or Continuation") shall (a) identify the Loan to be converted or continued, the aggregate outstanding principal balance thereof and, if a LIBOR Loan, the last day of the Interest Period applicable to such Loan, (b) specify the effective date of such conversion or continuation, (c) specify the principal amount of such Loan to be converted or continued and, if converted, the Type or Types into which the same is to be converted (it being understood that all German Equipment Acquisition Loans shall be LIBOR Loans), and (d) the Interest Period to be applicable to LIBOR Loan as converted or continued, and shall, if notice thereof was originally given by telephone, be immediately followed by a signed, written confirmation thereof by the Borrowers' Agent in a form acceptable to the Agent, PROVIDED that the failure to provide a written confirmation shall not invalidate any telephonic notice and, if such written confirmation differs in any respect from the action taken by the Lenders, the records of the Agent shall control absent manifest error.

     Section 3.13 CONVERSION OR CONTINUATION. Subject to the provisions of SECTIONS 3.12 and 3.15, the Borrowers may request that all or any part of any outstanding Loan be converted into a Loan or Loans of a different Type or be continued as a Loan or Loans of the same Type, in the same aggregate principal amount, on any Business Day (which, in the case of continuation of a LIBOR Loan, shall be the last day of the Interest Period applicable to such Loan), upon notice (which notice shall be irrevocable) given in accordance with SECTION 3.12, PROVIDED that (a) if an Event of Default exists, the U.S. Borrowers shall not be permitted to continue Loans as, or convert Loans into, LIBOR Loans, (b) nothing in this ARTICLE 3 shall be construed to permit the conversion of a German Equipment Acquisition Loan to a Prime Rate Loan, and (c) nothing in this
ARTICLE 3 shall be construed to permit the conversion of a Revolving Credit Loan to an Equipment Acquisition Loan, or vice versa, or the conversion of a U.S. Equipment Acquisition Loan to a German Equipment Acquisition Loan, or vice versa.

     Section 3.14 DURATION OF INTEREST PERIODS; MAXIMUM NUMBER OF LIBOR LOANS; MINIMUM INCREMENTS

     (a) Subject to the provisions of the definition of "Interest Period", the duration of each Interest Period applicable to a LIBOR Loan shall be as specified in the applicable Notice of Borrowing or Notice of Conversion or Continuation. The Borrowers may elect a subsequent Interest Period to be applicable to any LIBOR Loan by giving a Notice of Conversion or Continuation with respect to such Loan in accordance with SECTION 3.12.

     (b)  If the Agent does not receive a notice of election in accordance with
SECTION 3.12 with respect to the continuation of a Dollar LIBOR Loan within the applicable time limits specified in said SECTION 3.12, or if, when such notice must be given, an Event of Default exists or such Type of Loan is not available, the Borrowers shall be deemed to have elected to convert such Dollar LIBOR Loan in whole into a Prime Rate Loan on the last day of the Interest Period therefor. If the Agent does not receive a notice of election in accordance with SECTION
3.12 with respect to the continuation of an Alternate

Currency LIBOR Loan within the applicable time limits specified in said SECTION 3.12, the German Borrower shall be deemed to have elected to continue such Alternate Currency LIBOR Loan in whole on the last day of the Interest Period therefor as an Alternate Currency LIBOR Loan with a one month Interest Period.

     (c) Notwithstanding the foregoing, the Borrowers may not select an Interest Period that would end, but for the provisions of the definition "Interest Period," after the Termination Date.

     (d) In no event shall there be more than five Dollar LIBOR Loans or two Alternate Currency LIBOR Loans outstanding hereunder at any time. For the purpose of this SUBSECTION (D), each LIBOR Revolving Credit Loan and each LIBOR Equipment Acquisition Loan having a distinct Interest Period shall be deemed to be a separate Loan hereunder.

     (e) Each LIBOR Loan shall be in a minimum amount of $500,000 or the Alternate Currency Equivalent thereof.

     Section 3.15   CHANGED CIRCUMSTANCES.

     (a) If the introduction of or any change in or in the interpretation of (in each case, after the date hereof) any law or regulation makes it unlawful, or any Governmental Authority asserts, after the date hereof, that it is unlawful, for any Lender to perform its obligations hereunder to make LIBOR Loans or to fund or maintain LIBOR Loans hereunder, such Lender shall notify the Agent of such event and the Agent shall notify the Borrowers' Agent of such event, and the right of the Borrowers to select LIBOR Loans for any subsequent Interest Period or in connection with any subsequent conversion of any Loan shall be suspended until the Agent shall notify the Borrowers' Agent that the circumstances causing such suspension no longer exist, and the Borrowers shall convert each Dollar LIBOR Loan into a Prime Rate Loan, and the Borrowers and the Agent shall in good faith agree upon an alternate interest rate (including margin) to apply to all existing and future German Equipment Acquisition Loans (the "Alternate Interest Rate"), such Alternate Interest Rate (including margin) to be established so as to compensate the Lenders for the making of German Equipment Acquisition Loans on substantially identical terms as with respect to Alternate Currency LIBOR Loans, with the interest rate on all German Equipment Acquisition Loans automatically being converted to such Alternate Interest Rate, and the Borrowers shall pay all interest accrued thereon through the date of such prepayment or conversion; PROVIDED, that if the date of such proposed conversion is not the last day of the Interest Period applicable to such LIBOR Loan, the Borrowers shall also pay any amount due pursuant to SECTION 3.10, unless such conversion arises out of an assertion by a Governmental Authority that it is unlawful for any Lender to perform its obligations hereunder to make LIBOR Loans or to fund or maintain LIBOR Loans hereunder, which assertion is based solely on the actions of such Lender and does not apply generally to other similarly situated financial institutions.

     (b) If the Agent shall, at least one Business Day before the date of any requested Loan or the effective date of any conversion or continuation of an existing Loan to be made or continued as or converted into a LIBOR Loan (each such requested Loan made and Loan to be converted or continued, a "PENDING LOAN"), notify the Borrowers' Agent that LIBOR will not adequately reflect the cost to the Lenders of making or funding such Pending Loan as a LIBOR Loan or that the Interbank Offered Rate is not reasonably determinable, including from any interest rate reporting service of recognized standing, then the right of the Borrowers to select LIBOR Loans for such Pending Loan, any subsequent Loan or in connection with any subsequent conversion or continuation of any Loan shall be suspended until the Agent shall notify the Borrowers' Agent that the circumstances causing such suspension no longer exist, and each Pending Loan and each such subsequent Loan requested to be made, continued or converted shall be made or continued as or converted into a Prime Rate Loan, in the case of Revolving Credit Loans and U.S. Equipment Acquisition Loans, and into Loans based on the Alternate Interest Rate (as defined in SECTION 3.15(a)), in the case of German Equipment Acquisition Loans.

     (c) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the LIBOR Reserve Percentage) in or in the interpretation of, in each case after the date hereof, any law or regulation (except to the extent such introduction, change or interpretation affects taxes measured by net income), or (ii) the compliance with a guideline or request (except to the extent such guideline or request affects taxes measured by net income) from any central bank or other governmental authority (whether nor not having the force of law) made after the date hereof, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining LIBOR Loans (other than as separately provided for in SECTION 3.15(d)), then the Borrowers shall from time to time, within 30 days after demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost.

     (d) If (i) the adoption of or change in, after the date hereof, any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change, after the date hereof, in the interpretation or application thereof by any governmental authority charged with the interpretation or administration thereof, or (ii) compliance by such Lender with any guideline, request or directive, made or promulgated after the date hereof, of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on a Lender's capital as a consequence of its maintaining its Loans or commitment to make Loans hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming the full utilization of such Lender's capital immediately before such adoption, change or compliance) or if any change in law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law) subjects a Lender to any tax with respect to payments of principal or interest or any other amounts payable hereunder by the Borrowers or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of such Lender imposed by the United States of America or any political subdivision thereof), in each case by any amount deemed by such Lender to be material, then such Lender shall promptly after its determination of such occurrence notify the Borrowers' Agent and the Agent thereof. The Borrowers agree to pay to the Agent, for the account of such Lender, as an additional fee from time to time, within 30 days after demand by such Lender, such amount as such Lender certifies to be the amount that will compensate it for such reduction.

     (e) Before giving any notice pursuant to SECTION 3.15(a) or making any demand pursuant to SECTION 3.15(c) or (d), each Lender agrees to use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office if the making of such a designation would avoid the need for such notice or demand, or reduce the amount of such increased cost or reduction in return and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

     (f) A certificate of a Lender claiming compensation under SECTION 3.15(c) or (d) shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder, and the method by which such amounts were determined. In determining such amount, a Lender may use any reasonable averaging and attribution methods.

     Section 3.16. BORROWERS' AGENT. Each of the Borrowers other than Parent hereby appoints Parent as, and Parent shall act under this Agreement as, the agent, attorney-in-fact and legal representative of such other Borrowers for all purposes, including requesting Loans and receiving account statements and other notices and communications to the Borrowers (or any of them) from the Agent or any Lender. The Agent and the Lenders may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Conversion or Continuation, request for a Letter of Credit, disbursement instruction, report, information or any other notice or communication made or given by Parent, whether in its own name, as Borrowers' Agent, on behalf of any other Borrower or on behalf of "the Borrowers", and neither the Agent nor any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such Notice, request, instruction, report, information, other notice or communications, nor shall the joint and several character of the U.S. Borrowers' obligations hereunder be affected, PROVIDED that the provisions of this SECTION 3.16 shall not be construed so as to preclude any Borrower from taking actions permitted to be taken by "a Borrower" hereunder.

     Section 3.17.  JOINT AND SEVERAL LIABILITY.

     (a) JOINT AND SEVERAL LIABILITY. All Loans made to the U.S. Borrowers and all of the other Obligations of the U.S. Borrowers, including all interest, fees and expenses with respect thereto (collectively, the "U.S. OBLIGATIONS"), shall constitute one joint and several direct and general obligation of all of the U.S. Borrowers. Notwithstanding anything to the contrary contained herein, each of the U.S. Borrowers shall be jointly and severally, with each other U.S. Borrower, directly and unconditionally liable to the Agent and the Lenders for all U.S. Obligations, it being agreed that the advances to each U.S. Borrower inure to the benefit of all U.S. Borrowers, and that the Agent and the Lenders are relying on the joint and several liability of the U.S. Borrowers as co-makers in extending the Loans hereunder and arranging for the issuance of Letters of Credit. Each U.S. Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any U.S. Obligation payable to the Agent or any Lender, it will forthwith pay the same, without notice or demand, unless such payment is then prohibited by applicable law (provided such U.S. Obligation shall not be extinguished by any such prohibition).

     (b) NO REDUCTION IN OBLIGATIONS. No payment or payments made by any of the U.S. Borrowers or any other Person or received or collected by the Agent or any Lender from any of the U.S. Borrowers or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the U.S. Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each U.S. Borrower under this Agreement, which shall remain liable for the U.S. Obligations until the U.S. Obligations are paid in full and the Revolving Credit Facility and the Equipment Acquisition Loan Facility are terminated.

     Section 3.18. U.S. OBLIGATIONS ABSOLUTE. Each U.S. Borrower agrees that the U.S. Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto, unless such payment is then prohibited by applicable law (provided such U.S. Obligation shall not be extinguished by any such prohibition). All U.S. Obligations shall be conclusively presumed to have been created in reliance hereon. The liabilities under this Agreement shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the U.S. Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the U.S. Obligations resulting from the extension of additional credit to any U.S. Borrower or otherwise; (c) any taking, exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the U.S. Obligations;
(d) any change, restructuring or termination of the corporate structure or existence of any U.S. Borrower; or (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any U.S. Borrower. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the U.S. Obligations is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of any U.S. Borrower or otherwise, all as though such payment had not been made.

     Section 3.19. WAIVER OF SURETYSHIP DEFENSES. Each U.S. Borrower agrees that the joint and several liability of the U.S. Borrowers provided for in SECTION
3.17 shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which the other U.S. Borrowers may hereafter agree (other than an agreement signed by the Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent or any Lender with respect to any of the U.S. Obligations, nor by any other agreements or arrangements whatever with the other U.S. Borrowers or with anyone else, each U.S. Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each U.S. Borrower is direct and unconditional as to all of the U.S. Obligations, and may be enforced without requiring the Agent or any Lender first to resort to any other right, remedy or security. Each U.S. Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the U.S. Obligations, the Notes, this Agreement or any other Loan Document and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any U.S. Borrower or any other Person or any collateral, including any rights any U.S. Borrower may otherwise have under O.C.G.A. ss. 10-7-24 or any successor statute or any analogous statute in any jurisdiction under the laws of which any U.S. Borrower is incorporated or in which any U.S. Borrower conducts business.

     Section 3.20 CONTRIBUTION AND INDEMNIFICATION AMONG THE U.S. BORROWERS. Each U.S. Borrower is obligated to repay the U.S. Obligations as joint and several obligors under this Agreement. To the extent that any U.S. Borrower shall, under this Agreement as a joint and several obligor, repay any of the U.S. Obligations constituting Loans made to another U.S. Borrower hereunder or other U.S. Obligations incurred directly and primarily by any other U.S. Borrower (an "Accommodation Payment"), then the U.S. Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other U.S. Borrowers in an amount, for each of such other U.S. Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other U.S. Borrower's "Allocable Amount" (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the U.S. Borrowers. As of any date of determination, the "Allocable Amount" of each U.S. Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such U.S. Borrower hereunder without (a) rendering such U.S. Borrower "insolvent" within the meaning of Section 101(31) of Title 11 of the United States Code entitled "Bankruptcy" (the "Bankruptcy Code"), Section 2 of the Uniform Fraudulent Transfer Act (the "UFTA"), Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), or Section 18-2-22 of the Official Code of Georgia Annotated, (b) leaving such U.S. Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code,
Section 4 of the UFTA, or Section 4 of the UFCA, or (c) leaving such U.S. Borrower unable to pay its debts as they become due within the meaning of
Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this SECTION 3.20 shall be subordinate in right of payment to the prior payment in full of the U.S. Obligations.

     Section 3.21. TAXES. Except as otherwise required by applicable law, each payment by the Borrowers under this Agreement and the other Loan Documents shall be made without setoff or counterclaim and without withholding for or on account of any present or future taxes imposed by or within the jurisdiction in which any Borrower is domiciled, any jurisdiction from which the Borrowers make any payment hereunder, or (in each case) any political subdivision or taxing authority thereof or therein (excluding any such tax imposed on the overall net income of the Agent or the Lenders). If any such withholding is so required, the Borrowers shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon, and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which Agent or the Lenders would have received had such withholding not been made. If the Agent or the Lenders pay any amount in respect of any such taxes, penalties or interest, the Borrowers shall reimburse the Agent or the Lenders (as appropriate) for that payment on demand in the currency in which such payment was made. If a Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Agent on or before the thirtieth day after payment.

                        ARTICLE 4 - CONDITIONS PRECEDENT

     Section 4.1 CONDITIONS PRECEDENT TO INITIAL LOANS. Notwithstanding any other provision of this Agreement, the Lenders' obligation to make the Initial Loans is subject to the fulfillment (or waiver) of each of the following conditions prior to or contemporaneously with the making of such Loans:

     (a) CLOSING DOCUMENTS. The Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Agent and its counsel:

          (1)  this Agreement, duly executed and delivered by the Borrowers;

          (2) the Notes, dated the Effective Date and duly executed and delivered by the Borrowers;

          (3) certified copies of the articles of incorporation and by-laws (or comparable document, if any) of each Borrower as in effect on the Effective Date;

          (4) certified copies of all corporate action, including stockholder approval, if necessary, taken by each Borrower to authorize the execution, delivery and performance of this Agreement and the other Loan Documents and the borrowings under this Agreement;

          (5) certificates of incumbency (or comparable document, if any) and specimen signatures with respect to each of the officers of each Borrower who is authorized to execute and deliver this Agreement or any other Loan Document on behalf of such Borrower or any document, certificate or instrument to be delivered in connection with this Agreement or the other Loan Documents and to request borrowings under this Agreement;

          (6) a certificate evidencing the good standing of each U.S. Borrower in the jurisdiction of its incorporation and in each other jurisdiction in which such U.S. Borrower is qualified as a foreign corporation to transact business;

          (7) the Financing Statements duly executed and delivered by the U.S. Borrowers, in proper form for filing in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest;

          (8) landlord's waiver and consent agreements duly executed on behalf of each landlord of real property on which any Collateral is located, to the extent required by the Agent;

          (9) a Schedule of Inventory prepared as of August 31, 1999 and a Schedule of Receivables prepared as of a date not more than 3 Business Days prior to the Effective Date;

          (10) an appraisal of all Equipment of OFC and the Sturbridge Real Estate, prepared by an appraiser satisfactory to the Agent;

          (11) certificates or binders of insurance relating to each of the policies of insurance covering all of the Collateral together with loss payable clauses which comply with the terms of SECTION 7.9(b);

          (12) a copy of the Mortgage with respect to the Sturbridge Real Estate, duly executed and delivered by the applicable Borrower and evidencing the recording of such instrument in the appropriate jurisdiction for the recording thereof on the Real Estate described therein or, at the option of the Agent, in proper form for recording in such jurisdiction;

          (13) one or more fully paid mortgagee title insurance policies or, at the option of the Agent, unconditional commitments for the issuance thereof with all requirements and conditions to the issuance of the final policy deleted or marked satisfied, issued by a title insurance company satisfactory to the Agent, in an amount equal to not less than the $4,500,000, insuring that the Mortgage thereon creates a valid first lien on, and security title to, all Real Estate described therein, with no survey exceptions and no other exceptions which the Agent shall not have approved in writing;

          (14) the Environmental Indemnity Agreement, duly executed by the parties thereto;

          (15) a report from a qualified engineering firm or other qualified consultant reasonably acceptable to the Agent with respect to the Sturbridge Real Estate, which report shall summarize the known environmental condition of the property and the immediately surrounding area and the status of any investigations and remediation with respect thereto;

          (16) such Special Deposit Account Agreements as shall be required by the Agent duly executed by the applicable Clearing Bank and the Borrowers;

          (17) the opening Borrowing Base Certificate, which shall have been prepared as of a date not more than 3 Business Days prior to the Effective Date, duly executed and delivered by the chief financial officer of the Borrowers' Agent, and which shall be attached to this Agreement as EXHIBIT B-2;

          (18) a letter from the Borrowers' Agent to the Agent requesting the Initial Loans and specifying the method of disbursement;

          (19) copies of all the financial statements referred to in SECTION 5.1(m) and meeting the requirements thereof;

          (20) a balance sheet of the Borrowers as at July 31, 1999, setting forth the assumptions on which such balance sheet was prepared, which balance sheet shall be attached to this Agreement as EXHIBIT D-1; forecasted consolidated financial statements consisting of balance sheets, cash flow statements and income statements of the Borrower, giving effect to the transactions contemplated by this Agreement and reflecting projected borrowings hereunder and setting forth the assumptions on which such forecasted financial statements were prepared, which financial statements shall be prepared on a monthly basis and shall be attached to this Agreement as EXHIBIT D-2 (the "Budget"); and such other evidence as the Agent shall reasonably require supporting the representation and warranty of the Borrowers set forth in SECTION 5.1(r);

          (21) a certificate of an officer or authorized signatory of the Borrowers' Agent stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement, (a) all of the representations and warranties made or deemed to be made under this Agreement are true and correct as of the Effective Date (except for any representations and warranties that are as of a specified date other than the Effective Date), both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof, and (b) no Default or Event of Default exists;

          (22) a signed opinion of Edwards & Angell, LLP, counsel for the Borrowers, and local German counsel for the Borrowers, opining as to such matters in connection with this Agreement as the Agent or its counsel may reasonably request;

          (23) the Fee Letter, duly executed and delivered by the Borrowers;

          (24) the Trademark Assignment and the Patent Assignment, each duly executed and delivered by the Borrowers, in proper form for recording with the United States Patent and Trademark Office;

          (25) each Pledge Agreement, duly executed by Parent and OFC, respectively, together with stock certificates and blank stock powers for all shares of capital stock of the Subsidiaries of Parent and OFC; and

          (26) the German Security Documents, duly executed and delivered by the German Borrower.

     (b) AVAILABILITY. The Agent shall be provided with evidence satisfactory to it that, as of the Effective Date, after giving effect to the Initial Loans, Availability will be not less than $1,500,000.

     (c) SENIOR FUNDED INDEBTEDNESS. The Lenders shall have received evidence satisfactory to them that the Borrowers' consolidated Senior Funded Indebtedness, calculated on a pro forma basis after giving effect to the incurrence of the Initial Loans, does not exceed $7,900,000, and that the Initial Loan under the Revolving Credit Facility does not exceed $2,000,000 and the Initial Loan under the Equipment Acquisition Loan Facility does not exceed $5,900,000.

     (d) EBITDA. The Lenders shall have received evidence satisfactory to them that the Borrowers' consolidated EBITDA, calculated for the three fiscal quarters ending on June 30, 1999, equals or exceeds $1,500,000.

     (e) VACUUM COATING MACHINES. The Lenders shall have received evidence satisfactory to them that the Borrowers have received at least two of the Vacuum Coating Machines at the Borrowers' facilities and that one such Vacuum Coating Machine is installed and fully operational, with the other Vacuum Coating Machine being in the installation process.

     (f)  INTENTIONALLY OMITTED.

     (g) YEAR 2000 COMPLIANCE. The Borrowers shall have completed and returned the questionnaire provided by the Agent with respect to the Year 2000 Problem (as defined in SECTION 5.1(w)) and the Agent and the Required Lenders shall be satisfied, based on such completed questionnaire, that (i) each Borrower is taking all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing such Borrower as a result of the Year 2000 Problem, including risks resulting from the failure of key vendors and suppliers of such Borrower to successfully address the Year 2000 Problem, and (ii) each Borrower's material computer applications and those of its key vendors and suppliers will, on a timely basis, adequately address the Year 2000 Problem in all material respects.

     (h) NO INJUNCTIONS, ETC. No action, proceeding, investigation, regulation or legislation shall have been instituted or, to any Borrower's knowledge, threatened before any court, governmental agency or legislative body to enjoin, restrain or prohibit or to obtain substantial damages in respect of or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in the Agent's or the Lenders' discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

     (i) MATERIAL ADVERSE CHANGE. As of the Effective Date, there shall not have occurred any change which, in the Agent's or the Lenders' discretion, could reasonably be expected to have a Materially Adverse Effect as compared to the condition of the Borrowers presented by the most recent unaudited financial statements of the Borrowers described in SECTION 5.1(m).

     (j) SOLVENCY. The Agent shall have received evidence satisfactory to it that, after giving effect to the Initial Loans (i) each U.S. Borrower has assets (excluding goodwill and other intangible assets not capable of valuation) having value, both at fair value and at present fair saleable value, greater than the amount of its liabilities, and (ii) each U.S. Borrower's assets are sufficient in value to provide such U.S. Borrower with sufficient working capital to enable it profitably to operate its business and to meet its obligations as they become due, and (iii) each U.S. Borrower has adequate capital to conduct the business in which it is and proposes to be engaged.

     (k) RELEASE OF SECURITY INTERESTS. The Agent shall have received evidence satisfactory to it of the release and termination of all Liens other than Permitted Liens or, if any such Liens have not yet been terminated of record, an agreement of the holder of such Liens to release or terminate such Liens on terms satisfactory to the Agent.

     Section 4.2 ALL LOANS. At the time of making of each Loan, including the Initial Loans, and the issuance of any Letter of Credit:

     (a) all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct at such time both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof, other than representations and warranties which, by their terms, are applicable only as of another date,

     (b) the corporate actions of the Borrowers referred to in SECTION 4.1(a)(4) shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to
SECTION 4.1(A)(5) or as subsequently modified and reflected in a certificate of incumbency delivered to the Agent, and

     (c) the Agent and the Lenders may, without waiving either condition, consider the conditions specified in SECTIONS 4.2(a) and (b) fulfilled and a representation by the Borrowers to such effect made if no written notice to the contrary is received by the Agent from the Borrowers prior to the making of the Loans then to be made.

           ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

     Section 5.1 REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants to the Agent and the Lenders as follows:

     (a) ORGANIZATION; POWER; QUALIFICATION. Each Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which failure to be so qualified and authorized could reasonably be expected to have a Materially Adverse Effect. The jurisdictions in which each Borrower is qualified to do business as a foreign corporation are listed on
SCHEDULE 5.1(a).

     (b)  SUBSIDIARIES AND OWNERSHIP OF THE BORROWER. Except as set forth on
SCHEDULE 5.1(b), no Borrower has any Subsidiaries. The outstanding stock of each Borrower has been duly and validly issued by such Borrower and is fully paid and nonassessable and the number and owners of such shares of capital stock of Parent as of September 14, 1999, and of each other Borrower as of the dates required pursuant to SECTION 8.10, are set forth on SCHEDULE 5.1(b). Except as set forth on SCHEDULE 5.1(b), there are no securities, notes, bonds or other instruments convertible into or exchangeable for more than 5% of the capital stock of any Borrower.

     (c) AUTHORIZATION OF AGREEMENT, NOTE, LOAN DOCUMENTS AND BORROWING. Each Borrower has the right and power and has taken all necessary action to authorize it to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms and to borrow hereunder. This Agreement and each of the other Loan Documents to which it is a party have been duly executed and delivered by the duly authorized officers of each Borrower and each is, or when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency and other similar laws generally affecting the rights of creditors.

     (d) COMPLIANCE OF AGREEMENT, NOTE, LOAN DOCUMENTS AND BORROWING WITH LAWS, ETC. The execution, delivery and performance of this Agreement and each of the other Loan Documents to which any Borrower is a party in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

          (i) require any Governmental Approval or violate any applicable law relating to any Borrower,

          (ii) conflict with, result in a breach of or constitute a default under (A) the articles or certificate of incorporation or by-laws of any Borrower, (B) any indenture, agreement or other instrument to which any Borrower is a party or by which any of its property may be bound or (C) any Governmental Approval relating to any Borrower, or,

          (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Borrower other than the Security Interest other than Permitted Liens.

     (e) BUSINESS. The Borrowers are engaged principally in the business described on SCHEDULE 5.1(e).

     (f)  COMPLIANCE WITH LAW; GOVERNMENTAL APPROVALS. Except as set forth in
SCHEDULE 5.1(f), each Borrower (i) has all material Governmental Approvals, including permits relating to federal, state and local Environmental Laws, ordinances and regulations required by any applicable law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of such Borrower, threatened attack by direct or collateral proceeding, and (ii) is in substantial compliance with each Governmental Approval applicable to it and in substantial compliance with all other applicable laws relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to such Borrower or its properties, except for instances of noncompliance which would not reasonably be expected, singly or in the aggregate, to cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which adequate reserves have been established on the books of such Borrower to the extent required by GAAP.

     (g) TITLES TO PROPERTIES. Except as set forth in SCHEDULE 5.1(g), each Borrower has good and marketable title to or a valid leasehold interest in all its Real Estate and valid and legal title to or a valid leasehold interest in all personal property and assets used in or necessary to the conduct of such Borrower's business, including, but not limited to, those reflected on the balance sheet of such Borrower delivered pursuant to SECTION 5.1(m)(ii).

     (h) LIENS. Except as set forth in SCHEDULE 5.1(h), none of the properties and assets of any Borrower is subject to any Lien, except Permitted Liens. Other than the Financing Statements (and the financing statements listed on SCHEDULE 5.1(h) and financing statements filed with respect to Permitted Liens), no financing statement under the Uniform Commercial Code of any state which names any Borrower as debtor and which has not been terminated has been filed in any state or other jurisdiction, and no Borrower has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens listed in
SCHEDULE 5.1(h) and Permitted Liens.

     (i) INDEBTEDNESS AND GUARANTIES. Set forth on SCHEDULE 5.1(i) is a complete and correct listing of all of the Borrowers' (i) Indebtedness for Money Borrowed (other than under or with respect to the BankBoston Guaranty) and (ii) Guaranties (other than under or with respect to the BankBoston Guaranty). No Borrower is in default of any material provision of any agreement evidencing or relating to such any such Indebtedness or Guaranty.

     (j) LITIGATION. Except as set forth on SCHEDULE 5.1(j), there are no actions, suits or proceedings pending (nor, to the knowledge of any Borrower, are there any actions, suits or proceedings threatened) against or in any other way relating adversely to or affecting any Borrower or any of its property in any court or before any arbitrator of any kind or before or by any governmental body.

     (k) TAX RETURNS AND PAYMENTS. Except as set forth on SCHEDULE 5.1(k), all United States federal, state and local and foreign national, provincial and local and all other tax returns of each Borrower required by applicable law to be filed have been duly filed, and all United States federal, state and local and foreign national, provincial and local and all other taxes, assessments and other governmental charges or levies upon each Borrower and its property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under SECTION 8.4. The charges, accruals and reserves on the books of each Borrower in respect of United States federal, state and local taxes and foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of such Borrower are in the judgment of such Borrower adequate, and such Borrower knows of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect.

     (l) BURDENSOME PROVISIONS. No Borrower is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or applicable law, compliance with the terms of which could reasonably be expected to have a Materially Adverse Effect.

     (m) FINANCIAL STATEMENTS. The Borrowers have furnished to the Agent a copy of (i) the consolidated audited balance sheet of the Borrowers and their consolidated Subsidiaries as at September 30, 1998, and the related statements of income, cash flow and retained earnings for the twelve-month period then ended and (ii) the unaudited balance sheet of the Borrowers and their consolidated Subsidiaries as at July 31, 1999, and the related statement of income for the 10-month period then ended. Such financial statements are complete and correct and present fairly and in all material respects in accordance with GAAP, the financial position of the Borrowers and their consolidated Subsidiaries as at the dates thereof and the results of operations of the Borrowers and their consolidated Subsidiaries for the periods then ended. Except as disclosed or reflected in such financial statements, as of the Effective Date no Borrower nor any consolidated Subsidiary had any material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of any Borrower or any consolidated Subsidiary.

     (n) ADVERSE CHANGE. Since the date of the financial statements described in CLAUSE (i) of SECTION 5.1(m), (i) no change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of any Borrower or any of its consolidated Subsidiaries has occurred that has had, or could reasonably be expected to have, a Materially Adverse Effect, and (ii) no event has occurred or failed to occur which has had, or could reasonably be expected to have, a Materially Adverse Effect.

     (o) ERISA. Neither any Borrower nor any Related Company maintains or contributes to any Benefit Plan other than those listed on SCHEDULE 5.1(o). Each Benefit Plan is in substantial compliance with ERISA, and neither any Borrower nor any Related Company has received any notice asserting that a Benefit Plan is not in compliance with ERISA. No material liability to the PBGC or to a Multiemployer Plan has been, or is expected by any Borrower to be, incurred by any Borrower or any Related Company, other than for required premiums due to the PBGC not yet due.

     (p) ABSENCE OF DEFAULTS. No Borrower is in default under its articles or certificate of incorporation or by-laws, and no event has occurred which has not been remedied, cured or waived (i) that constitutes a Default or an Event of Default or (ii) that constitutes or that, with the passage of time or giving of notice, or both, would constitute a default or event of default by any Borrower under any material agreement (other than this Agreement) or judgment, decree or order to which any Borrower is a party or by which any Borrower or any of its properties may be bound or which would require any Borrower to make any payment thereunder prior to the scheduled maturity date therefor.

     (q) ACCURACY AND COMPLETENESS OF INFORMATION. All written information, reports and other papers and data produced by or on behalf of any Borrower and furnished to the Agent or any Lender were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, and no fact is known to any Borrower which has had, or could reasonably be expected to in the future have, a Materially Adverse Effect which has not been set forth in the financial statements or disclosure delivered prior to the Effective Date, in each case referred to in SECTION 5.1(m), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Agent or any Lender prior to the Effective Date.

     (r) SOLVENCY. In each case after giving effect to the Indebtedness represented by the Loans outstanding and to be incurred and the transactions contemplated by this Agreement, each Borrower is solvent, having assets of a fair value which exceeds the amount required to pay its debts (including contingent, subordinated, unmatured and unliquidated liabilities) as they become absolute and matured, and each Borrower is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

     (s) STATUS OF RECEIVABLES. Each Receivable reflected in the computations included in any Borrowing Base Certificate meets the criteria enumerated in the definition of Eligible Receivables, except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to the Agent.

     (t) CHIEF EXECUTIVE OFFICE. The chief executive office of each Borrower and the books and records relating to the Receivables are located at the address or addresses set forth on SCHEDULE 5.1(t); except as set forth SCHEDULE 5.1(t), no Borrower has maintained its chief executive office or the books and records relating to any Receivables at any other address at any time during the five years immediately preceding the Agreement Date.

     (u) STATUS OF INVENTORY. All Inventory included in any Borrowing Base Certificate delivered to the Agent meets the criteria enumerated in the definition of Eligible Inventory, except as disclosed in such Borrowing Base Certificate or in a subsequent Borrowing Base Certificate or as otherwise specifically disclosed in writing to the Agent. All Inventory is in good condition, meets in all material respects all standards imposed by any governmental agency or department or division thereof having regulatory authority over such goods, their use or sale, and is currently either usable or saleable in the normal course of the Borrowers' business, except to the extent reserved against in the financial statements delivered pursuant to ARTICLE 9 or as disclosed on a Schedule of Inventory delivered to the Agent pursuant to
SECTION 7.14(b). Set forth on SCHEDULE 5.1(u), with respect to each U.S. Borrower, is the (i) address (including street, city, county and state) of each facility at which Inventory is located, (ii) the approximate quantity in Dollars of the Inventory customarily located at each such facility, and (iii) if the facility is leased or is a third party warehouse or processor location, the name of the landlord or such third party warehouseman or processor. All Inventory of a U.S. Borrower is located on the premises set forth on SCHEDULE 5.1(u) or is in transit to one of such locations, except as otherwise disclosed in writing to the Agent. No U.S. Borrower has located Inventory at premises other than those set forth on SCHEDULE 5.1(u) at any time during the four months immediately preceding the Agreement Date.

     (v) EQUIPMENT. All Equipment is in good order and repair in all material respects, ordinary wear and tear excepted. Set forth on SCHEDULE 5.1(v) is the
(i) address (including street, city, county and state) of each facility at which Equipment (other than motor vehicles) is located, (ii) the approximate value of Equipment located at such facility; and (iii) if such facility is leased, the name of the landlord. Except as set forth on SCHEDULE 5.1(v), within the past four months no Equipment has been located at any other location.

     (w) YEAR 2000 COMPLIANCE. The Borrowers have (a) initiated a review and assessment of all areas within their and each of their Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrowers or any of their Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan in accordance with that timetable. Based on the foregoing, each Borrower believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates on, before and after January 1, 2000 (that is, be "Year 2000 compliant").

     (x) CORPORATE AND FICTITIOUS NAMES; TRADE NAMES. Except as otherwise disclosed on SCHEDULE 5.1(x), during the one-year period preceding the Agreement Date, no Borrower has been known as or used any corporate or fictitious name other than the corporate name of such Borrower on the Effective Date. All trade names or styles under which any Borrower sells Inventory or Equipment or creates Receivables, or to which instruments in payment of Receivables are made payable, are listed on SCHEDULE 5.1(x).

     (y) FEDERAL REGULATIONS. No Borrower is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulation U of the Board of Governors of the Federal Reserve System).

     (z) INVESTMENT COMPANY ACT. No Borrower is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

     (aa) EMPLOYEE RELATIONS. No Borrower is, except as set forth on SCHEDULE 5.1(aa), party to any collective bargaining agreement nor has any labor union been recognized as the representative of any Borrower's employees; no Borrower knows of any pending, threatened or contemplated strikes, work stoppage or other labor disputes involving its employees or those of its Subsidiaries.

     (bb) INTELLECTUAL PROPERTY. Each Borrower owns or possesses all Intellectual Property required to conduct its business as now and presently planned to be conducted without, to its knowledge, conflict with the rights of others which could reasonably be expected to have a Materially Adverse Effect, and SCHEDULE 5.1(bb) lists all Intellectual Property owned by any Borrower.

     (cc) REAL ESTATE. Except as set forth on SCHEDULE 5.1(cc), no Borrower owns or leases any Real Estate.

     Section 5.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties set forth in this ARTICLE 5 and all statements contained in any certificate, financial statement or other instrument delivered by or on behalf of any Borrower pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Effective Date and at and as of the date of each Loan, except that (a) representations and warranties which, by their terms are applicable only to any particular date shall be deemed to be made only at and as of such date, and (b) no representation or warranty shall be deemed to be false or misleading solely as a result of any change in the information or disclosures set forth on the Schedules attached hereto unless the Borrowers have failed to update such Schedules to the extent and within the timeframe set forth in SECTION 8.10. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Agent or any Lender or any borrowing hereunder.

                          ARTICLE 6 - SECURITY INTEREST

     Section 6.1 SECURITY INTEREST. (a) To secure the payment, observance and performance of the Secured Obligations, each U.S. Borrower hereby mortgages, pledges and assigns all of the Collateral to the Agent, for the benefit of itself as Agent and the Lenders and the Issuing Bank, and grants to the Agent, for the benefit of itself as Agent and the Lenders and the Issuing Bank, a continuing security interest in, and a continuing Lien upon, all of the Collateral.

     (b) As additional security for all of the Secured Obligations, each U.S. Borrower grants to the Agent, for the benefit of itself as Agent and the Lenders and the Issuing Bank, a security interest in, and assigns to the Agent, for the benefit of itself as Agent and the Lenders and the Issuing Bank, all of such U.S. Borrower's right, title and interest in and to any deposits or other sums at any time credited by or due from each Lender and the Issuing Bank to such U.S. Borrower, with the same rights therein as if the deposits or other sums were credited by or due from such Lender. Each U.S. Borrower hereby authorizes each Lender and the Issuing Bank to pay or deliver to the Agent, for the account of the Lenders, without any necessity on the Agent's or any Lender's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time during the continuation of any Event of Default, without further notice to any U.S. Borrower (such notice being expressly waived), any of the aforesaid deposits (general or special, time or demand, provisional or final) or other sums for application to any Secured Obligation, irrespective of whether any demand has been made or whether such Secured Obligation is mature, and the rights given the Agent, the Lenders and the Issuing Bank hereunder are cumulative with such Person's other rights and remedies, including other rights of set-off. The Agent will promptly notify the Borrowers' Agent of its receipt of any such funds for application to the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. The Agent may give notice of the above grant of a security interest in and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any Lender or the Issuing Bank for effectuation thereof, and each U.S. Borrower hereby irrevocably appoints the Agent as its attorney to collect any and all such deposits or other sums to the extent any such payment is not made to the Agent or any Lender by such Lender or the Issuing Bank.

     Section 6.2 CONTINUED PRIORITY OF SECURITY INTEREST. (a) The Security Interest granted by each U.S. Borrower shall at all times be valid, perfected and enforceable against such U.S. Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations (other than as permitted under the last clause of SECTION 11.1(i)), and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

     (b) Each U.S. Borrower shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of SECTION 6.2(a) or to enable the Agent and the Lenders to exercise or enforce their rights hereunder, including, but not limited to: (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens, (ii) upon the Agent's reasonable request, diligently seeking to obtain, after the Agreement Date, landlords', mortgagees' or mechanics' releases, subordinations or waivers, (iii) delivering to the Agent, endorsed or accompanied by such instruments of assignment as the Agent may specify, any and all chattel paper and instruments, evidencing or forming a part of the Collateral, (iv) upon the Agent's reasonable request, stamping or marking in such manner as the Agent may specify all chattel paper evidencing or forming a part of the Collateral, and (v) upon the Agent's reasonable request, executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments, in each case in form and substance satisfactory to the Agent, relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the UCC or other applicable law.

     (c) The Agent is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of any U.S. Borrower for any purpose described in SECTION 6.2(b). A carbon, photographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement, to the extent permitted by applicable law.

     (d) Each U.S. Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

                        ARTICLE 7 - COLLATERAL COVENANTS

     Until the Revolving Credit Facility and the Equipment Acquisition Loan Facility have been terminated and all the Obligations payable on or prior to such termination date have been indefeasibly paid in full, unless the Required Lenders shall otherwise consent in the manner provided in SECTION 15.9:

     Section 7.1 COLLECTION OF RECEIVABLES. (a) Each U.S. Borrower will establish a Lockbox on or before October 31, 1999 for the receipt of all proceeds of Receivables and will thereafter cause all moneys, checks, notes, drafts and other payments relating to or constituting proceeds of Receivables, or of any other Collateral, to be forwarded to a Lockbox for deposit in a Special Deposit Account in accordance with the procedures set out in the corresponding Special Deposit Account Agreement, and in particular each Borrower will (i) advise each Account Debtor to address all remittances with respect to amounts payable on account of any Receivables to a specified Lockbox, and (ii) stamp all invoices relating to any such amounts with a legend satisfactory to the Agent (the Agent hereby acknowledging that the legend on the sample invoices delivered to it prior to the Agreement Date is satisfactory) indicating that payment is to be made to such Borrower via a specified Lockbox.

     (b) The U.S. Borrowers and the Agent shall cause all balances in each Special Deposit Account to be transmitted daily by wire transfer or depository transfer check or Automated Clearing House transfer in accordance with the procedures set forth in the corresponding Special Deposit Account Agreement to the Agent at the Agents' Office (i) for application, on account of the Obligations, as provided in SECTION 2A.3(c), 11.2 and 11.3, such credits to be conditioned upon final payment in cash or solvent credits of the items giving rise to them, and (ii) with respect to any balance remaining after such application, so long as no Default or Event of Default has occurred and is continuing, for transfer to such account of the Borrowers as the Borrowers' Agent and the Agent may agree.

     (c) Any moneys, checks, notes, drafts or other payments referred to in CLAUSE (a) of this SECTION 7.1 which are received by or on behalf of any U.S. Borrower will be held in trust for the Agent and the Lenders and will be deposited by such U.S. Borrower in the Special Deposit Account as promptly as possible.

     Section 7.2 VERIFICATION AND NOTIFICATION. The Agent shall have the right (a) at any time and from time to time, in the name of the Agent or in the name of any Borrower, to verify the validity, amount or any other matter relating to any Receivables by mail, telephone, telegraph or otherwise, and (b) after an Event of Default, to notify the Account Debtors or obligors under any Receivables of the assignment of such Receivables to the Agent and to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Agent and, upon such notification and at the expense of the Borrowers, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as any Borrower might have done.

     Section 7.3    DISPUTES, RETURNS AND ADJUSTMENTS.

     (a) In the event amounts due and owing under any Receivable in excess of $250,000 are in dispute between the Account Debtor and any Borrower, the Borrowers' Agent shall provide the Agent with prompt written notice thereof.

     (b) The Borrowers' Agent shall notify the Agent promptly of all material returns and credits in excess of $250,000 in respect of any Receivable, which notice shall specify the Receivables affected.

     (c) The Borrowers may, in the ordinary course of business and prior to a Default or an Event of Default, grant any extension of time for payment of any Receivable or compromise, compound or settle the same for less than the full amount thereof or release wholly or partly any Person liable for the payment thereof or allow any credit or discount whatsoever thereon; PROVIDED that (i) no such action results in the reduction of more than $250,000 in the amount payable with respect to any Receivable or of more than $500,000 with respect to all Receivables in any fiscal year of the Borrower, and (ii) the Agent is promptly notified of the amount of such adjustments and the Receivable(s) affected thereby.

     Section 7.4 INVOICES.

     (a) No Borrower will use any invoices except invoices in the forms delivered to the Agent prior to the Agreement Date, unless the Borrowers' Agent shall have given the Agent 30 days' prior notice of the intended use of a different form of invoice together with a copy of such different form.

     (b) Upon the reasonable request of the Agent, the Borrowers shall deliver to the Agent, at the Borrowers' expense, copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to Receivables and such other documents and information relating to the Receivables as the Agent shall specify.

     Section 7.5 DELIVERY OF INSTRUMENTS. In the event any Receivable is at any time evidenced by a promissory note or notes, trade acceptance or any other instrument for the payment of money, the Borrowers will immediately thereafter deliver such instruments to the Agent, appropriately endorsed to the Agent, for the benefit of the Lenders.

     Section 7.6 SALES OF INVENTORY. All sales of Inventory will be made in compliance in all material respects with all requirements of applicable law.

         Section 7.7 RETURNED GOODS. The Security Interest in the Inventory shall, without further act, attach to the cash and non-cash proceeds resulting from the sale or other disposition thereof and to all Inventory which is returned to any Borrower by customers or is otherwise recovered.

         Section 7.8     OWNERSHIP AND DEFENSE OF TITLE.

     (a) Except for Permitted Liens, the Borrowers shall at all times be the sole owner of each and every item of Collateral and shall not create any Lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for (i) sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers, (ii) sales of worn-out or obsolete Equipment, provided the proceeds thereof are applied, to the extent required, as set forth in SECTION 2B.5(b) hereof, (iii) any sale or other disposition of the capital stock (or all or substantially all of the assets) of Leisegang in accordance with the provisions of SECTION 10.7, provided the proceeds thereof are applied as set forth in SECTION 2A.7, and (iv) as otherwise expressly contemplated herein. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Agent or any Lender to any other sale or other disposition of any part or all of the Collateral.

     (b) Each Borrower shall use its best efforts to defend its title in and to the Collateral and shall use its best efforts to defend the Security Interest in the Collateral against the claims and demands of all Persons.

     (c) In addition to, and not in derogation of, the foregoing and the requirements of any of the Security Documents, each Borrower shall (i) protect and preserve all properties material to its business, including Intellectual Property and maintain all tangible property in good and workable condition in all material respects, with reasonable allowance for wear and tear, and (ii) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     Section 7.9    INSURANCE.

     (a) Each Borrower shall at all times maintain insurance on the Inventory and Equipment against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as the Agent shall reasonably specify, in amounts and under policies issued by insurers acceptable to the Agent. All premiums on such insurance shall be paid by the Borrowers and, upon the Agent's request, copies of the policies shall be delivered to the Agent. No Borrower will use or permit the Inventory (while owned by such Borrower) or Equipment to be used in violation of any applicable law or in any manner which might render inapplicable any insurance coverage.

     (b) All insurance policies required under SECTION 7.9(a) shall name the Agent as an additional named insured and shall contain "New York standard" loss payable clauses (or, in the case of insurance policies with respect to the German Borrower, loss payable clauses customary with respect to German commercial loans) in the form submitted to the Borrowers' Agent by the Agent, or otherwise in form and substance satisfactory to the Agent, naming the Agent as loss payee as its interests may appear, and providing that (i) all proceeds thereunder shall be payable to the Agent, (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (iii) such policy and loss payable clauses may not be cancelled, amended or terminated unless at least 30 days' prior written notice is given to the Agent.

     (c) Any proceeds of insurance referred to in this SECTION 7.9 which are paid to the Agent shall be, at the option of the Required Lenders in their sole discretion, either (i) applied to rebuild, restore or replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Obligations.

     (d) The Borrowers shall at all times maintain, in addition to the insurance required by SECTION 7.9(a) or any of the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by applicable law, including such public liability, products liability, third party property damage and business interruption insurance as is consistent with reasonable business practices, and from time to time deliver to the Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     (e) Notwithstanding the foregoing, the German Borrower shall not be required to maintain the insurance set forth above until such time as the German Borrower becomes an operating entity.

     Section 7.10   LOCATION OF OFFICES AND COLLATERAL.

     (a) No Borrower will change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name (other than the name change of Parent to NetOptix Corporation on or prior to the Agreement Date, and the name change of the German Borrower to Opsys GmbH after the Agreement Date, provided the Borrowers provide the Agent prompt written notice of such change in the name of the German Borrower), identity or corporate structure without giving the Agent 30 days' prior written notice thereof.

     (b) All Inventory, other than Inventory in transit to any such location, and all Equipment, other than motor vehicles, will at all times be kept by the Borrowers at one of the locations set forth in SCHEDULES 5.1(u) and 5.1(v), respectively, and shall not, without the prior written consent of the Agent, be removed therefrom except, so long as no Event of Default shall have occurred and be continuing, for sales of Inventory and Equipment permitted under SECTION 7.8.

     (c) If any Inventory is in the possession or control of any of a Borrower's agents or processors, such Borrower shall notify such agents or processors of the Security Interest and, upon the occurrence of an Event of Default, shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory for the account of the Agent, subject to the instructions of the Agent.

     Section 7.11   RECORDS RELATING TO COLLATERAL.

     (a) Each Borrower will at all times (i) keep complete and accurate records of its Inventory on a basis consistent with past practices of such Borrower, itemizing and describing the kind, type and quantity of Inventory and such Borrower's cost therefor and a current price list for such Inventory, and (ii) keep complete and accurate records of all other Collateral of such Borrower.

     (b) The Borrowers will take a physical listing of all Inventory, wherever located, at least annually. At the Agent's request, the Borrowers shall make such listing available to the Agent for its review or deliver a copy of such listing to the Agent.

     Section 7.12 INSPECTION. The Agent and each Lender (provided the Lenders may only exercise such rights by accompanying the Agent on an inspection requested by the Agent), by any of their officers, employees or agents, shall have the right (and to the extent that the exercise of such right shall not be within the control of the Borrowers, the Borrowers shall obtain such right) at any time or times to (a) visit the properties of each Borrower, inspect the Collateral and the other assets of each Borrower and its Subsidiaries and inspect and make extracts from the books and records of each Borrower and its Subsidiaries, including, but not limited to, management letters prepared by independent accountants, all during customary business hours at such premises,
(b) discuss each Borrower's business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Agent and Lenders hereunder or under any of the Loan Documents, with such Borrower's and its Subsidiaries' (i) principal officers, (ii) independent accountants and other professionals providing services to such Borrower, and (iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with the Lenders' standard operating procedures relating to the maintenance of confidentiality of confidential information of borrowers), and (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral. The Borrowers will deliver to the Agent any instrument necessary to authorize an independent accountant or other professional to have discussions of the type outlined above with the Agent or any Lender, or for the Agent or any Lender to obtain records from any service bureau maintaining records on behalf of the Borrowers.

     Section 7.13 MAINTENANCE OF EQUIPMENT. Each Borrower shall maintain all physical property that constitutes Equipment in good and workable condition in all material respects, with reasonable allowance for wear and tear, and shall exercise proper custody over all such property.

     Section 7.14 COLLATERAL REPORTS. The Borrowers' Agent shall deliver to the Agent (and, in the case of the Borrowing Base Certificate, to each Lender) the schedules, certificates and reports set forth below, all of which shall be prepared in form and substance satisfactory to the Agent consistent with the past practices of the Borrowers. The Borrowers shall not change the format, assumptions or methods (e.g., LIFO versus FIFO accounting basis) on which any of such schedules, certificates or reports are based without providing prior written notice to the Agent.

     (a) SCHEDULE OF RECEIVABLES. The Borrowers' Agent shall deliver to the Agent, no later than 15 days after the end of each accounting month of the Borrowers, a Schedule of Receivables as of the last Business Day of such accounting month setting forth (i) a detailed aged trial balance of all the Borrowers' then existing Receivables, specifying the name of and the balance due from (and any rebate due to) each Account Debtor obligated on a Receivable so listed and (ii) a reconciliation to the Schedule of Receivables delivered in respect of the next preceding accounting month. The Borrowers' Agent shall clearly indicate on each Schedule of Receivables the basis on which such Schedule was prepared (e.g., whether the Receivable aging was prepared based on due dates or invoice dates).

     (b) SCHEDULE OF INVENTORY. The Borrowers' Agent shall deliver to the Agent, no later than 15 days after the end of each accounting month of the Borrowers, a Schedule of Inventory as of the last Business Day of such accounting month, itemizing and describing the kind, type, quantity and location of Inventory and the cost thereof.

     (c) BORROWING BASE CERTIFICATE. The Borrowers' Agent shall deliver to the Agent and each Lender, (i) no later than 3 Business Days after the last day of each accounting week of the Borrowers, a Borrowing Base Certificate prepared as of the close of business on the last Business Day of such accounting week, and
(ii) no later than 15 days after the end of each accounting month of the Borrowers, a Borrowing Base Certificate prepared as of the last Business Day of such accounting month. Each such Borrowing Base Certificate shall include a calculation by the Borrowers' Agent of ineligible Receivables, Inventory and Equipment, such calculation to be done in a manner reasonably acceptable to the Agent.

     (d) ACCOUNTS PAYABLE LISTINGS. The Borrowers' Agent shall deliver to the Agent, no later than 15 days after the end of each accounting month of the Borrowers, a listing of all of the Borrowers' then existing trade payables as of the last Business Day of such accounting month, specifying the name of and balance due to each trade creditor of the Borrowers and the invoice number of each trade payable. Upon the Agent's request, the Borrowers' Agent shall deliver to the Agent monthly detailed trade payable agings in form acceptable to the Agent.

     (e) SCHEDULE OF EQUIPMENT. The Borrowers' Agent shall deliver to the Agent, no more frequently than once during any calendar month, on such dates as may be requested by the Agent, a schedule of all Equipment, describing each item of such Equipment and the location, cost and then current book value thereof.

Each of the schedules, certificates and reports delivered to the Agent or any Lender pursuant to this SECTION 7.14 shall be certified by the Chief Financial Officer of the Borrowers' Agent to be true, correct and complete as of the date indicated thereon. The Agent may, in its good faith discretion, from time to time require the Borrowers' Agent to deliver the schedules, certificates and reports described above more or less often and on different schedules than specified in such Section, and the Borrowers' Agent will comply with such requests. The Borrowers shall also furnish to the Agent and each Lender such other information with respect to the Collateral as the Agent or any Lender may from time to time reasonably request.

     Section 7.15 OTHER INFORMATION AND REPORTS. In addition to the collateral reports described in SECTION 7.14, the Borrowers shall deliver the following to the Agent:

     (a) SPECIAL DEPOSIT ACCOUNT STATEMENTS. The Borrowers' Agent shall deliver (or cause the Clearing Bank to deliver) to the Agent, no later than five Business Days after the Borrower's receipt thereof, a true and correct copy of the monthly statement for each Special Deposit Account, as prepared by the Clearing Bank with which such Special Deposit Account has been established. The Borrowers' Agent shall also deliver to the Agent copies of all other statements, reports, notices and documents relating to each Special Deposit Account as the Agent may from time to time reasonably request.

     (b) NOTICE OF DIMINUTION IN VALUE. The Borrowers shall give prompt notice to the Agent of any matter or event which has resulted in, or may result in, the actual or potential diminution in excess of $250,000 in the value of any of its Collateral, except for any diminution in the value of any Receivables or Inventory in the ordinary course of business which has been appropriately reserved against, as reflected in the financial statements previously delivered to the Lenders pursuant to ARTICLE 9.

     (c) APPRAISALS. The Borrowers shall deliver to the Agent on or before the Effective Date, and thereafter upon the request of the Agent at any time on or after October 1, 2000 (not to exceed once in any 12 month period if no Event of Default exists), appraisals of all Equipment owned by the Borrowers, which appraisals shall set forth the Orderly Liquidation Value of all Equipment owned by the Borrowers. Each appraisal shall be conducted at the Borrowers' expense by an appraiser satisfactory to the Agent in its reasonable discretion, and each appraisal shall be in form reasonably acceptable to the Agent.

     Section 7.16 POWER OF ATTORNEY. Each Borrower hereby irrevocably appoints the Agent (and any Person designated by the Agent) as its attorney, with power
(a) during the occurrence of a Default or Event of Default, to endorse the name of such Borrower on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Agent's possession, and to sign the name of such Borrower on any invoice or bill of lading relating to any Receivables, Inventory or other Collateral, on any drafts against customers related to letters of credit, on schedules and assignments of Receivables furnished to the Agent by or on behalf of such Borrower, on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest and on notices to or from customers, and (b) at any time, to sign the name of such Borrower on verifications of Receivables.

                        ARTICLE 8 - AFFIRMATIVE COVENANTS

     Until the Revolving Credit Facility and the Equipment Acquisition Loan Facility have been terminated and all the Obligations payable on or prior to such termination date have been indefeasibly paid in full, unless the Required Lenders shall otherwise consent in the manner provided for in SECTION 15.9, each Borrower will, and will cause each of its Subsidiaries to:

     Section 8.1 PRESERVATION OF CORPORATE EXISTENCE AND SIMILAR MATTERS. Preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to so qualify could not reasonably be expected to have a Materially Adverse Effect.

     Section 8.2 COMPLIANCE WITH APPLICABLE LAW. Comply in all material respects with all applicable laws relating to it.

     Section 8.3 CONDUCT OF BUSINESS. Engage only in businesses in substantially the same fields as the businesses conducted on the Effective Date.

     Section 8.4 PAYMENT OF TAXES AND CLAIMS. Pay or discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals, EXCEPT that this SECTION 8.4 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

     Section 8.5 ACCOUNTING METHODS AND FINANCIAL RECORDS. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP.

     Section 8.6 USE OF PROCEEDS.

     (a) Use the proceeds of (i) the Initial Loans to pay the amounts indicated in the letter referred to in SECTION 4.1(a)(18), (ii) all subsequent Revolving Credit Loans only for working capital and general business purposes, and (iii) all subsequent Equipment Acquisition Loans only for acquisitions of Equipment in the ordinary course of business, and

     (b) not use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or for any other purpose which would involve a violation of such Regulation U or Regulation T or X of such Board of Governors or for any other purpose prohibited by law or by the terms and conditions of this Agreement.

     Section 8.7    HAZARDOUS WASTE AND SUBSTANCES; ENVIRONMENTAL REQUIREMENTS.

     (a)  In addition to, and not in derogation of, the requirements of SECTION
8.2 and of the Security Documents, comply with all laws, governmental standards and regulations applicable to such Borrower or to any of its assets in respect of occupational health and safety laws, rules and regulations and Environmental Laws, promptly notify the Agent of its receipt of any notice of a violation of any such law, rule, standard or regulation and indemnify and hold the Agent and each Lender harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Agent or any Lender on account of any Borrower's failure to perform its obligations under this SECTION 8.7.

     (b)  Whenever any Borrower gives notice to the Agent pursuant to this
SECTION 8.7, such Borrower shall provide the Agent with copies of all reports, documents and correspondence to or from such Borrower and any Governmental Authority, or other Person, associated with any notice of violation, and such Borrower shall demonstrate to the Agent's reasonable satisfaction that it has taken all necessary action to comply with the applicable law, rule, standard or regulation.

     Section 8.8 ACCURACY OF INFORMATION. All written information, reports, statements and other papers and data furnished to the Agent or any Lender, whether pursuant to ARTICLE 8 or any other provision of this Agreement or any of the other Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Agent and the Lenders true and accurate knowledge of the subject matter.

     Section 8.9 YEAR 2000 COMPLIANCE. The Borrowers will cause all computer applications (including those of their suppliers, vendors and customers) that are material to any Borrower's or any of its Subsidiaries' business and operations to be Year 2000 compliant (as defined in SECTION 5.1(w)) on or before October 31, 1999. The Borrowers' Agent will promptly notify the Agent in the event any Borrower discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant (as defined in SECTION 5.1(w)) as of such date.

     Section 8.10 REVISIONS OR UPDATES TO SCHEDULES. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, the Borrowers' Agent shall provide to the Agent and each Lender, together with the quarterly officer's certificates required under SECTION 9.3, such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s); PROVIDED that, subject to SECTION 5.2(b), no such revisions or updates to any Schedule(s) shall be deemed to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s) unless and until the Required Lenders, in their sole discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

     Section 8.11   ADDITIONAL REAL ESTATE AND LEASES.

     (a) Promptly upon any Borrower's acquisition of any ownership interest in any Real Estate, the Borrowers shall deliver to the Agent an executed Mortgage, in form and substance satisfactory to the Agent, conveying to the Agent, for the benefit of the Lenders, a first priority Lien on such Real Estate, together with such surveys, title insurance commitments and policies, environmental reports and other items as the Agent may reasonably request.

     (b) Promptly upon any Borrower's entry into any lease of Real Estate, such Borrower shall use its best efforts to deliver to the Agent an executed landlord's agreement, release, subordination or waiver with respect to such lease in form and substance satisfactory to the Agent.

     Section 8.12 ADDITIONAL BORROWERS. Upon the Agent's or Required Lenders' good faith request, or Parent's request and the approval of the Agent (such approval to be granted or denied in the Agent's good faith discretion), cause any wholly-owned United States Subsidiary of Parent to become a party to this Agreement as a U.S. Borrower by, at the Borrowers' expense, (a) causing such Subsidiary to execute a Joinder Agreement, (b) at the request of any Lender, causing such Subsidiary to execute a Revolving Credit Note and/or an Equipment Acquisition Note in favor of such Lender, and (c) delivering such other documentation as the Agent may reasonably request in connection with the foregoing, including appropriate UCC-1 financing statements (and lien searches), security agreements, landlord waivers, certified resolutions and other organizational and authorizing documents of such Subsidiary, and favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Agent. The provisions of this Section shall not in any manner limit the restrictions on the formation or acquisition of Subsidiaries set forth in
SECTION 10.4.

     Section 8.13 SYNDICATION. Cooperate fully with the Agent (a) through meetings with and providing requested information to prospective assignees of the Commitments, and in such other matters as the Agent may reasonably request, in connection with the syndication of the Commitments, and (b) in considering in good faith any amendment to this Agreement or any other Loan Document as the Agent may reasonably request in order to assure a satisfactory syndication of the Commitments, provided the Agent shall use its good faith efforts to syndicate the Commitments on the terms set forth herein.

     Section 8.14 SURVEY AND RELATED MATTERS. Within 90 days after the Agreement Date, the Borrowers shall deliver to the Agent (a) a current and accurate survey satisfactory to the Agent of all of the Sturbridge Real Estate, certified to the Agent and prepared substantially in accordance with the survey requirements attached hereto as EXHIBIT H, (b) an endorsement to the title insurance policy issued to the Agent with respect to the Sturbridge Real Estate deleting the general survey exception contained therein and otherwise revising such title insurance policy to include only the specific survey exceptions noted on the survey and accepted by the Agent, in its good faith judgment, following the Agent's review of the survey, and to reflect any amendment described in CLAUSE (c) below, (c) if deemed necessary or appropriate by the Agent in good faith based on its review of such survey, an amendment to the Mortgage with respect to the Sturbridge Real Estate in order to properly describe the Sturbridge Real Estate subject thereto, which amendment shall be duly executed by Parent and shall be in proper form for recording in the applicable jurisdiction, and (d) such officer's certificates and legal opinions as the Agent may reasonably request in connection with such amendment.

     Section 8.15 LIMITS ON CERTAIN SUBSIDIARY ACTIVITIES. The Borrowers shall cause (a) each of Galileo Photonics, Inc., a Delaware corporation, and Galenica, Inc. (U.S.), a Delaware corporation, to remain as inactive or dormant Subsidiaries, and (b) Galileo Foreign Sales Corporation, a Virgin Islands corporation, to only engage in activities related to its status as a foreign sales corporation and to own no Inventory or Receivables.

                             ARTICLE 9 - INFORMATION

     Until the Revolving Credit Facility and the Equipment Acquisition Loan Facility have been terminated and all the Obligations payable on or prior to such termination date have been indefeasibly paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in SECTION 15.9, the Borrowers will furnish to the Agent and each Lender at the offices then designated for such purpose pursuant to SECTION 15.1:

     Section 9.1    FINANCIAL STATEMENTS.

     (a) AUDITED YEAR-END STATEMENTS. As soon as available, but in any event within 120 days after the end of each fiscal year of the Borrowers, copies of the consolidated and consolidating balance sheets of the Borrowers and their consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, shareholders' equity and cash flow for such fiscal year, in each case setting forth in comparative form the figures for the previous year of the Borrowers and reported on, without qualification, by Ernst & Young LLP or other independent certified public accountants selected by the Borrowers and acceptable to the Agent.

     (b) MONTHLY FINANCIAL STATEMENTS. As soon as available, but in any event within 30 days after the end of each accounting month of the Borrowers, copies of the unaudited consolidated and consolidating balance sheets of the Borrowers and their consolidated Subsidiaries as at the end of such month and the related unaudited income statement for the Borrowers for such month and for the portion of the fiscal year of the Borrowers through such month, certified by the chief financial officer of the Borrowers' Agent to the best of his knowledge as presenting fairly the financial condition and results of operations of the Borrowers and their consolidated Subsidiaries as at the date thereof and for the periods ended on such date, subject to normal year end adjustments. All such financial statements shall set forth a comparison to the projected financial statements and the prior year's financial statements on a monthly and year-to-date basis.

     (c) PROJECTED FINANCIAL STATEMENTS. As soon as available, but in any event within 30 days prior to the end of each fiscal year of the Borrowers (commencing with the fiscal year ending on September 30, 2000), forecasted financial statements, prepared by the Borrowers, consisting of balance sheets, cash flow statements and income statements of the Borrowers and their consolidated Subsidiaries, reflecting projected borrowings hereunder and setting forth the assumptions on which such forecasted financial statements were prepared, covering the one-year period until the next fiscal year end and prepared on a month-by-month basis. All such projected financial statements shall contain projected calculations of the covenants contained in Sections 10.1, 10.5 and 10.14.

All such financial statements shall be complete and correct in all material respects and all such financial statements referred to in clauses (a) and (b) shall be prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of footnotes) applied consistently throughout the periods reflected therein.

     Section 9.2 ACCOUNTANTS' CERTIFICATE. Together with each delivery of financial statements required by SECTION 9.1(a), a certificate of the accountants who performed the audit in connection with such statements (a) stating that they have reviewed this Agreement and that, in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Default or Event of Default or, if such accountants have obtained knowledge of a Default or Event of Default, specifying the nature and period of existence thereof, and (b) setting forth the calculations necessary to establish the Applicable Margin and establish whether or not the Borrowers were in compliance with the covenants contained in SECTIONS 10.1, 10.5, and 10.14 as of the date of such statements.

Each Borrower authorizes each Lender to discuss the financial condition of such Borrower with the Borrowers' independent certified public accountants and agrees that such discussion or communication shall be without liability to any Lender or the Borrowers' independent certified public accountants. The Borrowers' Agent shall deliver a letter addressed to such accountants authorizing them to comply with the provisions of this SECTION 9.2.

     Section 9.3 OFFICER'S CERTIFICATE. Together with each delivery of financial statements required by SECTION 9.1(a) and (b), a certificate of the Borrowers' Agent's President or chief financial officer (a) stating that, based on an examination sufficient to enable him to make an informed statement, no Default or Event of Default exists or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such Default or Event of Default, and (b) setting forth the calculations necessary to establish the Applicable Margin and establish whether or not the Borrowers were in compliance with the covenants contained in SECTIONS 10.1, 10.5, and 10.14 as of the date of such statements.

     Section 9.4    COPIES OF OTHER REPORTS.

     (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to any Borrower or its Board of Directors by its independent public accountants, including, without limitation, all management reports.

     (b) As soon as practicable, copies of all financial statements and reports that any Borrower shall send to its shareholders generally and of all registration statements and all regular or periodic reports which any Borrower shall file with the Securities and Exchange Commission or any successor commission.

     (c) From time to time and promptly upon each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of any Borrower as any Lender may reasonably request. The rights of the Lenders under this SECTION 9.4(B) are in addition to and not in derogation of its rights under any other provision of this Agreement or any Loan Document.

     (d) If requested by any Lender, statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of the Board of Governors of the Federal Reserve System.

     Section 9.5    NOTICE OF LITIGATION AND OTHER MATTERS. Prompt notice of:

     (a) the commencement, to the extent any Borrower is aware of the same, of all proceedings and investigations against such Borrower or any of its Subsidiaries by or before any governmental body and all actions and proceedings (including counterclaims) in any court or before any arbitrator against such Borrower or any Subsidiary of such Borrower or any of their respective property, assets or businesses which could reasonably be expected, singly or in the aggregate, to cause a Default or an Event of Default, result in monetary liability in excess of $250,000, or have a Materially Adverse Effect,

     (b) any amendment of the articles of incorporation or by-laws of the Borrower,

     (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of any Borrower or any Subsidiary of any Borrower which has had or could reasonably be expected to have any Materially Adverse Effect and any change in the executive officers of any Borrower, and

     (d) any (i) Default or Event of Default, or (ii) event that constitutes or that, with the passage of time or giving of notice or both, would constitute a default or event of default by any Borrower under any material agreement (other than this Agreement) to which any Borrower is a party or by which any Borrower or any of its property may be bound if the exercise of remedies thereunder by the other party to such agreement could reasonably be expected to have, either individually or in the aggregate, a Materially Adverse Effect.

     Section 9.6 ERISA. As soon as possible and in any event within 30 days after any Borrower knows, or has reason to know, that:

     (a) any Termination Event with respect to a Benefit Plan has occurred or will occur,

     (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans has increased to an amount in excess of $100,000 or, if any Plan has a funded current liability percentage, as defined in Section 302(d)(8) of ERISA, of less than 90%, or

     (c) any Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, a certificate of the President or the chief financial officer of the Borrowers' Agent setting forth the details of such of the events described in CLAUSES (a) through (c) as applicable and the action which is proposed to be taken with respect thereto and, simultaneously with the filing thereof, copies of any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such of the events described in CLAUSES (a) through (c) as applicable.

                         ARTICLE 10 - NEGATIVE COVENANTS

     Until the Revolving Credit Facility and the Equipment Acquisition Loan Facility have been terminated and all the Obligations payable on or prior to such termination date have been indefeasibly paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in SECTION 15.9, neither any Borrower nor any of its Subsidiaries will directly or indirectly:

     Section 10.1   FINANCIAL RATIOS.

     (a) MAXIMUM SENIOR FUNDED INDEBTEDNESS TO EBITDA. Permit the ratio of the Senior Funded Indebtedness of the Borrowers and their consolidated Subsidiaries, as of any fiscal quarter ending on or after December 31, 1999, to EBITDA of the Borrowers and their consolidated Subsidiaries for the four fiscal quarters then ending (provided, that, EBITDA shall be calculated as of (i) December 31, 1999 by multiplying the Borrowers' and their consolidated Subsidiaries' EBITDA for such fiscal quarter by 4, (ii) March 31, 2000 by multiplying the Borrowers' and their consolidated Subsidiaries' EBITDA for the two fiscal quarters ending on such date by 2, and (iii) June 30, 2000 by multiplying the Borrowers' and their consolidated Subsidiaries' EBITDA for the three fiscal quarters ending on such date by 4/3rds), to be greater than the ratios set forth below:

                  Fiscal Quarters Ending                                          Ratio
                  ----------------------                                          -----

                  12/31/99                                                      4.25 to 1
                  03/31/00                                                      3.50 to 1
                  06/30/00 and 9/30/00                                          3.00 to 1
                  12/31/00 and                                                  2.50 to 1
                    thereafter

     (b) MINIMUM FIXED CHARGE COVERAGE RATIO. Permit the ratio of (i) EBITDA less Unfunded Capital Expenditures and cash taxes, to (ii) Fixed Charges, as of the end of any fiscal quarter of the Borrowers, measured for the immediately preceding four fiscal quarters on a consolidated basis for the Borrowers and their consolidated Subsidiaries (provided that, for all fiscal quarters ending prior to

September 30, 2000, such ratio shall be calculated for the period from October 1, 1999 to and including such fiscal quarter end), to be less than the ratios set forth below:

                  Fiscal Quarters Ending                                          Ratio
                  ----------------------                                          -----

                  12/31/99                                                      2.0 to 1
                  03/31/00                                                      2.5 to 1
                  06/30/00                                                      3.0 to 1
                  09/30/00                                                      3.5 to 1
                  12/31/00 and                                                  2.5 to 1
                    thereafter

     (c) MINIMUM EBITDA. Permit the EBITDA of the Borrowers and their consolidated Subsidiaries, measured as of the last day of each of the fiscal periods set forth below, to be less than the amounts set forth below for the periods set forth below:

                  Fiscal Period                                        EBITDA
                  -------------                                        ------

                  10/1/99 - 12/31/99                                $ 1,050,000
                  10/1/99 - 03/31/00                                $ 3,500,000
                  10/1/99 - 06/30/00                                $ 6,500,000
                  10/1/99 - 09/30/00                                $ 9,850,000
                  Each four fiscal quarter
                  period ending thereafter                          $12,000,000

     Section 10.2 INDEBTEDNESS. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness for Money Borrowed, except for Permitted Indebtedness for Money Borrowed and Indebtedness under or with respect to the BankBoston Guaranty.

     Section 10.3 GUARANTIES. Become or remain liable with respect to any Guaranty of any obligation of any other Person, other than Guarantees under this Agreement and under and with respect to the BankBoston Guaranty.

     Section 10.4 INVESTMENTS. Acquire, after the Agreement Date, any Business Unit or Investment or, after such date, permit any Investment to be outstanding, other than Permitted Investments.

     Section 10.5 CAPITAL EXPENDITURES. Make or incur Unfunded Capital Expenditures in any fiscal year in an amount, in the aggregate for all Borrowers and their Subsidiaries, in excess of $500,000 or the Alternate Currency Equivalent thereof.

     Section 10.6 RESTRICTED DISTRIBUTIONS AND PAYMENTS, ETC. Declare or make any Restricted Distribution or Restricted Payment, other than (a) the making of any dividend or distribution to a Borrower, and (b) the payment of Permitted Management Fees if no Event of Default exists or will result therefrom.

     Section 10.7 MERGER, CONSOLIDATION AND SALE OF ASSETS. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets (including any Subsidiary constituting all or a substantial portion of its assets) to any Person; PROVIDED that (a) Parent may sell or otherwise dispose of the capital stock (or all or substantially all of the assets) of Leisegang to a non-Affiliate as long as (i) no Event of Default exists as of the sale or disposition date, (ii) such sale or disposition is approved by a majority of the directors of Parent, (iii) such sale or disposition constitutes an arms-length transaction for which Parent receives fair market value, (iv) the purchase price for such sale or disposition shall be paid in immediately available cash of not less than $10,000,000, (v) Parent shall apply such cash purchase price to the Loans in accordance with
SECTION 2B.5(b), and (vi) Parent shall provide the Agent a copy of all material agreements and documents relating to such sale and a certificate from an executive officer of Parent as to its compliance with the foregoing clauses, (b) any Borrower or any of its Subsidiaries may merge or consolidate with another Borrower, provided the surviving entity is an existing U.S. Borrower, (c) any non-Borrower Subsidiary may merge or consolidate with any other existing non-Borrower Subsidiary, (d) any Borrower or any of its Subsidiaries may sell, lease or transfer its assets to another Borrower, provided the recipient entity is an existing U.S. Borrower, and (e) any non-Borrower Subsidiary may sell, lease or transfer its assets to any other existing non-Borrower Subsidiary. Upon any sale of all of the capital stock (or all or substantially all of the assets) of Leisegang pursuant to and in accordance with CLAUSE (a) above and the Agent's receipt of the proceeds thereof in accordance with 2A.7, Leisegang shall cease to be a Borrower hereunder and shall be released from all of its obligations under this Agreement and the other Loan Documents, including ARTICLE 14, all as more fully set forth in SECTION 15.23, other than indemnification obligations under SECTION 15.11 with respect to periods prior to the date of such release.

     Section 10.8 TRANSACTIONS WITH AFFILIATES. Effect any transaction with any Affiliate on a basis less favorable to any Borrower than would be the case if such transaction had been effected with a Person not an Affiliate, provided that the foregoing shall not prohibit any payment permitted pursuant to SECTION 10.6.

     Section 10.9 LIENS. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the property or assets of any Borrower, real, personal or mixed, tangible or intangible, except for Permitted Liens.

     Section 10.10 OPERATING LEASES. Enter into any Operating Lease which would cause the annual payment obligations of the Borrowers under all Operating Leases to exceed $500,000 or the Alternate Currency Equivalent thereof in the aggregate.

     Section 10.11 BENEFIT PLANS. Permit, or take any action which would result in, the aggregate present value of the Unfunded Vested Accrued Benefits under all Benefit Plans of the Borrowers to exceed $0.

     Section 10.12 SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing from such Person of real or personal property which has been or is to be sold or transferred, directly or indirectly, by any Borrower to such Person.

     Section 10.13 AMENDMENTS OF OTHER AGREEMENTS. Amend in any way (a) the interest rate or principal amount or schedule of payments of principal and interest with respect to any Indebtedness (other than the Obligations), other than to reduce the interest rate thereon or principal amount thereof or extend the schedule of payments with respect thereto, or (b) the amounts payable under, or schedule of payments with respect to, the Management Agreement, other than to reduce the amount thereof or extend the schedule of payments with respect thereto, or (c) the provisions of Article III, Sections 2 or 8 of Parent's By-Laws, or (d) the provisions of Section 4.5(a) of the Securities Purchase Agreement, dated as of December 22, 1998, between Andlinger and Parent.

     Section 10.14 MINIMUM AVAILABILITY. Permit Availability to be less than $200,000 at any time.

     Section 10.15  FISCAL YEAR END. Change its fiscal year end from September
30.

                              ARTICLE 11 - DEFAULT

     Section 11.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

     (a) DEFAULT IN PAYMENT OF LOANS. The Borrowers shall default in any payment of principal of, or interest on, any Loan or Note when and as due (whether at maturity, by reason of acceleration or otherwise).

     (b) OTHER PAYMENT DEFAULT. The Borrowers shall default in the payment, as and when due, of principal of or interest on, any other Obligation, and such default shall continue for 10 days after written notice thereof has been given to the Borrowers' Agent by the Agent.

     (c) MISREPRESENTATION. Any representation or warranty made or deemed to be made by any Borrower under this Agreement or any other Loan Document or any amendment hereto or thereto shall at any time prove to have been incorrect or misleading in any material respect when made.

     (d)  DEFAULT IN PERFORMANCE. The Borrowers shall default:

          (i) in the performance or observance of any term, covenant, condition or agreement contained in ARTICLES 6 or 10 or any Section of ARTICLE 7 or 8 not described in clause (ii) or (iii) below; or

          (ii) in the performance or observance of any term, covenant, condition or agreement contained in ARTICLE 9 or SECTION 7.2, 7.3, 7.5, 7.6, 7.11, 7.13, 7.14, 7.15, 7.16, 8.2, 8.4, 8.7, 8.10, 8.11(b), 8.12, 8.14 or 8.15
     and such default shall continue for a period of 10 Business Days after the earlier of (A) the date on which written notice thereof has been given to the Borrowers' Agent by the Agent or the Required Lenders, and (B) actual knowledge thereof by any Borrower, PROVIDED that, without the Agent's consent, no more than two defaults may be cured under SECTIONS 7.14 and 9.1 during any consecutive 12 month period; or

          (iii) in the performance or observance of any term, covenant, condition or agreement contained in SECTION 8.9 or any other provision of this Agreement (other than as specifically provided for otherwise in this SECTION 11.1) and such default shall continue for a period of 30 days after the earlier of (A) the date on which written notice thereof has been given to the Borrowers' Agent by the Agent or the Required Lenders, and (B) actual knowledge thereof by any Borrower.

     (e) INDEBTEDNESS CROSS-DEFAULT. (i) The Borrower shall fail to pay when due and payable the principal of or interest on any Indebtedness (other than the Loans or Note) where the principal amount of such Indebtedness is in excess of $500,000 or the Alternate Currency Equivalent thereof, or (ii) the maturity of any such Indebtedness shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or (B) been required to be prepaid prior to the stated maturity thereof, or (iii) any event shall have occurred and be continuing which, with or without the passage of time or the giving of notice, or both, would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity.

     (f) OTHER CROSS-DEFAULTS. The Borrower shall default in the payment when due or in the performance or observance of any material obligation or condition of any agreement, contract or lease (other than the Security Documents or any such agreement, contract or lease relating to Indebtedness), if the exercise of remedies thereunder by the other party to such agreement could reasonably be expected to have a Materially Adverse Effect.

     (g) VOLUNTARY BANKRUPTCY PROCEEDING. Any Obligor shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) commence a proceeding seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due,
(vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

     (h) INVOLUNTARY BANKRUPTCY PROCEEDING. A case or other proceeding shall be commenced against any Obligor in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any Obligor or of all or any substantial part of the assets, domestic or foreign, of any Obligor, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against any Obligor (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

     (i) LOAN DOCUMENTS. Any event of default under any other Loan Document shall occur, subject to any applicable cure period set forth therein; or any Obligor shall default in the performance or observance of any material term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by any Obligor under, any such Loan Document and such default shall not be cured within 30 days after the date written notice thereof is given to the Borrowers' Agent by the Agent; or any provision of this Agreement, or of any other Loan Document after delivery thereof hereunder, shall for any reason cease to be valid and binding, other than a nonmaterial provision rendered unenforceable by operation of law, or any Obligor or other party thereto (other than the Agent or any Lender) shall so state in writing; or any Obligor shall for any reason seek to terminate or repudiate its obligations under any Loan Document; or this Agreement or any other Loan Document, after delivery thereof hereunder, shall for any reason (other than as a result of any action or inaction (such as an election not to require the Borrowers to have the Agents' Lien noted on motor vehicle titles) taken independently by the Agent or any Lender and except to the extent permitted by the terms thereof) cease to create a valid, perfected and, except as otherwise expressly permitted herein, first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby.

     (j) JUDGMENT. A judgment or order for the payment of money which exceeds $500,000 or the Alternate Currency Equivalent thereof in amount shall be entered against any Obligor by any court and such judgment or order shall continue undischarged or unstayed for 30 days.

     (k) ATTACHMENT. A warrant or writ of attachment or execution or similar process which exceeds $500,000 or the Alternate Currency Equivalent thereof in value shall be issued against any property of any Obligor and such warrant or process shall continue undischarged or unstayed for 30 days.

     (l) ERISA. (i) Any Termination Event with respect to a Benefit Plan shall occur that, after taking into account the excess, if any, of (A) the fair market value of the assets of any other Benefit Plan with respect to which a Termination Event occurs on the same day (but only to the extent that such excess is the property of a Borrower) over (B) the present value on such day of all vested nonforfeitable benefits under such other Benefit Plan, results in an Unfunded Vested Accrued Benefit in excess of $100,000, (ii) any Benefit Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Code and ERISA, or (iii) any Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from any Borrower's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan.

     (m) QUALIFIED AUDITS. The independent certified public accountants retained by the Borrowers shall refuse to deliver an opinion in accordance with
SECTION 9.1(a) with respect to the annual financial statements of the Borrowers.

     (n)  CHANGE OF CONTROL.

          (i) A Person or "group" of Persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder), other than Andlinger, shall acquire, beneficially or of record, 20% of more of the outstanding capital stock of Parent, or Andlinger shall cease to own, directly or indirectly, at least 10% of the outstanding capital stock of Parent; or

          (ii) The board of directors of Parent shall, for any reason, cease to include at least three members designated by Andlinger; or

          (iii) The provisions of the second paragraph of Article III, Section 8 of Parent's By-Laws shall for any reason terminate or no longer be in effect; or

          (iv) Parent shall cease to own, directly or indirectly, 100% of the outstanding capital stock of any other Borrower; or

          (v) Gerhard Andlinger shall cease to own, directly or indirectly, at least 50% of the membership interests in Andlinger, or such membership interests shall cease to vest in Gerhard Andlinger voting control over Andlinger.

     (o) MATERIAL ADVERSE CHANGE. There occurs any act, omission, event, undertaking or circumstance or series of acts, omissions, events, undertakings or circumstances which have or could reasonably be expected to have, either individually or in the aggregate, a Materially Adverse Effect, and such act, omission, event, undertaking or circumstance (or series thereof), or the consequences thereof, are not remedied within 30 days after the date on which written notice thereof has been given to the Borrowers' Agent by the Agent or the Required Lenders.

     (p) CHANGE IN MANAGEMENT. Gerhard Andlinger shall for any reason cease to be the President and Chief Executive Officer of Parent, or Ralf Faber shall for any reason cease to be the President of OFC, and 90 days shall have elapsed during which time no replacement reasonably satisfactory to the Required Lenders shall have been appointed.

     Section 11.2   REMEDIES.

     (a) AUTOMATIC ACCELERATION AND TERMINATION OF FACILITIES. Upon the occurrence of an Event of Default specified in SECTION 11.1(g) or (h), (i) the principal of and the interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Agent and the Lenders under this Agreement or any of the Loan Documents and all other Obligations, shall thereupon become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) the Revolving Credit Facility and Equipment Acquisition Loan Facility, and the commitment of the Lenders to make advances thereunder or under this Agreement, shall immediately terminate.

     (b)  OTHER REMEDIES. If any Event of Default (other than as specified in
SECTION 11.1(g) or (h)) shall have occurred and be continuing, the Agent may, and at the direction of the Required Lenders in their sole and absolute discretion shall, do any of the following:

          (i) declare the principal of and interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Agent and the Lenders under this Agreement or any of the Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding; and

          (ii) terminate the Revolving Credit Facility and Equipment Acquisition Loan Facility and any commitment of the Lenders to make advances hereunder;

     (c) FURTHER REMEDIES. If any Event of Default shall have occurred and be continuing, the Agent may, and at the direction of the Required Lenders in their sole and absolute discretion shall, do any of the following:

          (i) notify, or request the Borrowers to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to the Agent or any agent or designee of the Agent, at such address as may be specified by the Agent, and, if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to any Borrower, such Borrower shall hold all such payments it receives in trust for the Agent, without commingling the same with other funds or property of, or held by, such Borrower and shall deliver the same to the Agent or any such agent or designee immediately upon receipt by such Borrower in the identical form received, together with any necessary endorsements;

          (ii) settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which the Agent considers advisable and in all such cases only the net amounts received by the Agent in payment of such amounts, after deductions of costs and attorneys' fees, shall constitute Collateral, and the Borrowers shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

          (iii) enter upon any premises on which Inventory or Equipment may be located and, without resistance or interference by the Borrowers, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Agent shall choose, without being liable to any Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;

          (iv) require the Borrowers to and the Borrowers shall, without charge to the Agent or any Lender, assemble the Inventory and Equipment and maintain or deliver it into the possession of the Agent or any agent or representative of the Agent at such place or places as the Agent may designate;

          (v) at the expense of the Borrowers, cause any of the Inventory and Equipment to be placed in a public or field warehouse, and neither the Agent nor any Lender shall be liable to any Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;

          (vi) without notice, demand or other process, and without payment of any rent or any other charge, enter any of any Borrower's premises and, without breach of the peace, until the Agent completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of any Borrower's equipment, for the purpose of (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Receivable, and the Agent is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Intellectual Property in connection with the foregoing, and the rights of any Borrower under all licenses and franchise agreements shall inure to the Agent's benefit (provided, however, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

          (vii) exercise any and all of its rights under any and all of the Security Documents;

          (viii) apply any cash Collateral to the payment of the Obligations in any order in which the Agent may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

          (ix) establish or cause to be established one or more Lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, the Borrowers shall cause to be forwarded to the Agent at the Agent's Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such Lockboxes, together with collection reports in form and substance satisfactory to the Agent; and

          (x) exercise all of the rights and remedies of a secured party under the UCC (whether or not the UCC is applicable) and under any other applicable law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Agent, for cash, on credit or for future delivery and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. The Borrowers agree that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Borrower's Agent of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other reasonable time shall also constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     Section 11.3 APPLICATION OF PROCEEDS. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

     (a) FIRST: to the payment of all costs and expenses incurred in connection with such sale or other realization, including attorneys' fees,

     (b)  SECOND: to the payment of the Obligations as set forth in SECTION
3.8(e),

     (c) THIRD: to the creation of a fund in an amount equal to the Letter of Credit Reserve, which fund shall be held by the Agent as security for and applied to the payment of any amounts which may thereafter become due with respect to the Letters of Credit, and

     (d) FOURTH: the balance (if any) of such proceeds shall be paid to the Borrowers' Agent or, subject to any duty imposed by law or otherwise, to whomsoever is entitled thereto.

THE BORROWERS SHALL REMAIN LIABLE AND WILL PAY, ON DEMAND, ANY DEFICIENCY REMAINING IN RESPECT OF THE OBLIGATIONS, TOGETHER WITH INTEREST THEREON AT A RATE PER ANNUM EQUAL TO THE HIGHEST RATE THEN PAYABLE HEREUNDER ON SUCH OBLIGATIONS, WHICH INTEREST SHALL CONSTITUTE PART OF THE OBLIGATIONS.

     Section 11.4 POWER OF ATTORNEY. In addition to the authorizations granted to the Agent under SECTION 7.16 or under any other provision of this Agreement or any of the Loan Documents, upon and during an Event of Default, each Borrower hereby irrevocably designates, makes, constitutes and appoints the Agent (and all Persons designated by the Agent from time to time) as such Borrower's true and lawful attorney and agent in fact, and the Agent or any agent of the Agent may, without notice to any Borrower, and at such time or times as the Agent or any such agent in its sole discretion may determine, in the name of such Borrower or the Agent,

     (a) demand payment of the Receivables, enforce payment thereof by legal proceedings or otherwise, settle, adjust, compromise, extend or renew any or all of the Receivables or any legal proceedings brought to collect the Receivables, discharge and release the Receivables or any of them and exercise all of such Borrower's rights and remedies with respect to the collection of Receivables,

     (b) prepare, file and sign the name of such Borrower on any proof of claim in bankruptcy or any similar document against any Account Debtor or any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral,

     (c) endorse the name of such Borrower upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Receivables, the Inventory or any other Collateral,

     (d) use the stationery of such Borrower, open such Borrower's mail, notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by the Agent and sign the name of such Borrower to verifications of the Receivables and on any notice to the Account Debtors, and

     (e) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables, Inventory or other Collateral to which such Borrower or any Subsidiary of such Borrower has access.

     Section 11.5   MISCELLANEOUS PROVISIONS CONCERNING REMEDIES.

     (a) RIGHTS CUMULATIVE. The rights and remedies of the Agent and the Lenders under this Agreement, the Note and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies, the Agent or any Lender may be selective and no failure or delay by the Agent or any Lender in exercising any right shall operate as a waiver of such right nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

     (b) WAIVER OF MARSHALLING. Each Borrower hereby waives any right to require any marshalling of assets and any similar right.

     (c) LIMITATION OF LIABILITY. Nothing contained in this ARTICLE 11 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Agent or any Lender or any agent or designee of the Agent or any Lender to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or notice or take any action with respect to any Receivable or any other Collateral or the moneys due or to become due thereunder or in connection therewith or to take any steps necessary to preserve any rights against prior parties, and neither the Agent or any Lender nor any of their agents or designees shall have any liability to any Borrower for actions taken pursuant to this ARTICLE 11, any other provision of this Agreement or any of the Loan Documents, so long as the Agent or such Lender or such agent or designee shall act reasonably and in good faith.

     (d) APPOINTMENT OF RECEIVER. In any action under this ARTICLE 11, the Agent shall be entitled to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

     Section 11.6 TRADEMARK LICENSE. Each Borrower hereby grants to the Agent the nonexclusive right and license to use any trademark then used by such Borrower, for the purposes set forth in SECTION 11.2(c) and for the purpose of enabling the Agent to realize on the Collateral and to permit any purchaser of any portion of the Collateral through a foreclosure sale or any other exercise of the Agent's rights and remedies under the Loan Documents to use, sell or otherwise dispose of the Collateral bearing any such trademark. Such right and license is granted in consideration of this Agreement, without the requirement that any monetary payment whatsoever be made to such Borrower or any other Person by the Agent or any Lender. Each Borrower hereby represents, warrants, covenants and agrees that it presently has, and shall continue to have, the right, without the approval or consent of others, to grant the license set forth in this SECTION 11.6.

                            ARTICLE 12 - ASSIGNMENTS

     Section 12.1   SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

     (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Agent, all future holders of the Notes, and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Each Lender may, with the consent of the Borrowers' Agent (PROVIDED, no such consent shall be required while an Event of Default exists and, in any event, such consent shall not be unreasonably withheld) and the consent of the Agent, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender that is subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall in no event be less than the Minimum Commitment, (iii) in the case of a partial assignment, the amount of the Commitment that is retained by the assigning Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall in no event be less than the Minimum Commitment, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as hereinafter defined) an Assignment and Acceptance, together with any Note or Notes subject to such assignment, (v) such assignment shall not, without the consent of the Borrowers' Agent, require the Borrowers to file a registration statement with the

Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state, (vi) the representation contained in
SECTION 12.2 hereof shall be true with respect to any such proposed assignee, and (vii) the parties to such assignment shall deliver to the Agent a processing fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof,
(x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (y) the Lender assignor thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

     (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in SECTION 5.1(m) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment, the fee described in clause (vii) of SECTION 12.1(b) and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in the form of EXHIBIT F, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Lenders and the Borrowers' Agent, and (iv) promptly deliver a copy of such Acceptance and Assignment to the Borrowers' Agent. Within five Business Days after receipt of notice, the Borrowers shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment Percentage assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assignor Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrowers' Agent.

     (f) Each Lender may, without the consent of the Borrower, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its commitments hereunder and the Loans owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) each such participation shall be in an amount not less than the Minimum Commitment, (ii) such Lender's obligations under this Agreement (including, without limitation, its commitments hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement, (v) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; PROVIDED, that such Lender may agree with any participant that such Lender will not, without such participant's consent, agree to or approve any waivers or amendments which would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the commitments of such participant, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or release Collateral securing the Loans (other than Collateral disposed of pursuant to SECTION 7.8 hereof or otherwise in accordance with the terms of this Agreement or the Security Documents), and (vi) any such disposition shall not, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state. The Lender selling a participation to any bank or other entity that is not an Affiliate of such Lender shall give prompt notice thereof to the Borrowers' Agent.

     (g) Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this SECTION 12.1, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrowers furnished to such Lender by or on behalf of any Borrower; PROVIDED that, prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrowers or such Lender (which in the case of an agreement with only such Lender, the Borrowers shall be recognized as a third party beneficiaries thereof) to preserve the confidentiality of any confidential information relating to the Borrowers received from such Lender.

     (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     Section 12.2 REPRESENTATION OF LENDERS. Each Lender hereby represents that it will make each Loan hereunder as a commercial loan for its own account in the ordinary course of its business; PROVIDED, HOWEVER, that subject to
SECTION 12.1 hereof, the disposition of the Notes or other evidence of the Obligations held by any Lender shall at all times be within its exclusive control.

                              ARTICLE 13 - AGENT

     Section 13.1 APPOINTMENT OF AGENT. Each of the Lenders hereby irrevocably designates and appoints Deutsche Financial Services Corporation as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, as the agent for such Lender to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, including the execution and delivery of the documents and assets contemplated by SECTION 15.23, and determinations as to the eligibility of Inventory, Receivables and Equipment and adjustments to the advance ratios contained in the definitions of "Borrowing Base", "German Equipment Acquisition Loan Limit" and "U.S. Equipment Acquisition Loan Limit" (so long as such advance ratios, as adjusted, do not exceed those set forth in the definitions of "Borrowing Base", "German Equipment Acquisition Loan Limit" and "U.S. Equipment Acquisition Loan Limit", respectively), together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent.

     Section 13.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 13.3 EXCULPATORY PROVISIONS. Neither the Agent nor any of its trustees, officers, directors, employees, agents, attorneys-in-fact or Affiliates shall (a) be liable to any Lender (or any Lender's participants) for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), (b) be responsible in any manner to any Lender (or any Lender's participants) for any recitals, statements, representations or warranties made by any Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of any Borrower or any of its Subsidiaries to perform their obligations hereunder or thereunder, or (c) have any obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrowers or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Borrower or any of its Subsidiaries.

     Section 13.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to any Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with SECTION 12.1. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     Section 13.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) continue making Revolving Credit Loans to the Borrowers on behalf of the Lenders in reliance on the provisions of SECTION
3.7 and take such other action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     Section 13.6 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of any Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement.
Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of each Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or by the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of any Borrower and its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     Section 13.7 INDEMNIFICATION. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct or resulting solely from transactions or occurrences that occur at a time after such Lender has assigned all of its interests, rights and obligations under this Agreement pursuant to
SECTION 12.1 or, in the case of a Lender to which an assignment is made hereunder pursuant to SECTION 12.1, at a time before such assignment. The agreements in this subsection shall survive the payment of the Notes, the Obligations and all other amounts payable hereunder and the termination of this Agreement.

     Section 13.8 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Borrower and its Subsidiaries as if the Agent were not the Agent hereunder. With respect to its Commitment, the Loans made or renewed by it and any Note issued to it and any Letter of Credit Guaranty, the Agent shall have and may exercise the same rights and powers under this Agreement and the other Loan Documents and is subject to the same obligations and liabilities as and to the extent set forth herein and in the other Loan Documents for any other Lender. The terms "Lenders" or "Required Lenders" or any other term shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or one of the Required Lenders.

     Section 13.9 SUCCESSOR AGENT. The Agent may resign as Agent upon 5 days written notice to the Lenders and the Borrowers' Agent; PROVIDED, HOWEVER, that such resignation shall not take effect until a successor agent has been appointed. If the Agent shall resign as

Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrowers' Agent (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. If the Required Lenders have failed to appoint a successor agent within 30 days after the resignation notice given by the Agent as provided above, then the Agent shall be entitled to appoint a successor agent from among the Lenders. After any Agent's resignation hereunder as Agent, the provisions of
ARTICLE 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     Section 13.10 NOTICES FROM AGENT TO LENDERS. The Agent shall promptly, upon the written request from any Lender, forward to each Lender copies of any written notices, reports or other information supplied to it by the Borrowers (but which the Borrowers are not required to supply directly to the Lenders).

     Section 13.11  FIELD EXAMINATION REPORTS; DISCLAIMER BY LENDERS. Each
Lender: (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field examination report (each a "Report" and collectively, "Reports") prepared by the Agent or its agents; (b) expressly agrees and acknowledges that the Agent makes no representation or warranty as to the accuracy of any Report or shall be liable for any information contained in any Report; (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or other party performing any audit or examination will inspect only specific information regarding the Borrowers and will rely significantly upon the Borrowers' books and records, as well as on representations of the Borrowers' personnel; (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute (except to its participants) or use any Report in any other manner; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees (i) to hold the Agent and Deutsche Financial Services Corporation harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Loans or other credit accommodations that the indemnifying Lender has made or may make to any Borrower, or the indemnifying Lender's participation in Letter of Credit Guarantees, and (ii) to pay and protect, and indemnify, defend and hold the Agent and Deutsche Financial Services Corporation harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, without limitation reasonable attorneys' fees) incurred by the Agent and Deutsche Financial Services Corporation as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

                             ARTICLE 14 - GUARANTEE

     Section 14.1 GUARANTEE. The U.S. Borrowers hereby jointly and severally guarantee to the Agent and the Lenders the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Loans made to the German Borrower and all of the other Obligations of the German Borrower, including all interest, fees and expenses with respect thereto (collectively, the "GUARANTEED OBLIGATIONS"). The U.S. Borrowers hereby further jointly and severally agree that if the German Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the U.S. Borrowers will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     Section 14.2 OBLIGATIONS UNCONDITIONAL. The obligations of the U.S. Borrowers hereunder are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the German Borrower under this Agreement or any other Loan Document or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this SECTION 14.2 that the obligations of the U.S. Borrowers hereunder shall be absolute and unconditional, and joint and several, under all circumstances. Without limiting the generality of the foregoing, it is agreed that each U.S. Borrower's obligations hereunder shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Guaranteed Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the German Borrower or otherwise; (c) any taking, exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Guaranteed Obligations; (d) any change, restructuring or termination of the corporate structure or existence of any Obligor; or (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any U.S. Borrower.

     Section 14.3 WAIVER OF SURETYSHIP DEFENSES. Each U.S. Borrower agrees that the joint and several liability of the U.S. Borrowers provided for in
SECTION 14.1 shall not be impaired or affected by any modification, supplement, extension or amendment or any contract or agreement to which the other Obligors may hereafter agree (other than an agreement signed by the Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent or any Lender with respect to any of the Guaranteed Obligations, nor by any other agreements or arrangements whatever with the other Obligors or with anyone else, each U.S. Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each U.S. Borrower is direct and unconditional as to all of the Guaranteed Obligations, and may be enforced without requiring the Agent or any Lender first to resort to any other right, remedy or security. Each U.S.

Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the Guaranteed Obligations, this Agreement or any other Loan Document and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the German Borrower or any other Person or any Collateral, including any rights any U.S. Borrower may otherwise have under O.C.G.A. ss. 10-7-24 or any successor statute or any analogous statute in any jurisdiction under the laws of which any U.S. Borrower is incorporated or in which any U.S. Borrower conducts business.

     Section 14.4 REINSTATEMENT. The obligations of the U.S. Borrowers hereunder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Obligor in respect of any of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the U.S. Borrowers jointly and severally agree that they will indemnify each of the Agent and the Lenders on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Agent and the Lenders in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     Section 14.5 REMEDIES. The U.S. Borrowers jointly and severally agree that, as between the U.S. Borrowers and the Agent and the Lenders, the Guaranteed Obligations may be declared to be forthwith due and payable as provided herein (and shall be deemed to have become automatically due and payable in the circumstances provided herein) for purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such Guaranteed Obligations from becoming automatically due and payable) as against the German Borrower and that, in the event of such declaration (whether or not the Guaranteed Obligations are then due and payable by the German Borrower), the Guaranteed Obligations shall forthwith become due and payable by the U.S. Borrowers for purposes hereof.

     Section 14.6 CONTINUING GUARANTY. The guaranty set forth herein is a continuing guaranty, and shall apply to all Guaranteed Obligations, whenever and howsoever arising.

                           ARTICLE 15 - MISCELLANEOUS

     Section 15.1   NOTICES.

     (a) METHOD OF COMMUNICATION. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by overnight courier service, by certified or registered mail, postage pre-paid, return receipt requested, or by facsimile transmission and shall be deemed received, in the case of personal delivery, when delivered, in the case of overnight courier service, on the next Business Day after delivery to such service, in the case of mailing, on the third day after mailing (or, if such day is a day on which deliveries of mail are not made, on the next succeeding day on which deliveries of mail are made) and, in the case of facsimile transmission, upon transmittal; provided that in the case of notices to the Agent, the Agent shall be charged with knowledge of the contents thereof only when such notice is actually received by the Agent. A telephonic notice to the Agent as understood by the Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

     (b) ADDRESSES FOR NOTICES. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing.

     If to the Borrowers:                NetOptix Corporation
                                         6401 Congress Avenue, Suite 160
                                         Boca Raton, Florida  33487
                                         Attention:  Thomas Mathews
                                         Facsimile No.:  561-997-1645

     with a courtesy copy to:            NetOptix Corporation
                                         Sturbridge Business Park
                                         Route 20
                                         P.O. Box 550
                                         Sturbridge, Massachusetts  01566
                                         Attention:  Josef Rokus
                                         Facsimile No.:  508-347-2270

     and:                                Edwards & Angell, LLP
                                         250 Royal Palm Way
                                         Suite 300
                                         Palm Beach, Florida  33480-4356
                                         Attention:  Jonathan Cole
                                         Facsimile No.:  561-655-8719

     If to the Agent:                    Deutsche Financial Services Corporation
                                         3225 Cumberland Blvd.
                                         Suite 700
                                         Atlanta, Georgia 30339
                                         Attention: Stephen Metts
                                         Facsimile No.: 770-933-8571

     with a courtesy copy to:            Deutsche Financial Services Corporation
                                         655 Maryville Centre Drive
                                         St. Louis, Missouri  63141
                                         Attention:  General Counsel
                                         Facsimile No.:  314-523-3228

     If to a Lender:                     At the address of such  Lender set
                                         forth on the  signature page hereof.

     (c) AGENT'S OFFICE. The Agent hereby designates its office located at 3225 Cumberland Blvd., Suite 700, Atlanta, Georgia 30339, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers' Agent as the office to which payments due are to be made and at which Loans will be disbursed.

     Section 15.2 EXPENSES. The Borrowers jointly and severally agree to pay or reimburse on demand all costs and expenses incurred by the Agent, including, without limitation, the reasonable fees and disbursements of counsel, in connection with (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation (i) the out-of-pocket costs and expenses incurred in connection with the administration and interpretation of this Agreement and the other Loan Documents; (ii) the costs and expenses of appraisals of the Collateral and all field examination and related third party expenses; (iii) the costs and expenses of lien and title searches and title insurance; (iv) the costs and expenses of environmental reports with respect to the Real Estate; (v) taxes, fees and other charges for filing the Financing Statements and recording the Mortgages and continuations and the costs and expenses of taking other actions to perfect, protect, and continue the Security Interests; and (vi) the reasonable costs and expenses of the Agent and its counsel with respect to any actions taken and releases and other documents delivered under SECTION 15.23;
(b) the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Agent and the Lenders relating to this Agreement or any of the Loan Documents; (c) sums paid or incurred to pay any amount or take any action required of the Borrowers under the Loan Documents that the Borrowers fail to pay or take; (d) costs of inspections, field examinations and verifications of the Collateral, including, without limitation, standard per diem fees charged by the Agent or the Lenders, travel, lodging, and meals for inspections of the Collateral and the Borrowers' operations and books and records by the Agent's and/or the Lenders' agents; (e) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining each Disbursement Account, Agency Accounts and Lockbox; (f) costs and expenses of preserving and protecting the Collateral; and (g) consulting, after the occurrence of a Default, with one or more Persons, including appraisers, accountants and lawyers, concerning the value of any Collateral for the Obligations or related to the nature, scope or value of any right or remedy of the Agent or any Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons.

     The Borrowers jointly and severally further agree to pay or reimburse on demand all costs and expenses incurred by the Agent and the Lenders, including, without limitation, the reasonable fees and disbursements of counsel, experts and other consultants to the Agent and any Lender, in connection with (a) any Default or Event of Default or any modification, amendment, waiver, restructuring or forbearance with respect to any of the Loan Documents in connection with such Default or Event of Default, and (b) any actions taken to obtain payment of the Obligations, enforce the Security Interests, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents.

     The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. The Borrowers hereby authorize the Agent and the Lenders to debit the Borrowers' Loan Accounts (by increasing the principal amount of the Revolving Credit Loan) in the amount of any such costs and expenses owed by the Borrowers when due.

     Section 15.3 STAMP AND OTHER TAXES. The Borrowers will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder.

     Section 15.4 SETOFF. In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon and after the occurrence of any Default or Event of Default, each Lender and the Issuing Bank are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by any Lender or the Issuing Bank to or for the credit or the account of any Borrower against and on account of the Obligations irrespective or whether or not (a) the Agent or such Lender shall have made any demand under this Agreement or any of the Loan Documents, or (b) the Agent or such Lender shall have declared any or all of the Obligations to be due and payable as permitted by SECTION 11.2 and although such Obligations shall be contingent or unmatured.

     Section 15.5 LITIGATION. EACH LENDER, THE AGENT AND THE BORROWERS HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST any BORROWER, THE AGENT OR ANY LENDER ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN any BORROWER, THE AGENT AND ANY LENDER OF ANY KIND OR NATURE. THE BORROWERS, THE AGENT AND EACH LENDER HEREBY AGREE THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF THE AGENT OR ANY LENDER, ANY COURT IN WHICH THE AGENT OR ANY LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY AND WHICH SITS IN A JURISDICTION IN WHICH ANY BORROWER TRANSACTS BUSINESS SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN any BORROWER, THE AGENT OR ANY LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. THE BORROWERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWERS' AGENT AT THE ADDRESS SET FORTH IN SECTION 15.1(b), WHICH SERVICE SHALL BE DEEMED MADE UPON RECEIPT THEREOF. THE NON-EXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF

ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

     Section 15.6 WAIVER OF RIGHTS. THE BORROWERS HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVE ALL RIGHTS WHICH any BORROWER HAS UNDER CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING THE LENDER, ITS SUCCESSORS AND ASSIGNS TO POSSESSION OF THE COLLATERAL UPON DEFAULT OR EVENT OF DEFAULT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT LIMITING ANY OTHER RIGHT WHICH THE AGENT OR ANY LENDER MAY HAVE, THE BORROWERS CONSENT THAT, IF THE AGENT OR ANY LENDER FILES A PETITION FOR AN IMMEDIATE WRIT OF POSSESSION IN COMPLIANCE WITH SECTIONS 44-14-261 AND 44-14-262 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION IN ACCORDANCE WITH CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND AS OTHERWISE REQUIRED BY SECTION 44-14-263 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW. EACH BORROWER HEREBY ACKNOWLEDGES THAT IT HAS READ AND FULLY UNDERSTANDS THE TERMS OF THIS WAIVER AND THE EFFECT HEREOF.

     Section 15.7 REVERSAL OF PAYMENTS. To the extent any Borrower makes a payment or payments to the Agent or any Lender, or the Agent or any Lender receives any payment or proceeds of the Collateral for any Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, the Agent and each Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Obligations, and, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Agent or such Lender.

     Section 15.8 ACCOUNTING MATTERS. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrowers to determine whether they are in compliance with any covenant contained herein, shall, unless there is an express written direction or consent by the Required Lenders to the contrary, be performed in accordance with GAAP.

     Section 15.9   AMENDMENTS.

     (a) Except as set forth in SUBSECTION (b) below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived, and any departure therefrom may be consented to by the Required Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders and, in the case of an amendment (other than an amendment described in SECTION 15.9(d)), by the Borrowers, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default; PROVIDED that (i) without the written consent of the Agent, no amendment or waiver shall be made to any provision of SECTION 2A.6 hereof or any of the Agent's rights or obligations with respect to Letter of Credit Guarantees, (ii) without the written consent of the Agent, no amendment or waiver shall be made to any of the Agent's rights or obligations with respect to Non-Ratable Loans, and (iii) without the written consent of the Agent, no amendment or waiver shall be made to any provision of ARTICLE 13 as such provisions apply to the Agent or to any other provision of any Loan Document as such provisions relate to the rights and obligations of the Agent. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

     (b) Except as otherwise set forth in this Agreement, without the prior unanimous written consent of the Lenders, (i) no amendment, consent or waiver shall affect the amount or extend the time of the obligation of the Lenders to make Loans, extend the originally scheduled time or times of payment of the principal of any Loan, alter the time or times of payment of interest on any Loan or the amount of the principal thereof or the rate of interest thereon or the amount of any commitment fee payable hereunder, permit any subordination of the principal or interest on any Loan, permit the subordination of the Security Interests in any material Collateral (meaning Collateral having a then fair market value in excess of $1,000,000), or amend the provisions of ARTICLE 11 or of this SECTION 15.9(b), (ii) no material Collateral (meaning Collateral having a then fair market value in excess of $1,000,000) shall be released by the Agent other than releases of Collateral in connection with the sale of any such Collateral in the ordinary course of the Borrowers' business or as otherwise specifically permitted in this Agreement, (iii) no amendment shall be made to the definitions of "Commitment", "Commitment Percentage", "Equipment Acquisition Loan Limit", "Proportionate", "Ratable", "Required Lenders" or "Obligations",
(iv) neither the Agent nor any Lender shall consent to any amendment to or waiver of the amortization, deferral or subordination provisions of any Subordinated Indebtedness or any other instrument or agreement evidencing or relating to obligations of the Borrowers that are expressly subordinate to any of the Obligations if such amendment or waiver would be adverse to the Lenders in their capacities as Lenders hereunder; and (v) no amendment shall be made that increases the advance rates set forth in the definition of "Borrowing Base"; PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, the Required Lenders shall have the right to waive any Default or Event of Default (unless such Default or Event of Default arises out of a provision of this Agreement which can only be amended with the unanimous consent of the Lenders) and the consequences hereunder of such Default or Event of Default and shall have the right to enter into an agreement with the Borrowers providing for the forbearance from the exercise of any remedies provided hereunder or under the other Loan Documents without waiving any Default or Event of Default.

     (c) The making of Loans hereunder by the Lenders (or the issuance of Letter of Credit Guarantees) during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

     (d) Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, no consent, written or otherwise, of any Borrower shall be necessary or required in connection with any amendment to ARTICLE 13 or
SECTION 3.7, and any amendment to such provisions shall be effected solely by and among the Agent and the Required Lenders (or Lenders, as the case may be), PROVIDED that no such amendment shall impose any obligation on any Borrower.

     Section 15.10 PERFORMANCE OF BORROWERS' DUTIES. The Borrowers' obligations under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their sole cost and expense. If the Borrowers shall fail to do any act or thing which they have covenanted to do under this Agreement or any of the Loan Documents, the Agent, on behalf of the Lenders, may (but shall not be obligated to), after notice to the Borrowers' Agent, do the same or cause it to be done either in the name of the Agent or in the name and on behalf of the Borrowers, and the Borrowers hereby irrevocably authorize the Agent so to act.

     Section 15.11 INDEMNIFICATION. The Borrowers jointly and severally agree to reimburse the Agent and the Lenders for all costs and expenses, including reasonable counsel fees and disbursements, incurred, and to indemnify and hold the Agent and the Lenders harmless from and against all losses suffered by, the Agent or any Lender in connection with (a) the exercise by the Agent or any Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents, (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, including without limitation any claim relating to Environmental Laws, and (c) the collection or enforcement of the Obligations or any of them, other than such costs, expenses and liabilities arising out of the Agent's or such Lender's gross negligence or willful misconduct.

     Section 15.12 ALL POWERS COUPLED WITH INTEREST. All powers of attorney and other authorizations granted to the Agent or any Lender and any Persons designated by the Agent or any Lender pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Revolving Credit Facility has not been terminated.

     Section 15.13  SURVIVAL. Notwithstanding any termination of this Agreement,
(a) until the Revolving Credit Facility and the Equipment Acquisition Loan Facility have been terminated and all Obligations payable on or prior to such termination have been paid in full, the Agent and each Lender shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to the Collateral as fully as though this Agreement had not been terminated, and (b) the indemnities to which the Agent and each Lender is entitled under the provisions of this ARTICLE 15 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agent and each Lender against events arising after such termination as well as before.

     Section 15.14 SEVERABILITY OF PROVISIONS. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 15.15 GOVERNING LAW. This Agreement and the Note shall be construed in accordance with and governed by the law of the State of Georgia.

     Section 15.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     Section 15.17 REPRODUCTION OF DOCUMENTS. This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Agent or any Lender, and (c) financial statements, certificates and other information previously or hereafter furnished to the Agent or any Lender, may be reproduced by the Agent or any Lender by any photographic, photostatic, microcard, microfilm, miniature photographic or other similar process, and the Agent or any Lender may destroy any original document so reproduced. Each party hereto stipulates that, to the extent permitted by applicable laws any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by the Agent or such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     Section 15.18 NO ORAL AGREEMENTS. ORAL AGREEMENTS OR COMMITMENTS TO LEND MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT THE BORROWERS, THE AGENT AND EACH LENDER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS SUCH PARTIES REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN SUCH PARTIES, EXCEPT AS SUCH PARTIES MAY LATER AGREE IN WRITING TO MODIFY IT. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN SUCH PARTIES. The Agent may, from time to time, announce in writing to the Borrowers its policies and procedures regarding its administration of this Agreement, including, without limitation, the Agent's fees and/or charges for transfers of funds to or from the Borrowers, including electronic transfers; any subsequent use by any Borrower of this facility following any such announcement shall constitute the Borrowers' acceptance of such revised policies and procedures.

     Section 15.19 USE OF COUNSEL AND RECEIPT OF AGREEMENT. Each Borrower acknowledges that it has received a true and complete copy of this Agreement. Each Borrower further acknowledges that it has (a) had representation of counsel during negotiation of this Agreement, and (b) read and understood this Agreement.

     Section 15.20 FACSIMILES, ETC. Notwithstanding anything herein to the contrary: (a) the Agent and each Lender may rely on any facsimile copy, electronic data transmission or electronic data storage of any statement, financial statements or other reports, and (b) such facsimile copy, electronic data transmission or electronic data storage will be deemed an original, and the best evidence thereof for all purposes, including, without limitation, under this Agreement or any other Loan Document, and for all evidentiary purposes before any arbitrator, court or other adjudicatory authority.

     Section 15.21  PRO-RATA PARTICIPATION.

     (a) Each Lender agrees that if, as a result of the exercise of a right of setoff, banker's lien or counterclaim or other similar right or the receipt of a secured claim it receives any payment in respect of the Obligations, it shall promptly notify the Agent thereof (and the Agent shall promptly notify the other Lenders). If, as a result of such payment, such Lender receives a greater percentage of the Obligations owed to it under this Agreement than the percentage received by any other Lender, such Lender shall purchase a participation (which it shall be deemed to have purchased simultaneously upon the receipt of such payment) in the Obligations then held by such other Lenders so that all such recoveries of principal and interest with respect to all Obligations owed to each Lender shall be pro rata on the basis of its respective amount of the Obligations owed to all Lenders, PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered by or on behalf of any Borrower from such Lender, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to such Lender to the extent of such recovery, but without interest.

     (b) Each Lender which receives such a secured claim shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this SECTION 15.21 to share in the benefits of any recovery on such secured claim.

     (c) Each Borrower expressly consents to the foregoing arrangements and agrees that any holder of a participation in any Obligation so purchased or otherwise acquired may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by such Borrower to such holder as fully as if such holder were a holder of such Obligation in the amount of the participation held by such holder.

     Section 15.22  JUDGMENT CURRENCY.

     (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Original Currency with the Other Currency at 11:00 A.M. on the second Business Day preceding that on which final judgment is given.

     (b) The obligation of an Obligor in respect of any sum due in the Original Currency from it to any Lender or the Agent hereunder or under the Notes held by such Lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender or the Agent (as the case may be) in the Original Currency, such Obligor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or the Agent (as the case may be) in the Original Currency, such Lender or the Agent (as the case may be) agrees to remit to such Obligor such excess.

     Section 15.23  RELEASES.

     (a) The Agent and each Lender (collectively, the "Secured Parties") agree that sales, transfers or other dispositions (whether in a single transaction or a series of related transactions and whether by merger, consolidation or otherwise) permitted (or not prohibited) hereunder, or under any other Loan Document, of all or any part of the Collateral or any other assets or properties of any Borrower or any of its Subsidiaries (including, without limitation, mergers, consolidations and asset sales permitted (or not prohibited) by CLAUSE
(a) of SECTION 10.7 hereof) shall, provided the proceeds thereof are paid to the Agent in accordance with the terms of this Agreement, be free and clear of all Liens therein held by any Secured Party and shall not, except as set forth in this Agreement, require any written or oral release (including, without limitation, any release or termination of any Lien therein held by any Secured Party) or consent by or of, or notice to, any Secured Party or any other Person. Notwithstanding the foregoing, each Secured Party agrees that without notice to or consent by or of such Person (i) the Borrowers' Agent may, on behalf of any Borrower or any of its Subsidiaries, request the Agent to, on behalf of each Secured Party, execute and deliver to the Borrowers' Agent, for the benefit of any Person, a written release, disclaimer, termination or quitclaim, and such other release documents as the Borrowers' Agent may reasonably request, of all Liens held by any Secured Party in such assets or properties described in the preceding sentence, and such Person shall be entitled to rely conclusively on such release, disclaimer, termination, quitclaim or other release document, and
(ii) the Agent may execute and deliver any such document.

     (b) Upon the termination of Leisegang's obligations under this Agreement pursuant to and in accordance with SECTION 10.7, each Secured Party agrees that without notice to or consent by or of such Person (i) the Borrowers' Agent, on behalf of any Borrower or any of its Subsidiaries, may request the Agent to, on behalf of each Secured Party, (A) execute and deliver to the Borrowers' Agent, for the benefit of Leisegang, (1) a written release, disclaimer, termination or quitclaim, and such other release documents as the Borrowers' Agent may reasonably request, of all Liens held by any Secured Party in the assets of Leisegang, and (2) a written release and termination of Leisegang's obligations under all Loan Documents executed by Leisegang, and Leisegang shall be entitled to rely conclusively on such releases, disclaimers, terminations, quitclaims and other release documents, and (B) deliver any assets of Leisegang in the possession of the Agent to the Borrowers' Agent, and (ii) the Agent may execute and deliver such documents and assets.

     (c)  Each request or instruction delivered to the Agent pursuant to clause
(a) or (b) above (each such request or instruction, a "Release Request") shall
(i) be in writing signed by an authorized officer of the Borrowers' Agent, (ii) describe the property permitted to be released or delivered in reasonable detail, (iii) certify that such Release Request relates to a sale, transfer or other disposition permitted (or not prohibited) by the Loan Documents, and (iv) certify that all proceeds from such sale, transfer or disposition have been paid to the Agent pursuant to and in accordance with the terms of this Agreement. Within ten Business Days after the Agent's receipt of a Release Request with respect to a transaction for which a Release Request is properly made under this
SECTION 15.23, the Agent, on behalf of each Secured Party, shall (i) deliver to the Borrower's Agent the requested property in the possession of the Agent, and
(ii) execute and deliver to the Borrower's Agent the releases, disclaimers, terminations, quitclaims and other release documents described in CLAUSES (a) and (b), to the extent properly requested by the Borrowers' Agent.

     (d) All notices, requests, instructions, statements, directions, consents and certificates requested under or required by this Section 15.23 shall be full authority for and direction to the Agent to, on behalf of each Secured Party,
(i) execute and deliver to the Borrower's Agent the releases, disclaimers, terminations, quitclaims and other release documents referred to in this Section 15.23, and (ii) deliver any property required to be delivered to the Borrower's Agent pursuant to this Section 15.23.

     (e) Nothing set forth in this SECTION 15.23 shall constitute the release of any Collateral, other assets or Obligor, or require the Agent to execute any releases or other documents with respect to the release of any Collateral, other assets or Obligor, except to the extent that (i) any sale, transfer or other disposition contemplated hereby is permitted by, and made in accordance with, the terms of this Agreement, and (ii) the proceeds of such sale, transfer or other disposition are paid to the Agent in accordance with the terms of this Agreement.

     (f) The Borrowers shall be jointly and severally liable for all of the reasonable costs and expenses incurred by the Agent in connection with this
SECTION 15.23 and the Agent's execution and delivery of any of the documents and assets described herein, including, without limitation, the reasonable fees and expenses of the Agent's legal counsel.

     Section 15.24 WAIVER OF CONSEQUENTIAL DAMAGES, ETC.. EACH PARTY HERETO AGREES NOT TO ASSERT ANY CLAIM AGAINST ANY OTHER PARTY HERETO, ANY OF ITS AFFILIATES, OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR IN ANY OTHER LOAN DOCUMENT OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS.





                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.

                                      BORROWERS:

                                      NETOPTIX CORPORATION

                                      By: /s/ Charles E. Ball
                                          --------------------------------------
                                          Charles E. Ball
                                          Authorized Signatory

                                      OPTICAL FILTER CORPORATION

                                      By: /s/ Charles E. Ball
                                          --------------------------------------
                                          Charles E. Ball
                                          Authorized Signatory

                                      LEISEGANG MEDICAL, INC.

                                      By: /s/ Charles E. Ball
                                          --------------------------------------
                                          Charles E. Ball
                                          Authorized Signatory

                                      FMS HYALIT ASSET MANAGEMENT GMBH

                                      By: /s/ Ralf Faber
                                          --------------------------------------
                                          Name:  Ralf Faber
                                          Title: Managing Director

                                      AGENT:

                                    DEUTSCHE FINANCIAL SERVICES CORPORATION

                                      By: /s/ Andrew S. Hettinger
                                         ---------------------------------------
                                          Name:  Andrew S. Hettinger
                                                 -------------------------------
                                          Title: Senior Vice President
                                                 -------------------------------


                                      LENDERS:

                                    DEUTSCHE FINANCIAL SERVICES CORPORATION

                                      By: /s/ Andrew S. Hettinger
                                         ---------------------------------------
                                          Name:  Andrew S. Hettinger
                                                 -------------------------------
                                          Title: Senior Vice President
                                                 -------------------------------

                                    Address: 3225 Cumberland Blvd.
                                             Suite 700
                                             Atlanta, Georgia 30339
                                             Attn.: Stephen Metts
                                             Facsimile No.: 770-933-8571